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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Royal Caribbean Cruises Ltd.
(Name of Registrant as Specified In Its Charter)

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Royal Caribbean Cruises Ltd.

NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT

MIAMI, FLORIDA | JUNE 2, 2021

PROXY SUMMARY

Our 2021 Annual Meeting of Shareholders is an important event and we look forward to welcoming you. It provides management and the Board of Directors with an opportunity to receive collective feedback from our shareholders on how we are performing. We place significant value on your opinion and we have strived to highlight in this summary key information for your consideration. It is important, however, that you read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders
When:	June 2, 2021 9:00 AM EDT
Location:	JW Marriott Marquis Miami 255 Biscayne Blvd. Way Miami, Florida 33131
Record Date:	April 8, 2021
Voting:	Shareholders as of the record date are entitled to vote.
Admission to Annual Meeting:	We encourage our shareholders to attend the meeting. Proof of share ownership will be required for admission. See "General Information" for details.

Meeting Agenda

•

Elect directors

•

Approve executive compensation

•

Ratify PricewaterhouseCoopers LLP as our independent auditor

•

Approve an increase in shares reserved for purchase under the 1994 Employee Stock Purchase Plan

•

Vote on the shareholder proposal regarding political contributions disclosure

•

Other business that may properly come before the meeting

Voting Matters and Vote Recommendation

	Page for More Information	Board Vote Recommendation
Election of twelve directors	21	FOR
Vote on executive compensation	66	FOR
Vote on an amendment to our 1994 Employee Stock Purchase Plan to increase the number of shares reserved for issuance	67	FOR
Ratification of PricewaterhouseCoopers LLP as our independent auditor	70	FOR
Shareholder proposal regarding political contributions disclosure	72	AGAINST

Board Nominees

		Director			Committee Memberships
Name	Age	Since	Principal Occupation	Independent	AC	TCC	NGC	SEH
John F. Brock	72	2014	Former Chairman & CEO, Coca-Cola European Partners	Yes		M	M
Richard D. Fain	73	1981	Chairman & CEO, Royal Caribbean	No
Stephen R. Howe, Jr.	59	2018	Former U.S. Chairman & Managing Partner, Ernst & Young	Yes	M		C
William L. Kimsey	78	2003	Former CEO, Ernst & Young Global	Yes	C		M
Amy McPherson	59	2020	Former President & Managing Director, Europe, Marriott	Yes		M
Maritza G. Montiel	69	2015	Former Deputy CEO & Vice Chairman, Deloitte	Yes	M
Ann S. Moore	70	2012	Former Chairman & CEO, Time	Yes		M
Eyal M. Ofer	70	1995	Chairman, Ofer Global and Zodiac Group	Yes			M	M
William K. Reilly	81	1998	Founding Partner, Aqua International Partners	Yes				C
Vagn O. Sørensen	61	2011	Former President & CEO, Austrian Airlines Group	Yes	M	C
Donald Thompson	58	2015	Former President & CEO, McDonald's	Yes		M		M
Arne Alexander Wilhelmsen	55	2003	Chairman, AWILHELMSEN AS	Yes			M	M

AC	Audit Committee	C	Chair
NGC	Nominating and Corporate Governance Committee	M	Member
SEH	Safety, Environment and Health Committee	TCC	Talent and Compensation Committee

Governance Highlights

We are committed to maintaining strong governance practices and believe that our shareholders are best served by an independent, diverse, well-functioning Board with an appropriate balance between continuity and fresh perspective. Below, we highlight our key corporate governance practices and policies:

Board of Directors
Current Size of Board	12 directors
Current Director Independence	92% of our directors are independent (11 out of 12). Our Corporate Governance Principles require two-thirds of our directors to be independent
Lead Independent Director ("Lead Director")	William L. Kimsey
Standing Board Committees	Audit Committee, Nominating and Corporate Governance Committee, Safety, Environment and Health Committee and Talent and Compensation Committee
Board Committee Independence	All members of our Audit Committee, Nominating and Corporate Governance Committee, Safety, Environment and Health Committee and Talent and Compensation Committee are independent
Director Attendance	All directors attended at least 75% of Board and applicable Board committee meetings
Executive Sessions	Our independent directors regularly meet in executive session without management present, during which the Lead Director presides
Board Evaluation Process	On an annual basis, the Nominating and Corporate Governance Committee oversees an evaluation of Board and Board committee performance
Board Refreshment	2 of 11 non-management directors joined the Board within the last 5 years
CEO Succession Planning	The Nominating and Corporate Governance Committee and the full Board, in consultation with the CEO, oversee CEO succession planning
Financial Expertise	4 "audit committee financial experts" on our Audit Committee
Diversity	The 12 members of our Board represent a range of backgrounds and diversity: four (33%) of our directors are gender/ethnically diverse; three (25%) of our directors are women; and two (17%) of our directors are racially/ethnically diverse

Rights of Shareholders
Annual Election of Directors	Yes
Voting for Directors	Majority of votes cast
Right to Call Special Meetings	Shareholders with at least 50% of the outstanding shares can call Special Meetings
Advisory Say-on-Pay Vote	Annual
Poison Pill	No
Compensation Accountability
Equity Ownership Guidelines	• CEO — 8x salary • Other named executive officers ("NEOs") — 5x salary • Board of Directors — 3x annual cash retainer
Hedging of Company Securities	Prohibited for all employees and members of the Board of Directors
Clawback Provisions	Equity and annual incentive plans permit recoupment in case of a restatement for material non-compliance with financial reporting requirements

Executive Compensation Program

        2020 was a challenging year for our business, our industry, and society as a whole, and the COVID-19 pandemic was particularly impactful to our business. The Company had performed well during the previous years and 2020 began on a strong, upward trend. Our compensation programs for 2020 were mostly established against this backdrop before the profound impact of the pandemic was apparent. However, during 2020 our business was quickly upended by the shutdowns caused by the COVID-19 pandemic. The Talent and Compensation Committee's initial decisions this year were intended to incentivize the kind of behavior that produced the pre-pandemic results. Once the impact of the pandemic became apparent, the Committee shifted its focus to motivate our executives and recognize their efforts and leadership in dealing with the pandemic. At the same time, the Committee wanted to take into account the profound impact that the pandemic has had on the financial performance of the Company, our shareholders and our employees.

        Due to the highly unique circumstances of this period, the members of the Talent and Compensation Committee have included a special letter to shareholders outlining their approach to compensation during 2020 and beyond beginning on page 32.

        For a detailed discussion of our executive compensation program, please see the "Compensation Discussion and Analysis" beginning on page 35.

ROYAL CARIBBEAN CRUISES LTD.
1050 Caribbean Way
Miami, Florida 33132

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our Shareholders:

        Notice is hereby given that the 2021 Annual Meeting of Shareholders ("Annual Meeting") of Royal Caribbean Cruises Ltd. will be held at 9:00 A.M., EDT, on Wednesday, June 2, 2021 at the JW Marriott Marquis Miami, 255 Biscayne Boulevard Way, Miami, Florida 33131 for the following purposes:

  1.
  To elect twelve directors to our Board of Directors, each for a one-year term expiring in 2022;

  2.
  To hold a vote on an advisory basis to approve the compensation of our named executive officers;

  3.
  To approve an amendment to our 1994 Employee Stock Purchase Plan to increase the number of authorized shares reserved for purchase thereunder;

  4.
  To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

  5.
  To vote on the shareholder proposal regarding political contributions disclosure; and

  7.
  To transact such other business as may properly come before the meeting and any adjournment thereof.

        The Board of Directors has fixed the close of business on April 8, 2021 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.

        We will furnish our proxy materials over the Internet as permitted by the rules of the U.S. Securities and Exchange Commission. As a result, we are sending a Notice of Internet Availability of Proxy Materials rather than a full paper set of the proxy materials, unless you previously requested to receive printed copies. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials on the Internet, as well as instructions on how shareholders may obtain a paper copy of the proxy materials. This process will reduce the costs associated with printing and distributing our proxy materials.

        To make it easier for you to vote in advance of the Annual Meeting, Internet voting is available. The instructions on the Notice of Internet Availability of Proxy Materials or your proxy card describe how to use these convenient services.

        All shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend, you are urged to vote as soon as possible by Internet or mail so that your shares may be voted in accordance with your wishes. Granting a proxy does not affect your right to revoke it later or vote your shares in the event you should attend the Annual Meeting.

        In the interests of mitigating risks related to the ongoing COVID-19 pandemic and to prioritize the well-being of all attendees, including our employees, shareholders and other stakeholders, the following will be implemented at the Annual Meeting:

  •
  Social distancing measures will be put in place and closely monitored;

  •
  Hand sanitizer will be provided upon entry to, and throughout, the venue;

  •
  No food or refreshments will be provided; and

  •
  Attendees will be required to comply with health and safety measures implemented at the venue, including wearing a face covering, as well as having their temperature taken upon entry.

        Attendees will be required to comply with any additional federal, state and/or local government guidance in force on the day of the Annual Meeting. You should not attend the Annual Meeting if you are suffering from any COVID-19 symptoms or you have come into close contact with someone who has tested positive for COVID-19 within the 14 days preceding the date of the Annual Meeting. You may be asked to complete a Health Declaration Form upon arrival.

April 22, 2021	/s/ Bradley H. Stein General Counsel and Secretary

ROYAL CARIBBEAN CRUISES LTD.
1050 Caribbean Way
Miami, Florida 33132
PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 2, 2021

        This proxy statement is being furnished to you in connection with the solicitation of proxies by our Board of Directors (the "Board") to be used at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the JW Marriott Marquis Miami, 255 Biscayne Boulevard Way, Miami, Florida 33131 on Wednesday, June 2, 2021 at 9:00 A.M. EDT, and any adjournments or postponements thereof. References in this proxy statement to "we," "us," "our," the "Company," "Royal Caribbean" and "Royal Caribbean Group" refer to Royal Caribbean Cruises Ltd. The complete mailing address, including zip code, of our principal executive offices is 1050 Caribbean Way, Miami, Florida 33132 and our telephone number is (305) 539-6000.

IMPORTANT INFORMATION REGARDING THE AVAILABILITY OF PROXY MATERIALS

        Under the rules adopted by the U.S. Securities and Exchange Commission ("SEC"), we are furnishing proxy materials to our shareholders primarily over the Internet. We believe that this process expedites shareholders' receipt of these materials, lowers the costs of our Annual Meeting and helps to conserve natural resources. On or about April 22, 2021, we mailed to each of our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials, including this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2020, on the Internet and how to access a proxy card to vote on the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper copy of the proxy materials. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. If you received paper copies of our proxy materials, you may also view these materials at www.proxyvote.com.

GENERAL INFORMATION

Who May Vote

        Each share of our common stock outstanding as of the close of business on April 8, 2021 (the "Record Date") is entitled to one vote at the Annual Meeting. At the close of business on the Record Date, 254,570,213 shares of our common stock were outstanding and entitled to vote. You may vote all of the shares owned by you as of the close of business on the Record Date. These shares include shares that are (1) held of record directly in your name (in which case, you are a "Record Holder" with respect to such shares) and (2) held for you as the beneficial owner through a broker, bank or other nominee (in which case, you are a "Beneficial Holder" with respect to such shares). There are some distinctions between being a Record Holder and a Beneficial Holder as described herein.

Shares held of record

        If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the Record Holder with respect to those shares, and the proxy materials were sent directly to you by Royal Caribbean. As the Record Holder, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. If you requested to receive printed proxy materials, we have enclosed or sent a proxy card for you to use. You may also vote on the Internet as described in the Notice of Internet Availability of Proxy Materials and below under the heading "How to Vote."

Shares owned beneficially

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the Beneficial Holder of shares held in street name, and the proxy materials were forwarded to you by your broker or other nominee who is considered, with respect to those shares, the shareholder of record. As the Beneficial Holder, you have the right to direct your broker or other nominee on how to vote the shares in your account, and you are also invited to attend the Annual Meeting.

Requirements to Attend the Annual Meeting

        You are invited to attend the Annual Meeting if you are a Record Holder or Beneficial Holder as of the Record Date. If you are a Record Holder, you must bring proof of identification, such as a valid driver's license, for admission to the Annual Meeting. If you are a Beneficial Holder, you will need to provide proof of ownership by bringing either your proxy card provided to you by your broker or a copy of your brokerage statement showing your share ownership as of the Record Date.

How to Vote

Voting in Person

        Shares held in your name as the Record Holder may be voted in person at the Annual Meeting. Shares for which you are the Beneficial Holder may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy in advance of the meeting so that your vote will be counted if you later decide not to attend the meeting.

Voting Without Attending the Annual Meeting

        Regardless of how you hold your shares, you may vote your shares without attending the Annual Meeting. You may vote by granting a proxy or, for shares held as a Beneficial Holder, by submitting voting instructions to your broker or other nominee. You may also vote using the Internet or by mail as outlined in the Notice of Internet Availability of Proxy Materials or on your proxy card. Please see the Notice of Internet Availability of Proxy Materials, your proxy card or the information your bank, broker or other holder of record provided to you for more information on these options. Votes cast by Internet have the same effect as votes cast by submitting a written proxy card.

How Proxies Work

        All properly executed proxies will be voted in accordance with the instructions contained thereon and, if no choice is specified, the proxies will be voted:

  •
  FOR the election of the twelve nominees for director named below (Proposal No. 1);

  •
  FOR the approval of the compensation of our named executive officers (Proposal No. 2);

  •
  FOR the amendment to the 1994 Employees Stock Purchase Plan (Proposal No. 3);

  •
  FOR the ratification of the selection of PricewaterhouseCoopers LLP (Proposal No. 4); and

  •
  AGAINST the shareholder proposal regarding political contributions disclosure (Proposal No. 5).

        Under New York Stock Exchange ("NYSE") rules, if you are a Beneficial Holder and do not provide specific voting instructions in a timely fashion to your broker or other nominee that holds your shares, such broker or nominee will not be authorized to vote your shares on any matters other than Proposal No. 4 regarding the ratification of the auditors. Therefore, failure to provide your broker or other nominee with specific voting instructions in a timely fashion will result in "broker non-votes" with respect to Proposals No. 1, 2, 3, and 5.

Matters to be Presented

        We are not aware of any matters to be presented for a vote at the Annual Meeting other than those described in this proxy statement. If any matters not described in this proxy statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is postponed or adjourned, the proxies will vote your shares on the new meeting date in accordance with your previous instructions, unless you have revoked your proxy.

Votes Necessary to Approve Proposals

        We will hold the Annual Meeting if we have a quorum, which requires the presence, in person or represented by proxy, of holders of a majority of the outstanding shares of common stock as of the Record Date. If you vote via the Internet or sign and return your proxy card, your shares will be counted to determine whether we have a quorum, even if you abstain or fail to vote on any of the proposals listed on the proxy card. If the persons present or represented by proxy at the Annual Meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the Record Date, we will not have a quorum and the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

        The affirmative vote of a majority of the votes cast is required to approve each proposal.

        Although abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present, they will not have any effect on the outcome of any proposal.

        Prior to the Annual Meeting, we will select one or more inspectors of election for the meeting. Such inspectors shall determine the number of shares of common stock represented at the Annual Meeting, the existence of a quorum and the validity and effect of proxies. They shall also receive, count and tabulate ballots and votes and determine the results thereof.

Revoking a Proxy

        Any proxy may be revoked by a shareholder at any time prior to the final vote at the Annual Meeting by voting again on a later date via the Internet (only your latest Internet proxy submitted prior to the Annual Meeting will be counted), by signing and submitting a later-dated proxy or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to our Corporate Secretary at 1050 Caribbean Way, Miami, Florida 33132 a written notice of revocation prior to the Annual Meeting.

 CORPORATE GOVERNANCE

        We are committed to maintaining strong governance practices as we evolve as a company and regularly assess our practices to determine effectiveness and whether additional enhancements should be made.

Corporate Governance Principles

        We have adopted corporate governance principles which, along with our Board committee charters, provide the framework for the governance of the Company. The corporate governance principles address such matters as director qualifications, director independence, director compensation, Board committees and committee evaluations. Copies of these principles and our Board committee charters are posted in the corporate governance section on our website at www.rclinvestor.com.

Board of Directors and Committees

Meetings

        The Board held nineteen meetings during 2020. In 2020, each of our directors attended at least 75% of an aggregate of all meetings of the Board and of any committees on which he or she served during the period the director was on the Board or committee. Our independent directors regularly meet in executive session without management directors present. The Lead Director presides at such meetings.

        We do not have a formal policy regarding Board member attendance at the annual shareholders meeting. Last year's 2020 annual shareholders meeting was held early on during the COVID-19 pandemic and, so as to limit the number of persons present at the meeting for safety and health reasons, none of our Board members attended our 2020 annual shareholders meeting.

Board Committees

        The Board has established four standing committees: the Audit Committee, the Nominating and Corporate Governance Committee, the Safety, Environment and Health Committee, and the Talent and Compensation Committee. Each of the standing committees is composed solely of independent directors. Each standing committee has adopted a written charter, meets periodically throughout the year, reports its actions and recommendations to the Board, receives reports from senior management, annually evaluates its performance and has the authority to retain outside advisors in its discretion. The primary responsibilities of each committee are summarized in the charts below and set forth in more detail in each committee's written charter, which can be found in the corporate governance section on our website at www.rclinvestor.com. In addition to these committees, the Board, from time to time, authorizes additional Board committees to assist the Board in executing its responsibilities.

Diversity of the Board of Directors

        The Board is currently composed of twelve directors with diverse skills and professional backgrounds, which provide our Board with an effective mix of experiences and perspectives.

Audit Committee

Members: William L. Kimsey (Chair) Stephen R. Howe, Jr. Maritza G. Montiel Vagn O. Sørensen	Responsibilities:

•

Oversight of

o

the integrity of our financial statements

o

the qualifications and independence of our principal independent auditor

o

the performance of our internal audit function and principal independent auditor

o

our compliance with the legal and regulatory requirements in connection with the foregoing

•

Review of and discussions with management and the principal independent auditor regarding the annual audited and quarterly financial statements of the Company and related disclosures

•

Discuss with management the guidelines and policies by which management assesses and manages the Company's exposure to risk, including a discussion of the Company's major enterprise risk exposures and the steps management has taken to monitor and mitigate such exposures

•

Preparation of Report of the Audit Committee (page 71)

Meetings Held During 2020: 18	Independence and Financial Expertise:

•

The Board has determined that each member of the Audit Committee is independent within the meaning of the NYSE and SEC standards of independence for directors and audit committee members

•

The Board has concluded that Mr. Howe, Mr. Kimsey, Ms. Montiel and Mr. Sørensen each qualifies as an "audit committee financial expert" within the meaning of SEC rules

•

The Board has concluded that Ms. Montiel's simultaneous service on four public company audit committees would not impair her ability to service on the Audit Committee

Nominating and Corporate Governance Committee

Members: Stephen R. Howe, Jr. (Chair) John F. Brock William L. Kimsey Eyal M. Ofer Arne Alexander Wilhelmsen	Responsibilities:

•

Identification of individuals qualified to become Board members

•

Recommendation to the Board of director nominees

•

Recommendation to the Board of corporate governance principles

•

Recommendation to the Board of Board committee nominees

•

Recommendation to the Board of Board committee structure, operations and Board reporting

•

Oversee evaluation of Board and management performance

•

Oversee CEO Succession Planning

Meetings Held During 2020: 5	Independence: • The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the NYSE standards of independence for directors

Safety, Environment and Health Committee

Members: William K. Reilly (Chair) Eyal M. Ofer Donald Thompson Arne Alexander Wilhelmsen	Responsibilities:

•

Oversight of our management concerning the implementation and monitoring of our safety (including security), environmental and health programs and policies

•

Monitor overall safety, environment and health compliance and performance

•

Review and monitor our overall strategies, policies and programs that impact the safety, environment and health of our guests, crew, the communities where we operate and the ports where our ships call

•

Monitor our overall development of strategies, policies and practices in the areas of energy consumption, greenhouse gas, and other criteria pollutant emissions, waste disposal and water use

Meetings Held During 2020: 5	• Review of our programs and policies relative to environmental sustainability and our environmental sustainability reporting

Talent and Compensation Committee

Members: Vagn O. Sørensen (Chair) John F. Brock Amy McPherson Ann S. Moore Donald Thompson	Responsibilities:

•

Overall responsibility for approving and evaluating the executive compensation plans, policies and programs of the Company

•

Annual determination of CEO compensation levels, taking into account corporate goals and CEO performance against these goals

•

Annual determination of senior executive compensation levels

•

Periodic review and recommendations for director compensation

•

Periodic review of talent development programs and succession planning

•

Preparation of Report of the Talent and Compensation Committee (page 57)

Meetings Held During 2020: 6	Independence:

•

The Board has determined that each member of the Talent and Compensation Committee is independent within the meaning of the NYSE and SEC standards of independence for directors and compensation committee members

Board Leadership Structure

        The Board believes that one of its key responsibilities is to evaluate and implement an optimal leadership structure to facilitate appropriate oversight by an engaged Board of Directors. The Board regularly considers these matters and has concluded that the current leadership structure is appropriate to the Company's current circumstances.

        The current leadership structure of the Board consists of:

Name	Title
Richard Fain	Chairman and Chief Executive Officer
William Kimsey	Lead Director, Chairman of Audit Committee
Vagn O. Sørensen	Chairman of Talent and Compensation Committee
Stephen R. Howe, Jr.	Chairman of Nominating and Corporate Governance Committee
William Reilly	Chairman of Safety, Environment and Health Committee

        Mr. Kimsey is our Lead Director. As Lead Director, Mr. Kimsey is responsible for presiding at and calling meetings of non-management directors, serving as a liaison between the Chairman and the non-management directors, advising the Chairman on and approving Board meeting agendas and schedules as well as information sent to the Board and, if requested by major shareholders, being available as appropriate for consultation and direct communication. The Lead Director serves at the pleasure of the non-management directors and may be replaced at any time by a majority of the non-management directors.

        The Board also regularly reviews the management structure within the Company and has concluded that combining the roles of Chairman and Chief Executive Officer is the most appropriate for our current circumstances. Mr. Fain has served as both Chairman and Chief Executive Officer for over 30 years. His experience and knowledge of our company and his position in our industry are unparalleled. He has effectively led the Company in both roles during the Company's evolution, including through a number of challenging industry and macroeconomic environments. Over the years, he has developed strong working relationships and trust with other members of the Board. Further, the Board believes that the significant leadership roles undertaken by Mr. Kimsey as well as the various independent directors who chair the other Board committees strike an appropriate balance between effective Board leadership and independent oversight of management.

        While currently appropriate, the Board notes that this conclusion is specific to today's circumstances. As these specific circumstances change, the Board intends to review the leadership structure, including the issue of combining the Chairman and Chief Executive Officer roles, and to make any changes that are appropriate at that time.

Talent Development and Succession Planning

        Our Talent and Compensation Committee is responsible for overseeing our talent development programs for our senior executives, including initiatives and practices to further enhance their skills and experience in order to ensure the continuity of capable management. As part of this responsibility, the Talent and Compensation Committee, in consultation with the Chairman & CEO, annually reviews and reports to the Board on management succession planning. The Nominating and Corporate Governance Committee and the full Board, in consultation with the CEO, oversee CEO succession planning. This overview includes an assessment of the qualifications for the Chief Executive Officer job, an evaluation of potential successors to the position, consideration of the appropriate process going forward and a review of our emergency management succession plan.

Risk Oversight and Board Role

        We have a formal enterprise risk management program. Pursuant to this program, management annually performs a Company-wide enterprise risk assessment under the supervision of the Audit & Advisory Services department. This assessment is updated at least once during the course of the year. The assessment identifies those risks inherent in our business plans and strategies with the greatest potential to impact the achievement of our business objectives. This assessment is used to provide us with a risk-based approach to managing our business. Management reviews and discusses the risk assessment report and updates thereto with the Audit Committee and the Board. In addition, committees of the Board consider and review with management at regularly scheduled committee meetings ongoing financial, strategic, operational, legal and compliance risks inherent in the business activities applicable to each committee's area of responsibility, which are overseen by the Audit Committee. The committee chairs inform the Board of the outcome of these reviews through reports to the Board at the regularly scheduled Board meetings.

        Cyberattacks have continued to intensify in their sophistication and ability to harness information both from the public domain and by means of data exfiltration across public and private institutions. Management is intent on protecting the Company from such attacks and on evolving its program based on the evolving threat landscape. Using a risk-based prioritization approach, management is focused on securing its critical assets, updating its cybersecurity detection and prevention capabilities to the new threats, and maturing its compliance processes to protect its operations and its guests. The Company has taken the following foundational steps to address these risks:

  •
  The establishment of a global cybersecurity operation center that monitors for cyber threats on a 24-hours a day, year-round basis;

  •
  The investment in new surveillance technologies and services to improve the Company's cyber defense capabilities;

  •
  The implementation of enterprise-wide cybersecurity training, anti-phishing and awareness programs for its employees;

  •
  The conducting of periodic audits and targeted risk assessments of its IT security capabilities to proactively identify and strengthen its cyber defense operations; and

  •
  The purchase of a cybersecurity insurance policy to provide financial protections.

        The Company's Chief Information Officer and Chief Information Security Officer meet with the Audit Committee on a quarterly basis to review the Company's cybersecurity and data programs and risks, and the Chair of the Audit Committee informs the Board of the outcome of these committee reviews through updates presented to the Board at the regularly scheduled Board meetings. In the past three years, the Company has not experienced any material information security breaches, and the expenses incurred by the Company as a result of any security breaches has been immaterial.

Director Independence

        Under our corporate governance principles, two-thirds of our directors are required to be independent within the meaning of the NYSE standards of independence for directors. Our corporate governance principles contain guidelines established by the Board to assist it in determining director independence in accordance with these NYSE standards. The Board believes that directors who do not meet the NYSE independence standards also make valuable contributions to the Board and to the Company by reason of their experience and wisdom, and the Board expects that some minority of its Board will not meet the NYSE independence standards.

        To be considered independent under the NYSE independence standards, the Board must determine that a director does not have any direct or indirect material relationship with the Company or any of its subsidiaries

(collectively, the "Royal Caribbean Group"). The Board has established the following guidelines to assist it in determining director independence in accordance with those standards:

  •
  A director will not be independent if:

  o
  the director is, or has been within the preceding three years, an employee of the Royal Caribbean Group, or an immediate family member is, or has been within the preceding three years, an executive officer of the Royal Caribbean Group, other than in each instance as interim Chairman, interim CEO or other interim executive officer;

  o
  the director or an immediate family member has received during any twelve-month period within the preceding three years more than $120,000 in direct compensation from the Royal Caribbean Group other than (A) director and committee fees, (B) pension and other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), (C) compensation for former services as an interim Chairman, interim CEO or other interim executive officer or (D) compensation to an immediate family member for service as a non-executive employee of the Royal Caribbean Group;

  o
  the director is a current partner or employee of Royal Caribbean's internal or external auditor (in either case, the "Auditor") or has an immediate family member who is either (A) a current partner of the Auditor or (B) a current employee who personally works on Royal Caribbean's audit;

  o
  the director or an immediate family member was within the last three years a partner or employee of the Auditor and personally worked on Royal Caribbean's audit within that time;

  o
  the director or an immediate family member is, or has been within the preceding three years, employed as an executive officer of another company where any of Royal Caribbean's current executive officers at the same time serves or served on the compensation committee of that other company; or

  o
  the director is an employee of another company that does business with the Royal Caribbean Group, or the director has an immediate family member that is an executive officer of another company that does business with the Royal Caribbean Group and, in either case, the annual payments to, or payments from, the Royal Caribbean Group within any of the three most recently completed fiscal years exceed $1,000,000 or two percent of the annual consolidated gross revenues of the other company (whichever is greater).

  •
  The following commercial relationships will not be considered to be material relationships that would impair a director's independence:

  o
  if a director is an employee of another company that does business with the Royal Caribbean Group and the annual payments to, or payments from, the Royal Caribbean Group are less than $1,000,000 or two percent of the annual consolidated revenues of the company he or she serves as an employee (whichever is greater);

  o
  if a director is an employee of another company which is indebted to the Royal Caribbean Group, or to which the Royal Caribbean Group is indebted, and the total amount of indebtedness to the other is less than two percent or $1,000,000 (whichever is greater) of the total consolidated assets of the company he or she serves as an employee; and

  o
  if an immediate family member of a director is an executive officer of another company that does business with the Royal Caribbean Group, and the annual payments to, or payments from, the Royal Caribbean Group, are less than $1,000,000 or two percent of the annual consolidated revenues of the company the immediate family member serves as an executive officer (whichever is greater).

        Each director must regularly disclose to the Board whether his or her relationships satisfy these independence tests. Based on these disclosures and other information available to it, the Board has determined that each of the directors is independent with the exception of Mr. Fain, who is not considered independent as a result of his position as Chairman & CEO of the Company. In addition, the Board had previously determined that former director Thomas J. Pritzker, whose term on the Board expired on May 28, 2020, qualified as independent.

Selection of Director Candidates

        In identifying and evaluating candidates for nomination to the Board, the Nominating and Corporate Governance Committee considers the personal and professional ethics, integrity and values of the candidate, his or her willingness and ability to evaluate, challenge and stimulate, and his or her ability to represent the long-term interests of the shareholders. The Nominating and Corporate Governance Committee also considers the candidate's experience in business and other areas that may be relevant to the activities of the Company, his or her leadership ability, the applicable independence requirements, the current composition of the Board and the appropriate balance between the value of continuity of service by existing members of the Board with that of obtaining a new perspective.

        The Board recognizes the value and importance of diversity and considers diversity when evaluating prospective nominees as part of our director nomination process. As diversity can encompass many attributes, our corporate governance principles provide that diversity includes matters of race, gender and ethnicity and require that the Board endeavor to seek out qualified and diverse director candidates, including at least one woman and one underrepresented minority, to include in the initial pool from which nominees are chosen.

        The Nominating and Corporate Governance Committee has been committed to refreshing the Board by adding new directors. Two new members have been added to the Board within the past five years. Such refreshment brings different experiences to the Board and expands the Board's diversity in terms of gender, race and ethnicity.

        The Nominating and Corporate Governance Committee regularly engages third party search firms to identify or assist in identifying potential director nominees. The Nominating and Corporate Governance Committee seeks to identify director candidates from a variety of sources, including search firms, personal connections, shareholder recommendations and recommendations by others. The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders that are submitted as described in our amended and restated by-laws. During the last year, we employed an outside firm to assist us with our search process for new directors. In 2020, this third-party search firm identified and recommended Ms. McPherson for appointment to our Board.

Family Relationships

        There are no family relationships among our executive officers and directors or director nominees.

Code of Ethics

        The Board has adopted a Code of Business Conduct and Ethics that applies to all our employees, including our executive officers, and our directors. A copy of the Code of Business Conduct and Ethics is posted in the corporate governance section of our website at www.rclinvestor.com and is available in print, without charge, to shareholders upon written request to our Corporate Secretary at Royal Caribbean Cruises Ltd., 1050 Caribbean Way, Miami, Florida 33132. Any amendments to the code or any waivers from any provisions of the code granted to executive officers or directors that require disclosure under the applicable SEC or NYSE rules will be posted on our website at www.rclinvestor.com.

Compensation Committee Interlocks and Insider Participation

        During 2020, none of the members of the Talent and Compensation Committee (a) was an officer or employee of the Company or any of its subsidiaries, (b) was a former officer of the Company or any of its subsidiaries or (c) had any related party relationships requiring disclosure under Item 404 of SEC Regulation S-K. During 2020, no executive officer of the Company served as a member of the board of directors or on the compensation committee of any other company, one of whose executive officers or directors serve or served as a member of the Board or the Talent and Compensation Committee of the Company.

Contacting Members of the Board

        The Board welcomes questions and comments. Interested parties who wish to communicate with non-management members of the Board can address their communications to the attention of our Corporate Secretary at our principal address at 1050 Caribbean Way, Miami, Florida 33132 or via email to bstein@rccl.com. The Corporate Secretary maintains a record of all such communications and promptly forwards to the Lead Director those communications that the Corporate Secretary believes require immediate attention. The Corporate Secretary periodically provides a summary of all such communications to the Lead Director and he, in turn, notifies the Board or the chairs of the relevant committees of the Board of those matters that he believes are appropriate for further action or discussion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders

        This table sets forth information as of April 1, 2021 about persons we know to beneficially own(1) more than five percent of our common stock.

Name of Beneficial Owner	Shares of Common Stock (#)		Percentage of Ownership(2)
AWILHELMSEN AS	23,206,512	(3)	9.11%
Capital Research Global Investors	21,822,396	(4)	8.56%
The Vanguard Group	19,568,503	(5)	7.69%
Capital International Investors	13,996,210	(6)	5.50%
BlackRock, Inc.	11,634,300	(7)	4.57%
Osiris Holdings Inc.	11,496,865	(8)	4.52%

(1)
A person is deemed to be the beneficial owner of securities to which such person has the right to acquire within 60 days from April 1, 2021, including upon the exercise of options, warrants and other convertible securities.

(2)
Applicable percentage ownership is based on 254,614,450 shares of common stock outstanding as of April 1, 2021.

(3)
AWILHELMSEN AS is a Norwegian corporation, the indirect beneficial owners of which are members of the Wilhelmsen family of Norway. The shares reported in the table include 5,035,259 shares owned by AWECO Invest AS, an affiliate of AWILHELMSEN AS. AWILHELMSEN AS has the power to vote and dispose of the shares owned by AWECO Invest AS pursuant to an agreement between AWILHELMSEN AS and AWECO Invest AS. The address of AWILHELMSEN AS is Beddingen 8, Aker Brygge, Vika N-0118 Oslo, Norway. The foregoing information is based on a Schedule 13G/A and Form 4 filed by AWILHELMSEN AS with the SEC on February 6, 2015 and December 11, 2020, respectively.

(4)
Represents shares beneficially owned by Capital Research Global Investors, 333 Hope Street, 55th Floor, Los Angeles, California 90071. The foregoing information is based on Schedule 13F filed by Capital Research Global Investors with the SEC on February 12, 2021.

(5)
Represents shares beneficially owned by The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355. The foregoing information is based solely on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2021.

(6)
Represents shares beneficially owned by Capital International Investors, 333 Hope Street, 55th Floor, Los Angeles, California 90071. The foregoing information is based on Schedule 13G filed by Capital International Investors with the SEC on February 16, 2021.

(7)
Represents shares beneficially owned by BlackRock, Inc., 55 East 52nd Street, New York, NY 10055. The foregoing information is based solely on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 5, 2021.

(8)
Osiris Holdings Inc. ("Osiris") is a Liberian corporation, the indirect beneficial owner of which is a trust primarily for the benefit of certain members of the Ofer family. The shares reported in the table include 9,656,380 shares owned by Osiris and 1,840,485 shares owned by a subsidiary of Osiris. The address of Osiris is c/o Global Holdings Management Group S.A.M., 3 ruelle Saint Jean, 98000 Monaco. The foregoing information is based solely on a Schedule 13G/A filed by Osiris with the SEC on February 10, 2021.

Security Ownership of Directors and Executive Officers

        This table sets forth information as of April 1, 2021 about the number of shares of common stock beneficially owned(1) by (i) our directors; (ii) the named executive officers listed in the "Compensation Discussion and Analysis" below; and (iii) our directors and executive officers as a group.

        The number of shares beneficially owned by each named person or entity is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.

        No shares of common stock held by our directors or named executive officers have been pledged.

Name of Beneficial Owner	Shares of Common Stock (#)		Percentage of Ownership(2)
Michael W. Bayley	34,580		*
John F. Brock	16,662		*
Richard D. Fain	787,501	(3)	*
Stephen R. Howe, Jr.	3,759		*
William L. Kimsey	22,718		*
Harri U. Kulovaara	36,457		*
Jason T. Liberty	37,074		*
Lisa Lutoff-Perlo	40,601		*
Amy McPherson	34		*
Maritza G. Montiel	5,296		*
Ann S. Moore	18,465		*
Eyal M. Ofer	32,387	(4)	*
William K. Reilly	21,275		*
Vagn O. Sørensen	25,184		*
Donald Thompson	29,023		*
Arne Alexander Wilhelmsen	23,218,663	(5)	9.12%
All directors and executive officers as a group (20 persons)	24,401,008		9.56%

*
Denotes beneficial ownership of less than 1% of the outstanding shares of common stock

(1)
A person is deemed to be the beneficial owner of securities to which such person has the right to acquire within 60 days from April 1, 2021, including upon the exercise of options, warrants and other convertible securities.

(2)
Applicable percentage ownership is based on 254,614,450 shares of common stock outstanding as of April 1, 2021.

(3)
Includes 235,106 shares owned by various trusts primarily for the benefit of certain members of the Fain family. Mr. Fain disclaims beneficial ownership of some or all of these shares. Does not include shares owned by other trusts for the benefit of members of the Fain family in which Mr. Fain does not have any beneficial or pecuniary interest or shares directly or indirectly owned by Mr. Fain's adult children.

(4)
Does not include 11,496,865 shares beneficially owned by Osiris.

(5)
Includes 23,206,512 shares beneficially owned by AWILHELMSEN AS. Mr. Wilhelmsen disclaims beneficial ownership of these shares.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes our equity plan information as of December 31, 2020.

Plan Category	Column A: Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity compensation plans approved by security holders	1,289,327	(1)	$46.1800	(2)	2,879,148	(3)
Equity compensation plans not approved by security holders	—		—		—

Total	1,289,327		$46.1800		2,879,148

(1)
Includes outstanding stock options, unvested or unsettled restricted stock units and unvested performance share units under our 2008 Equity Incentive Plan.

(2)
Represents the weighted average exercise price of stock options outstanding without regard to equity awards that have no exercise price (including restricted stock units and performance shares).

(3)
Includes shares available for issuance under our 2008 Equity Incentive Plan plus the total number of shares remaining available, as well as the number of shares subject to purchase during any current purchase period, under the 1994 Employee Stock Purchase Plan. This table does not reflect the number of additional shares that would be available under the 1994 Employee Stock Purchase Plan if shareholders approve Proposal 3.

PROPOSAL 1 — ELECTION OF DIRECTORS

General

        The Board currently consists of twelve directors. On the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated each of our current directors for re-election. Once elected, a director holds office until the next annual shareholders meeting and until a respective successor is duly elected and qualified or until his or her earlier resignation or removal.

        If any of the nominees is unexpectedly unavailable for election, shares represented by validly delivered proxies will be voted for the election of a substitute nominee designated by our Board or our Board may determine to reduce the size of our Board. Each person nominated for election has agreed to serve if elected.

Director Nominees

        Set forth below is biographical information for the nominees, as well as the key attributes, experience and skills that the Board believes each nominee brings to the Board.

John F. Brock
Director since February 2014
Age: 72
Board Committees: Nominating and Corporate Governance Committee; Talent and Compensation Committee
Other Public Company Boards: None

        Mr. Brock retired as Chief Executive Officer of Coca-Cola European Partners in December 2016, having served in that role since the formation of that company in May 2016. Prior to that, Mr. Brock served as Chairman and Chief Executive Officer of Coca-Cola Enterprises Inc. since April 2008 and as Chief Executive Officer since April 2006. From February 2003 until December 2005, Mr. Brock was Chief Executive Officer of InBev, S.A., a global brewer, and from March 1999 until December 2002, he was Chief Operating Officer of Cadbury Schweppes plc, an international beverage and confectionery company. From April 2007 to December 2007, Mr. Brock served as a director of Dow Jones & Company, Inc., a publisher and provider of global business and financial news. From 2004 to 2006, he served as a director of the Campbell Soup Company, a global manufacturer and marketer of branded convenience food products. From 2003 to 2005, he served as a director of Interbrew/Inbrew, a beer brewing company. He also served as a director of Reed Elsevier, a publisher, from 1997 to 2003. Mr. Brock is a Trustee of the Georgia Tech Foundation, Chairman of Horizons Atlanta, a philanthropic organization that enhances education for underserved children, and a member of the Smithsonian National Board. Mr. Brock also is a member of the Advisory Board of BIP Capital, a venture capital firm.

Specific Qualifications, Attributes, Skills and Experience:

        Mr. Brock brings senior leadership and strategic and global expertise from his most recent position as Chairman and Chief Executive Officer of one of the world's largest independent Coca-Cola bottlers. Prior to his retirement, Mr. Brock demonstrated effective and efficient leadership of a complex, publicly traded company competing in the highly competitive international beverage industry.

Richard D. Fain, Chairman
Director since 1981
Age: 73
Board Committees: None
Other Public Company Boards: None

        Mr. Fain has served as a director since 1981 and as our Chairman and Chief Executive Officer since 1988. Mr. Fain is a recognized industry leader, having participated in shipping for over 40 years and having held a number of prominent industry positions, such as Chairman of the Cruise Lines International Association (CLIA), the

largest cruise industry trade association. He currently serves on the University of Miami Board of Trustees and the Uhealth Board of Directors. He is former chairman of the University of Miami Board of Trustees, the Miami Business Forum, the Greater Miami Convention and Visitors Bureau, and the United Way of Miami-Dade.

Specific Qualifications, Attributes, Skills and Experience:

        Mr. Fain's breadth of experiences, tenure and leadership provide incomparable insights into the history, operations, and strategic vision of the Company as well as the evolution and direction of the cruise industry as a whole. As our Chairman & CEO for over 33 years, Mr. Fain has grown the Company from a one-brand Caribbean-centric operation with berthing capacity of approximately 5,000 to the second largest cruise company in the world with a portfolio of global and regional brands that operate around the globe with berthing capacity of approximately 140,000.

Stephen R. Howe, Jr.
Director since December 2018
Age: 59
Board Committees: Audit Committee; Nominating and Corporate Governance Committee (Chairman)
Other Public Company Boards: None

        Mr. Howe served as U.S. Chairman and Managing Partner and Americas Area Managing Partner of Ernst & Young ("EY") and was a member of EY's Global Executive Board from 2006 until his retirement in 2018. In these roles, Mr. Howe directed strategy and operations for EY's businesses of over 75,000 people, delivering professional services across all industry sectors. While leading EY, Mr. Howe also gained extensive board governance and regulatory experience and was executive sponsor for the firm's focus on diversity and inclusiveness. He was with EY for over 35 years. Mr. Howe is also a member of the Board of Trustees of Carnegie Hall, the Board of the Peterson Institute for International Economics and the Board of Trustees (Chairman) of the Liberty Science Center. Mr. Howe was previously a member of the boards of Colgate University, the Center for Audit Quality and the Financial Accounting Foundation.

Specific Qualifications, Attributes, Skills and Experience:

        Mr. Howe brings to the Board considerable financial and leadership experience through his service as U.S. Chairman and Managing Partner and Americas Managing Partner of EY. He provides the board with meaningful insight gained from his strategic and operational experience and from his past service as the executive sponsor of EY's focus on diversity and inclusiveness.

William L. Kimsey, Lead Director
Director since 2003
Age: 78
Board Committees: Audit Committee (Chairman); Nominating and Corporate Governance Committee
Other Public Company Boards: None

        Mr. Kimsey was employed for 32 years through September 2002 with the independent public accounting firm Ernst & Young L.L.P. From 1998 through 2002, Mr. Kimsey served as the Chief Executive Officer of Ernst & Young Global and Global Executive Board member of Ernst & Young and from 1993 through 1998 as the Firm Deputy Chairman and Chief Operating Officer. From 2003 until 2018, Mr. Kimsey served on the board, the compensation committee, and the audit committee (serving as chair from 2011-2018) of Accenture Plc. From 2004 until 2008, he served on the board of NAVTEQ Corporation and was the chairman of its audit committee. From 2003 through 2014, Mr. Kimsey also served on the board and the audit committee of Western Digital Corporation. Mr. Kimsey is a certified public accountant and a member of the American Institute of Certified Public Accountants.

Specific Qualifications, Attributes, Skills and Experience:

        As former Chief Executive Officer of one of the largest public accounting firms in the world, Mr. Kimsey brings substantial accounting and finance knowledge and expertise to the Board as well as experience serving on and chairing the audit committees of a number of other large, well-regarded public corporations.

Amy McPherson
Director since December 2020
Age: 59
Board Committees: Talent and Compensation Committee
Other Public Company Boards: PVH Corporation (New York Stock Exchange)

        Ms. McPherson served in various positions at Marriott International, Inc. for over 30 years. Most recently, from 2009 through 2019, she served as President & Managing Director, Europe. Under her leadership, Marriott launched five new brands in Europe and completed the successful integration of Starwood Hotels in Europe. Since 2017, Ms. McPherson has served as a non-executive member of the board of directors of PVH Corporation and is a member of its Audit and Nominating & Governance Committees.

Specific Qualifications, Attributes, Skills and Experience:

        Ms. McPherson brings to the board considerable experience in overseeing business operations and development in Europe, having overseen multiple brands of hotels for Marriott. She has overseen acquisitions and strategic partnerships and implemented and executed strategies on both a regional and global basis. In addition, Ms. McPherson has experience managing Marriott's global and field sales, marketing, loyalty program, revenue management, e-commerce, worldwide reservation sales and customer care, and sales channel strategy and analysis.

Maritza G. Montiel
Director since December 2015
Age: 69
Board Committees: Audit Committee
Other Public Company Boards: AptarGroup, Inc. (New York Stock Exchange); Comcast Corporation (Nasdaq Global Select Market); McCormick & Company (New York Stock Exchange)

        Ms. Montiel served as Deputy Chief Executive Officer and Vice Chairman of Deloitte LLP from 2011 through her retirement in May 2014. Prior to these positions, she held numerous senior management roles at Deloitte, including Managing Partner (Leadership Development and Succession, Deloitte University) from 2009 to 2011, and Regional Managing Partner from 2001 to 2009. During Ms. Montiel's tenure at Deloitte, she was the Advisory Partner for many public company registrants in which Deloitte was the principal auditor. Ms. Montiel is a board member of AptarGroup, Inc. where she chairs the audit committee, a board member of Comcast Corporation, where she is a member of the audit committee, and a board member of McCormick & Company, where she chairs the audit committee.

        The Board has concluded that Ms. Montiel's simultaneous service on four public company audit committees would not impair her ability to serve on the Audit Committee.

Specific Qualifications, Attributes, Skills and Experience:

        Leveraging her more than 35 years of advising companies (including providing attestation services for public companies) across a wide cross-section of industries, Ms. Montiel brings to the Board significant financial and advisory experience. The Board also benefits from her deep and broad working knowledge of the strategic and governance challenges faced by today's large organizations and her experience overseeing risk and compliance in her role as Deputy CEO of Deloitte.

Ann S. Moore
Director since May 2012
Age: 70
Board Committees: Talent and Compensation Committee
Other Public Company Boards: None

        Ms. Moore served as Chairman and Chief Executive Officer of Time Inc. from July 2002 to September 2010 and served as Chairman through December 2010. Prior to that, Ms. Moore was Executive Vice President of Time Inc., where she had executive responsibilities for a portfolio of magazines including Time, People, InStyle, Teen People, People en Español and Real Simple. Ms. Moore joined Time Inc. in 1978 in Corporate Finance. Since then, she held consumer marketing positions at Sports Illustrated, Fortune, Money and Discover, moving to general management of Sports Illustrated in 1983 and to publisher of People in 1991. From 1993 to May 2014, Ms. Moore served on the Board of Directors of Avon Products Inc. She was also a director of the Wallace Foundation from 2004 through June 2016.

Specific Qualifications, Attributes, Skills and Experience:

        Ms. Moore's extensive experience in consumer-driven publishing and media brings to the Board recognized management and entrepreneurial capabilities. As the leader of one of the largest magazine companies in the United States, Ms. Moore successfully expanded the footprint of many of the company's flagship brands and oversaw her company's transition to digital platforms.

Eyal M. Ofer
Director since 1995
Age: 70
Board Committees: Safety, Environment and Health Committee; Nominating and Corporate Governance Committee
Other Public Company Boards: None

        Mr. Ofer has served as a director of the Company since May 1995. Mr. Ofer is a global maritime shipping and real estate business leader and philanthropist. As the Chairman of a multi-generational family group, Ofer Global, he leads a private portfolio of international businesses principally focused on shipping, real estate, energy, technology, banking and investments. Its interests span Europe, North America, the Near East, Australasia and South East Asia. Mr. Ofer heads Ofer Global's various divisions, including: Zodiac Group, an international shipping enterprise operating a diversified fleet of over 160 vessels worldwide; Global Holdings Group, a real estate holding group specializing in large scale iconic office buildings, hotels and luxury residential developments, as well as other investment and development assets; and O.G. Tech Ventures, a single LP Venture Capital fund with a focus on Round A tech investments. Mr. Ofer also chairs the Eyal & Marilyn Ofer Family Foundation, a philanthropic foundation established for the charitable giving of his family in support of education and the arts.

Specific Qualifications, Attributes, Skills and Experience:

        Mr. Ofer brings to the Board over 30 years of significant leadership in the international maritime industry, including over 20 years of service on our Board of Directors. Mr. Ofer also provides considerable expertise in both real estate and finance matters, having played a leading role throughout his career in both expanding and diversifying his family's shipping enterprise into sectors including real estate, cruise lines, hotels and banking.

William K. Reilly
Director since 1998
Age: 81
Board Committees: Safety, Environment and Health Committee (Chairman)
Other Public Company Boards: Enviva Partners LP (New York Stock Exchange)

        Mr. Reilly is the Founding Partner of Aqua International Partners L.P., a private equity fund established in 1997 and dedicated to investing in companies engaged in water. From 1989 to 1993, Mr. Reilly served as the Administrator of the U.S. Environmental Protection Agency. He has also previously served as the first Payne Visiting Professor at Stanford University, President of the World Wildlife Fund and President of The Conservation Foundation. He is Chairman Emeritus of the World Wildlife Fund and Chairman of the Advisory Committee to the Nicholas Institute for Environmental Policy Solutions at Duke University. He serves as a director of Enviva Partners LP, a publicly traded master limited partnership that aggregates wood fiber and processes it into a transportable form. From 1993 until April 2012, Mr. Reilly also served on the Board of Directors of E.I. duPont de Nemours and Company and from 1997 until May 2013, he served on the Board of Directors of ConocoPhillips. In May 2010, President Obama named Mr. Reilly to serve as co-chair of the National Commission on the BP Deepwater Horizon Oil Spill and Offshore Drilling, which released its report on January 11, 2011. In December 2012, the President named Mr. Reilly to the Council for Global Development. In 2017, Mr. Reilly became a director of the Center for Strategic and International Studies, a non-profit research and communication organization in Washington, DC. In 2018, Mr. Reilly became a director of the Union of Concerned Scientists, a non-profit research and communications organization based in Cambridge, MA.

Specific Qualifications, Attributes, Skills and Experience:

        Mr. Reilly brings to the Board his wealth of environmental, safety and regulatory expertise gained through significant leadership roles within a number of distinguished environmental organizations, including the U.S. Environmental Protection Agency and the World Wildlife Fund, and on important environmental projects, including serving as co-chair of the National Commission on the BP Deepwater Horizon Oil Spill and Offshore Drilling.

Vagn O. Sørensen
Director since 2011
Age: 61
Board Committees: Audit Committee; Talent and Compensation Committee (Chairman)
Other Public Company Boards: Air Canada (Toronto Stock Exchange); FLSmidth A/S (Copenhagen Stock Exchange); CNH Industrial (New York Stock Exchange and Milan Stock Exchange)

        Mr. Sørensen brings to the Board over 20 years of experience in the aviation industry, having served as the President and CEO of Austrian Airlines Group from 2001 through 2006. Prior to that, he served in a variety of roles with Scandinavian Airlines Systems, including as Executive Vice President and Deputy CEO. He currently serves as a board member and chairman for a number of corporations throughout Europe and Canada, including Air Canada, FLSmidth A/S, Parques Reunidos SA, CNH Industrial and Scandlines. Mr. Sørensen also previously served on the board of Scandic Hotels AB and DFDS.

Specific Qualifications, Attributes, Skills and Experience:

        Mr. Sørensen's breadth of experience in the aviation industry and the insurance industry brings useful insight to the Board, especially with respect to matters impacting the travel industry and risk management. He also provides significant experience within the shipping industry gained through his prior service as Deputy Chairman of DFDS A/S, one of the largest short-seas operators in Europe. Through his service on a number of other boards in Europe and Canada, Mr. Sørensen also provides the Board with diverse perspectives.

Donald Thompson
Director since May 2015
Age: 58
Board Committees: Safety, Environment and Health Committee; Talent and Compensation Committee
Other Public Company Boards: Northern Trust Corporation (Nasdaq Global Select Market); Beyond Meat,  Inc. (Nasdaq Global Select Market)

        Prior to his current role as Founder and Chief Executive Officer of Cleveland Avenue, LLC, a venture capital firm, Mr. Thompson served as President and Chief Executive Officer of McDonald's Corporation from 2012 until March 2015. Previously, Mr. Thompson served as President and Chief Operating Officer of McDonald's Corporation from 2010 to 2012 and President of McDonald's USA from 2006 to 2010. Prior to joining McDonald's, Mr. Thompson served six years as an Electrical Engineer for the Northrop Corporation, where he specialized in power supply design and manufacturing for high technology radar systems. Mr. Thompson also served as director of McDonald's Corporation from 2011 to March 2015 and as a director of Exelon Corporation from 2007 to 2013. Since March 2015, Mr. Thompson has served as a director of Northern Trust Corporation. He also serves on the boards of Beyond Meat and Footprint International HoldCo Inc., as an Advisory Board member of Docusign, Inc. and on numerous civic and philanthropic boards. He is a member of the Executive Leadership Council, the Commercial and Economic Clubs of Chicago, Business Council, World Business Chicago and the Arthur M. Brazier Foundation. He serves as a Trustee on the boards of the Cleveland Avenue Foundation for Education, Northwestern Memorial Hospital and Purdue University.

Specific Qualifications, Attributes, Skills and Experience:

        Mr. Thompson brings to the Board significant strategic leadership and collaboration skills as well as valuable global business perspective. His 25-year career at McDonald's, the world's leading global foodservice retailer, culminated in leading the company from 2012 through 2015. In his role as President & CEO of McDonald's, Mr. Thompson directed strategy and operations for over 30,000 restaurants in over 100 countries, working closely with thousands of independent owner/operators, corporate staff and restaurant employees around the world.

Arne Alexander Wilhelmsen
Director since 2003
Age: 55
Board Committees: Safety, Environment and Health Committee, Nominating and Corporate Governance Committee
Other Public Company Boards: None

        Mr. Wilhelmsen is Chairman of the board of directors of AWILHELMSEN AS, the holding company for the AWILHELMSEN group of companies, after having served as the Chairman of the board of directors of AWILHELMSEN Management AS from 2008 through June 2013. Mr. Wilhelmsen was elected Chairman of the Board of AWECO AS in 2011 and Chairman of the Board of AWILHELMSEN HOLDING AS in June 2016 and Aweco Cruise Holding AS in June 2017. He has held a variety of positions within the AWILHELMSEN group of companies since 1995. In addition, Mr. Wilhelmsen serves as Chairman of the board of his wholly owned company Pan Sirius AS. From 1996 through 1997, Mr. Wilhelmsen was engaged as a marketing analyst for the Company and from 2001 through 2009 served as a member of the board of directors of Royal Caribbean Cruise Line AS, a wholly owned subsidiary of the Company that was responsible for the sales and marketing activities of the Company in Europe.

Specific Qualifications, Attributes, Skills and Experience:

        As the leader of an investment company with varied interests across a number of business segments, including shipping, cruise, real estate and retail, Mr. Wilhelmsen brings a diverse knowledge base and strategic insight to the

Board. As the representative of the Company's largest shareholder and one of the Company's original founders, Mr. Wilhelmsen also provides a valuable historical perspective to the Board.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

Director Compensation for 2020

        Directors who are also Company employees do not receive any compensation for their services as directors.

        As disclosed by the Company in 2019, Willis Towers Watson performed a detailed analysis of our Board compensation practices and recommended that we increase the annual cash retainer payable for Board service to $100,000 for a full year of service. However, in light of the COVID-19 pandemic, our directors unanimously consented to forego all cash retainers and fees payable for Board and committee service for the six-month period between April 1, 2020 and September 30. 2020. As a result, each non-employee director (other than Ms. McPherson) received a cash retainer of $50,000 for their services in 2020. Ms. McPherson joined the Board in December 2020 and received a pro-rated portion of the cash retainer. In addition, our Lead Director received a further annual cash retainer of $37,500 for 2020 (which total amount does not include the portion of the cash retainer waived for the six-month period between April 1, 2020 and September 30, 2020).

        We also pay annual cash retainers for chairing and service on various Board committees. The amount of these retainers in 2020 for a full year of service was as follows:

Committee Role	Audit Committee		Talent & Compensation Committee		Nominating & Corporate Governance Committee		Safety, Environment & Health Committee
Chairman	$17,000	*	$12,500	*	$10,000	*	$10,000	*
Member	$10,000	*	$6,000	*	$5,000	*	$5,000	*

*
Amount does not include the portion of the cash retainer waived for the six-month period between April 1, 2020 and September 30, 2020, in each case, by the chairman or the committee member, as applicable

        Directors do not earn fees for each meeting attended; however, they are reimbursed for their travel expenses and, occasionally, for those of an accompanying guest.

        In 2020, each non-employee director (other than Ms. McPherson, who joined the Board in December 2020) received restricted stock units with a fair market value of $194,410 as of the grant date. These restricted stock units vested in full immediately upon grant and settled one year following the date of grant. Our stock ownership guidelines require directors to accumulate ownership of at least $300,000 of our common stock (which is 3 times their annual cash retainer for Board service), including the value of restricted stock and restricted stock units, within three years of becoming a director. If the value of their stock holdings falls below this amount, directors cannot sell shares of our common stock until the value once again exceeds the required amount. In addition, non-employee directors may not be granted awards with a dollar value in excess of $500,000 in any one calendar year.

        In order to increase their knowledge and understanding of our business, we encourage our non-management Board members and their families to experience our cruises. As a result, we have adopted a Non-Management Director Cruise Policy. Under this policy, with certain limited exceptions, a Board member is entitled to up to two complimentary staterooms on two cruises per year for the Board member and any immediate family accompanying the Board member on the cruise. Additional guests traveling with a Board member will receive a 15% discount off the lowest available fare for up to five staterooms. The Chairman & CEO may grant exceptions to this policy in his discretion but did not do so in 2020.

        As discussed above, in light of the COVID-19 pandemic and the negative financial and operational impacts resulting therefrom, the Board unanimously consented to forego all cash retainers and fees payable for Board and committee service, effective from April 1, 2020 through September 30, 2020. The table below summarizes the compensation of each person serving as a non-employee director in 2020.

2020 Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards(1),(2)	All Other Compensation(3)	Total
John F. Brock	$61,000	$194,410	—	$255,410
Stephen R. Howe, Jr.	$66,126	$194,410	—	$260,536
William L. Kimsey	$109,500	$194,410	—	$303,910
Amy McPherson	$2,717	$0	—	$2,717
Maritza G. Montiel	$60,000	$194,410	$15,563	$269,973
Ann S. Moore	$56,000	$194,410	—	$250,410
Eyal M. Ofer	$60,000	$194,410	—	$254,410
Thomas J. Pritzker(4)	$30,000	$194,410	—	$224,410
William K. Reilly	$60,000	$194,410	—	$254,410
Vagn O. Sørensen	$72,500	$194,410	$10,098	$277,008
Donald Thompson	$61,000	$194,410	—	$255,410
Arne Alexander Wilhelmsen	$60,000	$194,410	—	$254,410

(1)
The column titled "Stock Awards" reports the fair value of restricted stock unit awards at their grant date in 2020 calculated in accordance with the provisions of Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. For the assumptions used in valuing these awards for purposes of computing this expense, please see Note 13 of the consolidated financial statements in the Company's Annual Report for the year ended December 31, 2020.

(2)
As of December 31, 2020, each non-employee director listed in the table (other than Ms. McPherson) held 1,815 vested restricted stock units.

(3)
These amounts relate to discounts on Company cruises provided to directors. The aggregate value of other compensation that would be reportable in this column made available to non-employee directors other than Mr. Sørensen and Ms. Montiel is less than $10,000 per person.

(4)
Mr. Pritzker served on the Board until May 28, 2020.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transaction Policy and Procedures

        We have a written Related Person Transaction Policy that requires review of all relationships and transactions in which the Company is a participant and a "related person" which includes any director, executive officer or greater than 5% beneficial owner of the Company or any immediate family member of the foregoing has a direct or indirect material interest. Under this policy, each director, director nominee and executive officer is required to promptly notify the Corporate Secretary of any such transaction. The Corporate Secretary then presents such transactions to the Audit Committee, which is responsible for reviewing and determining whether to approve or ratify the transactions. The following types of transactions are deemed not to create or involve a material interest on the part of the related person and do not require approval or ratification under the policy, unless the Audit Committee determines that the facts and circumstances of the transaction warrant its review:

  •
  transactions involving the purchase or sale of products or services in the ordinary course of business, not exceeding $120,000;

  •
  transactions in which the related person's interest derives solely from his or her service as a director of another corporation or organization that is a party to the transaction;

  •
  transactions in which the related person's interest derives solely from his or her ownership of less than 10% of the equity interest in another person (other than a general partnership interest) which is a party to the transaction;

  •
  transactions in which the related person's interest derives solely from his or her ownership of a class of equity shares of the Company and all holders of that class of equity securities received the same benefit on a pro rata basis;

  •
  compensation arrangements of any executive officer, other than an individual who is an immediate family member of a related person; and

  •
  non-executive director compensation arrangements.

        In reviewing transactions submitted to them, the Audit Committee reviews and considers all relevant facts and circumstances to determine whether the transaction is in, or not inconsistent with, the best interests of the Company and its shareholders, including, without limitation:

  •
  the commercial reasonableness of the terms;

  •
  the benefit and perceived benefit, or lack thereof, to the Company;

  •
  opportunity costs of alternative transactions;

  •
  the character of the related person's interest; and

  •
  the actual or apparent conflict of interest of the related person.

        If after the review described above, the Audit Committee determines not to approve or ratify the transaction, it will be cancelled or unwound as the Audit Committee considers appropriate and practicable.

Related Person Transactions

        Mr. Thomas J. Pritzker, one of our former directors who did not stand for re-election on May 28, 2020, is Executive Chairman of the Hyatt Hotels Corporation ("Hyatt"). During the year ended December 31, 2020, we paid Hyatt approximately $306,428 for hotel stays of our guests and employees traveling on business and for use of Hyatt's facilities for business purposes. The amount represents less than 0.015% of Hyatt's revenues for 2020 and approximately 0.78% of our transportation and lodging expense for the same period. As in prior years, there are no specific arrangements or understandings between us and Hyatt in this regard. Hyatt is a major hotel chain and it would be imprudent for us to exclude them. The Audit Committee reviewed and approved or ratified the foregoing transactions with Hyatt Hotels Corporation in accordance with our Related Person Transaction Policy.

        On March 23, 2020 (the "Funding Date"), we entered into a $2.2 billion senior secured term loan agreement (the "Senior Secured Loan Agreement") with Morgan Stanley Senior Funding, Inc., as the administrative agent and collateral agent and other lenders party thereto. Given the uncertainties around the COVID-19 pandemic at this early stage, we found it challenging to obtain bank funding for the full amount and coming as it did shortly after we ceased global business operations, this loan was crucial to our business. We reached out to two of our directors, Arne Alexander Wilhelmsen and Eyal Ofer, to request their support for this loan following which AWILHELMSEN AS and a trust primarily for the benefit of certain members of the family of Eyal Ofer, each purchased, on an arm's length basis, a participation interest in the senior secured term loan equal to $100 million. We repaid the loan balance under the Senior Secured Term Loan Agreement in its entirety with a portion of the proceeds of the $3.32 billion in senior secured notes we issued in May 2020, and as a result as of April 1, 2021, there was no principal outstanding under the Senior Secured Loan Agreement. The Audit Committee reviewed and approved or ratified the foregoing transactions in accordance with our Related Person Transaction Policy.

Delinquent Section 16(a) Reports

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. We believe that during our fiscal year ended December 31, 2020, all Section 16(a) filing requirements were satisfied on a timely basis, except for (i) one Form 4 made on behalf of Richard D. Fain reporting (A) a charitable contribution in October 2020 to a charitable foundation associated with the Fain family and (B) one gift to a trust for the benefit of certain members of the Fain family (filed with the SEC on March 26, 2021) and (ii) one Form 4 made on behalf of Maritza G. Montiel reporting a purchase of stock on the open market in June 2019 (filed with the SEC on March 24, 2021 and as amended on March 29, 2021).

EXECUTIVE
COMPENSATION

Letter from the Talent and Compensation Committee	Vagn O. Sørensen, Chairman

Dear Fellow Shareholders,

        The year 2020 truly defined the term "Black Swan Event." It presented an unusual and highly challenging environment in which to operate, especially for companies like Royal Caribbean, which found themselves in the center of the COVID-19 storm. It also presented unusual challenges to our compensation program. Our Talent and Compensation Committee has worked diligently to navigate this unique environment, and we thought it would be helpful, before we provide the standard information, to lay out the philosophy we tried to follow and the logic behind the decisions taken.

        Our fundamental compensation philosophy remains unchanged – we strive to construct compensation arrangements for our executives that align their interests with those of our shareholders. To do this, we focus on making sure that executive compensation includes a high proportion of performance-based pay metrics, including equity-based compensation.

        The Compensation Committee's decisions for this year, as described in the Compensation Discussion and Analysis that follows, were designed coming off an exceptional 2019 and during the early part of 2020 when the impact of the pandemic was not yet apparent. Our goal at that time was to motivate our management to continue that strong financial performance and momentum. Based on their performance and comparisons to other comparable companies, the committee granted significant increases to these executives at the start of the year. Consistent with the Committee's objective of having executive compensation link to shareholder value, the majority of their compensation was in the form of equity-based compensation.

        However, as the impact of the pandemic became clear, our focus shifted to motivating the Company's management to address the challenges of the pandemic, while also taking into account the profound impact it has had on the financial performance of the Company. As you will see in the following analysis, the Talent and Compensation Committee considered these factors in determining compensation and took action to meaningfully incentivize, motivate and retain our executives with pay programs designed to drive shareholder return. The difficult operating environment and the fast-changing circumstances on the ground made balancing such competing objectives particularly challenging.

        During this crisis, management has taken aggressive steps to protect the health and safety of its guests and crew; worked effectively to develop protocols and procedures and control costs; established the highly regarded Healthy Sail Panel; and has protected and bolstered its liquidity. Management also focused heavily on accomplishing these goals with minimal dilution to shareholders. We believe that these proactive actions by management have led to the Royal Caribbean Group preserving shareholder value particularly well during this extraordinary period, as well as being seen as a leader in our industry. Our compensation actions this year sought to take all this into consideration.

1050 Caribbean Way, Miami, Florida 33132-2096 | 305 539 6000 | royalcaribbeangroup.com

Our Commitment to Pay for Performance

Royal Caribbean Group's financial performance in fiscal year 2020 did not meet our expectations for shareholder value creation. However, the management team delivered a strong performance against the revised goals we established once the impact of pandemic became clear. Ultimately, we felt that due consideration needed to be made for the overall impact of the virus and as a result, key compensation actions were implemented that included the following actions:

✓	In February 2020, based on a strong 2019 and in anticipation of a stronger 2020, we increased the base salaries and annual equity grant values for each of our NEOs to better align their pay with the market and incentivize positive performance. In addition, the target annual incentive percentage was increased for Mr. Bayley, Mr. Liberty, and Mr. Kulovaara. These changes took place prior to our understanding of the pandemic and its impact, which ultimately included the suspension of our cruising operations.
✓	Board members waived their cash retainers for a period of six months.
✓
Mr. Fain elected to forego his base salary from April 1, 2020 until September 30, 2020. In addition, each of Mr. Bayley, Mr. Liberty, and Ms. Lutoff-Perlo elected to reduce their base salaries by 25% from April 1, 2020 until September 30, 2020.
✓
Our 2018 performance-based restricted stock awards were intended to incentivize performance over the three-year period 2018, 2019 and 2020 and were on track for awards substantially in excess of target value after the second year (2019). However, in light of the impact of the pandemic on the financial results of the third year (2020), the award targets became unattainable. Using the Committee's discretionary authority as provided in the plan, we determined a payout for these awards based on the projected payout trajectory at the end of 2019. We then reduced that payout in consideration of the poor 2020 financial performance.
✓
Similarly, our 2019 performance-based restricted stock awards are intended to incentivize performance over the three-year period 2019, 2020 and 2021 and were on track for payout in excess of target value based on 2019 financial performance. While we have made no changes to date to the original metrics, the Committee expects to use its discretionary authority to establish a payout based on the payout trajectory at the end of 2019 with appropriate negative adjustments.
✓
Early in the year, in accordance with the Executive Short-Term Bonus Plan ("Executive Bonus Plan") requirements, the Talent and Compensation Committee determined that it would not be appropriate to set goals related solely to financial results and key performance indicators ("KPI's") as we have historically utilized. The 2020 annual incentive targets were established after the cessation of our cruises and were aligned with the needs of the business in the pandemic — keeping our guests and crew safe, our business solvent and our company healthy in order to withstand the impacts of the COVID-19 pandemic and facilitate our return to service. These targets were not changed after being established. The Talent and Compensation Committee evaluated the Company's performance against these established targets and determined that it qualified for a 150% rating. However, in light of the Company's financial performance for the fiscal year 2020, the Talent and Compensation Committee decided that a reduced rating of 95% was more appropriate. Mr. Fain voluntarily elected to forego his bonus entirely. As a result, the total bonuses paid for the NEO's amounted to 62.9% of the target bonus (31.5% of the maximum bonus).
✓
Cash compensation for each of our NEOs related to 2020 was lower than that received in 2019. Inclusive of base salary, annual incentive and discretionary bonus payments, our cash paid to the Chairman & CEO was 88% less in 2020 than in 2019, was 11% less in 2020 compared to 2019 for the other NEOs, and 39% less in 2020 compared to 2019 when considering all NEOs.
✓	None of our NEOs received a base salary increase for fiscal year 2021 or received an adjustment to their bonus targets for 2021.

1050 Caribbean Way, Miami, Florida 33132-2096 | 305 539 6000 | royalcaribbeangroup.com

✓
Our 2020 performance-based restrictive stock awards, which vest in 2023, were based on 2022 EPS and ROIC financial metrics established pre-COVID-19. We adjusted these EPS and ROIC metrics – and added a new leverage metric – to align more directly with the 2022 results and outcomes necessary to prepare us for a healthy return to service and financial recovery. As modified these metrics also enable us to maintain the retentive and incentive value of these awards.
✓
We have granted long-term equity retention awards to our senior executives designed to incentivize them to continue leading efforts in our Company and the industry to achieve the kind of goals mentioned above. Mr. Fain declined to participate in these retention grants.
✓
While the focus of this compensation report is on our most senior executives, the Committee also spent considerable effort on compensation at lower levels in the Company with the same focus on ensuring that the motivational and retentive elements predominate.

        The Committee is committed to assessing our executive compensation programs on a regular basis. We strongly believe that, in the near term, the above actions are necessary to drive performance, retention and motivation of our leadership team – all of which are essential to a successful recovery. As we monitor the execution of the business plan, the committee will regularly re-evaluate its compensation approach and adjust as merited.

        We are convinced that these compensation plans will allow Royal Caribbean Group to retain and motivate the very best leadership to drive our financial recovery for both the Company and its shareholders and is the foundation for our support of the board's recommendation to vote "YES" on say-on-pay (Proposal No. 2).

Sincerely,

The Talent and Compensation Committee

Vagn Sørensen	John Brock	Ann Moore

Amy McPherson	Donald Thompson

1050 Caribbean Way, Miami, Florida 33132-2096 | 305 539 6000 | royalcaribbeangroup.com

Compensation Discussion and Analysis

        The 2020 COVID-19 pandemic was particularly impactful to our business. On March 13, 2020, we voluntarily suspended our global cruise operations and our focus shifted to protecting the safety of our guests and crew, proactively preserving our liquidity, protecting the Company's brands and our travel partners and defining and preparing for our return to service (as described in more detail below).

Safety Of Our Crew

        When the COVID-19 pandemic hit, we worked tirelessly to safely repatriate our guests and crew members to their homes. We repatriated approximately 50,000 crew members from more than 100 countries around the world, with widely different safety protocols and travel restrictions. Our teams worked around the clock with a multitude of governing bodies to repatriate our crew as soon as possible. We worked diligently with the governments of the restricted countries to reunite the last few of our crew with their family. It was a very complex task with shifting regulations and restrictions across multiple countries.

Preserving Our Liquidity

        The Company took a very methodical approach to protecting our liquidity with a focus on reducing cash outflows and minimizing dilution. Since the suspension of its global cruise operations, the Company has taken aggressive actions to enhance its liquidity, preserve cash, obtain additional financing, and significantly reduce capital expenditures and operating expenses. During fiscal year 2020, the Company raised approximately $9.3 billion of new capital through a combination of bond issuances, common stock public offerings and other debt instruments.

Protecting Our Brand and Travel Partners

        We've taken actions to provide guests with flexibility and peace of mind as they look forward to resuming their travel. To this end, we have implemented the "Cruise with Confidence" program, where guests have the flexibility to cancel their cruises up to 48 hours prior to sailing and receive a full credit on the cruise fare for a future cruise. We enhanced this program with our "Lift and Shift" program, which gives our guests even more comfort for the time ahead. These programs have been very well received as they benefit both our guests and our liquidity profile. During this difficult period, we have also maintained a vibrant public outreach program through videos, social media, personal appearances, etc. in order to maintain interest in and bookings for the post-pandemic period.

Defining And Preparing For our Return to Service

        As we look ahead to the return to sailing in a majority of the world, we know we must face what will ultimately be a changed landscape for the cruising industry. In cooperation with Norwegian Cruise Line, we have assembled an expert panel called the Healthy Sail Panel to help us meet two specific goals: one, to reduce the risk of COVID in our guest home communities; and two, to ensure that we can properly handle a COVID incident on board effectively and without inconveniencing all the other guests or the local community. After a thorough review, the panel made 74 specific recommendations toward accomplishing these two goals. After their publication, the entire cruise industry agreed to abide by these recommendations, and we believe that the recommendations can serve as a foundation for a gradual and methodical healthy return to service. We believe that the creation of the Healthy Sail Panel has been an important contributor to the science and has been very valuable in protecting and enhancing the company's response to the pandemic and its reputation for doing so.

2020 Say-on-Pay Results

        At our 2020 annual meeting, shareholders approved our 2019 NEO compensation with over 98% of the votes cast in favor of our practices. Given the high level of support, the Talent and Compensation Committee did not make any significant changes to its approach to executive compensation specifically as a result of this "say-on-pay" vote. The Talent and Compensation Committee considers the outcome of our annual say-on-pay votes when making future compensation decisions for NEOs. The next "say-on-pay" vote will occur at our 2021 annual meeting.

        We discuss our compensation plans, policies and objectives in detail below.

Named Executive Officers

        Our NEOs for the fiscal year ended December 31, 2020 are consistent with fiscal year 2019 and are set forth below.

Name	Title
Richard D. Fain	Chairman & Chief Executive Officer
Jason T. Liberty	Executive Vice President, Chief Financial Officer
Michael W. Bayley	President and Chief Executive Officer, Royal Caribbean International
Lisa Lutoff-Perlo	President and Chief Executive Officer, Celebrity Cruises
Harri U. Kulovaara	Executive Vice President, Maritime

Fiscal 2020 Impact on Compensation

        In fiscal year 2020, our NEOs showed exceptional agility in managing the Company in the face of the COVID-19 pandemic, including the four areas described in the preceding section. Notwithstanding these significant accomplishments for our shareholders, the impact of the pandemic on our businesses led to a meaningful reduction in NEO compensation in a number of ways:

  •
  Mr. Fain elected to forego his base salary from April 1, 2020 through September 30, 2020. In addition, each of Mr. Liberty, Mr. Bayley and Ms. Lutoff-Perlo elected to reduce their base salaries by 25% from April 1, 2020 until September 30, 2020.

  •
  Cash compensation for each of our NEOs related to 2020 was lower than that received in 2019. Inclusive of base salary, annual incentive and discretionary bonus plans, our cash paid to the CEO was 88% less in 2020 than in 2019, was 11% less in 2020 compared to 2019 for the other NEOs, and 39% less in 2020 compared to 2019 when considering all NEOs.

  •
  Performance Share Awards granted in 2018 and scheduled to vest in 2021, based on 2020 performance, resulted in 100% of the original target number of shares being earned, which adjusted for the decrease in share price, equates to 66% of the original target value of the awards and which is significantly lower than the vesting level at which these awards were tracking prior to the start of the pandemic.

  •
  Performance Share Awards granted in 2020, and scheduled to vest in 2023, have established goals based upon return on invested capital ("ROIC") and earnings per share ("EPS"). Based on the impact on our business from the COVID-19 pandemic, the goals have been modified and will now include ROIC, EPS and a leverage metric (measuring our debt to EBITDA ratio).

  •
  Based on the impact from the COVID-19 pandemic on our business and consistent with the overall organization, in 2021 there will be no merit adjustments to base salaries for our NEOs, nor will there be any adjustment in annual incentive targets.

Elements of the 2020 Executive Compensation Program

Base Salary

        Base salaries comprise, on average, less than 20% of the total target compensation for our NEOs (8% for our Chairman & CEO and 17% for our other NEOs). However, base salaries are an important and customary element of pay for attracting and retaining executives. The Talent and Compensation Committee seeks to pay each NEO a level of fixed compensation that competitively reflects their scope of responsibility.

        The primary considerations used in adjusting base salary levels include each NEO's:

  •
  market positioning;

  •
  scope of responsibilities;

  •
  expertise and experience;

  •
  tenure with the organization; and

  •
  performance and potential to further our business objectives.

        The Talent and Compensation Committee generally reviews salaries in the early part of each year and, if appropriate, adjusts them to reflect changes in such considerations and to respond to market conditions and competitive pressures. The table below reflects the extent of increases in 2020 to the base salaries for our NEOs, made to better align their pay with the market and to recognize positive performance and Company results in the prior years. These changes in base salary were made in February 2020, prior to the time most of the impact of the pandemic, including the suspension of our cruising operations, was known. As mentioned previously, there will be no merit adjustments for 2021.

	Base Salary			Base Salary
			Percent Change		Percent Change
Name	2019	2020		2021
Richard D. Fain	$1,300,000	$1,300,000	0.0%	$1,300,000	0.0%
Jason T. Liberty	$875,000	$950,000	8.6%	$950,000	0.0%
Michael W. Bayley	$950,000	$1,000,000	5.3%	$1,000,000	0.0%
Lisa Lutoff-Perlo	$780,000	$820,000	5.1%	$820,000	0.0%
Harri U. Kulovaara	$770,000	$810,000	5.2%	$810,000	0.0%

Performance Based Annual Incentive

        Our Chairman & CEO receives approximately 70% of his target annual cash compensation in performance-based pay pursuant to our Executive Short-Term Bonus Plan (the "Executive Bonus Plan,") and performance-based pay accounts for more than half of target annual cash compensation for each of our other NEOs. The Executive Bonus Plan is designed to reward our executives for the achievement of the Company's annual financial and/or strategic goals and, to recognize individual contributions.

        For 2020, the Talent and Compensation Committee established the following framework for the Executive Bonus Plan, which is generally consistent with prior years:

Target Annual Incentives:

        The annual target performance-based incentive for each NEO is expressed as a percentage of base salary. In establishing the target percentage, the Talent and Compensation Committee considers the role and level of each executive and competitiveness with our Market Comparison Group.

        At its February 2020 meeting, the Talent and Compensation Committee increased the target annual incentive for Mr. Liberty, Mr. Bayley and Mr. Kulovaara to make the target cash compensation more competitive with the market and to incentivize positive performance. The following table shows the 2019 and 2020 bonus targets of each NEO. These changes in bonus targets were made in February 2020, prior to the time most of the impact of the

COVID-19 pandemic was known, including the suspension of our cruising operations. As mentioned previously, there will be no changes to the bonus targets for 2021.

Name	2019 Bonus Target (% of base salary)	2020 Bonus Target (% of base salary)	2021 Bonus Target (% of base salary)
Richard D. Fain	225%	225%	225%
Jason T. Liberty	140%	145%	145%
Michael W. Bayley	135%	140%	140%
Lisa Lutoff-Perlo	130%	130%	130%
Harri U. Kulovaara	80%	100%	100%

Metrics and Weighting:

        In prior years, financial results were the predominant measure of both Corporate and Brand performance, comprising 70% of the annual bonus opportunity. KPI's measuring Net Revenue Yield, Net Cruise Costs excluding Fuel, Guest Satisfaction, Employee Engagement and Safety, Security, Health and Environmental Stewardship represented the remaining 30% of the bonus opportunity. At the February 2020 meeting, the Talent and Compensation Committee determined that targets could not be determined for these criteria due to the uncertainty caused by the spread of COVID-19 and subsequent travel restrictions. As a result, the Talent and Compensation Committee deferred the establishment of criteria for the annual incentive plan and subsequently convened in April, May, and June of 2020.

        In June 2020, the Talent and Compensation Committee established the nine criteria below as the Company's corporate goals for fiscal year 2020 under the Executive Bonus Plan. The nine criteria are related to the Company's response to the COVID-19 pandemic and how it would protect its guests, employees and ships as the COVID-19 pandemic unfolded. These nine criteria replaced the financial performance criteria and the KPIs used in prior years and are as follows:

Criteria	Description

Leadership during the pandemic	Represents the degree to which management has led our COVID-19 pandemic efforts, compared to other cruise, hospitality, and local companies.

Contribution to liquidity targets	Represents the degree to which the business was able to respond to liquidity targets and ensure necessary capital during a prolonged period with suspended cruise operations.

Safe operation of vessels — relocation of ships, layup scenarios, return to service	Represents our efforts to operate our ships in the most cost effective and safe manner during a time of lay-up and return to service.

Service suspension — CDC coordination, government relations	Represents coordination with the CDC and various governments and governmental agencies related to the suspension of cruising, the return of passengers and crew, and the provisioning of our ships during our layup period.

Repatriation and planned return of crew	Represents the actions taken to ensure our crew members were repatriated in a timely, safe, and efficient manner.

Global shoreside office closures and reentry	Represents the actions taken during the closure of our offices, the actions to prepare our offices for reopening, including the establishment of testing, safety, cleaning, and quarantine protocols.

Employee headcount actions and restructuring	Represents the actions taken to reduce payroll spend and restructure the business to ensure best use of our human capital.

Healthy Return to Service plan and execution	Represents the actions taken to work with the CDC, governmental agencies, and destinations on protocols for the safe and healthy return to sailing.

Health and safety of the crew members	Represents the actions taken to ensure our crew members have a clean and safe environment in which to work and live, are tested on a regular basis to ensure they are COVID free and implement protocols in the event they should become ill.

        For fiscal year 2020, it was determined that the annual incentive plan components for our Chairman & CEO would be weighted 80% on the nine criteria described above, and 20% on an Individual component. For the other NEOs, the weightings were 50% on the nine criteria and 50% on the Individual component. The change in the normal allocation from one-third of weighting on the Individual Component for the NEOs below the Chairman & CEO reflects the unique nature of the responsibilities each assumed during the year in support of the nine criteria as further detailed below.

2020 Nine Criteria Performance Review

        Leadership During the Pandemic:    Our Company led the cruise industry through the COVID-19 pandemic by optimizing our experienced personnel and planning during the most transformative period in our history. We were at the forefront of developing initiatives that positively impacted our industry: We helped lead the creation of the Healthy Sail Panel, a group of esteemed medical experts that developed and delivered 74 recommendations to support the industry's, and our, healthy return to sail; we collaborated with global marine and health organizations providing expertise and counsel on strategies to resume cruise operations; we supported our travel advisors and helped them rebuild their businesses; we led the resumption of cruising operations in Singapore with Quantum of the Seas; and, we reinvented the safety drill incorporating new technology, higher levels of safety, and an improved guest experience with Muster 2.0.

        We were able to accomplish all of this and more by prioritizing the engagement, health, and well-being of our employees throughout fiscal year 2020. Our frequent shoreside pulse surveys demonstrated an overall increase in engagement — 87% in April to 93% in September, which level of engagement carried on through December. In July 2020, we surveyed our shipboard population. The results from that survey showed that nine out of ten crew members positively rated our handling of their repatriation. Additionally, we implemented robust mental health and crew wellness initiatives for both active and at-home crew members.

        Healthy Return to Service Plan and Execution:    Our contributions to the Healthy Sail Panel and the 74 recommendations we delivered directly impacted our own "Pathway Plan-Healthy Sail Plan." We researched, developed, and are implementing more than 122 protocols and 294 policies that are now part of our safety management system. We established a mobilization plan to disembark crew and guests utilizing "Infection Prevention Control" best practices. We installed a contact tracing program using new technologies. In conjunction with the University of Nebraska Medical Center, we conducted our first ever bioaerosol test onboard Oasis of the Seas' HVAC systems, advancing our technical and medical team's plan to combat airborne pathogens. Finally, we selected and procured equipment from the best-in-market and reliability diagnostics company, Cepheid, for testing and identifying SARS-CoV-2. All these actions are helping advance our Healthy Sail Plan.

        Contribution to Liquidity:    Throughout fiscal year 2020, we've taken several approaches to bolster liquidity:

  •
  Approximately $3.0 Billion capital expenditure deferral or reduction in 2020 to align priorities and reduce spend.  With respect to our newbuild order book, we negotiated with both shipyards and with our export credit facility lenders to defer (i) installment payments due throughout the course of the loan and (ii) final payments due upon delivery of each vessel. We reduced or deferred ship modernization, private destinations, and Digital/ AI / IT in Newbuild CapEx, while maintaining and optimizing necessary investments to protect our assets, including dry docks, ship maintenance, information technology, cybersecurity and regulatory spend. We settled committed spend at reduced rates and favorable payment terms.

  •
  $3.4 Billion cruise operating expenditure reduction while the fleet is out of service.  We reduced sales and marketing and general and administrative expenses, and reduced running expenses, including repatriation of approximately 50,000 crew and the renegotiation of existing contracts.

  •
  $9.3 Billion capital market transactions with the least dilution to shareholders vs. our peers. We successfully accessed capital across multiple markets, some for the first time in decades and created innovative structures to reduce the cost of liquidity. We leveraged bank and export credit relationships to achieve covenant relief, approximately $1 billion in additional liquidity from a debt holiday with our export credit lenders, and an early crisis bridge loan. Our methodical approach to capital raising helped reduce interest burden, while our implementation of a flexible structure supports our return to financial health while mitigating dilution.

        Repatriation and Planned Return of Crew:    Since March 2020, we repatriated approximately 50,000 crew in a highly caring and efficient manner. For crew who were not permitted back in their countries or for crew who were not comfortable returning home, we provided a safe and secure environment to live onboard our ships until such time as they were able to safely return home. We continue to work closely and communicate with our crew as we prepare to return to service.

        Global Shoreside Office Closures and Reentry:    We continue to evaluate our office closure and reentry procedures on a case-by-case basis. At the onset of the COVID-19 pandemic, we successfully moved our entire shoreside workforce to a remote environment and quickly provided them with the support and tools needed to operate in a virtual environment. Last year from June to July, we opened our US headquarters with 400 employees returning. We established a playbook and were able to test protocols and training with 1,200 employees. We also facilitated PCR testing for employees and family members, administering more than 1,200 tests over the summer.

        Internationally, we have opened six offices in Hong Kong, China, Finland, Germany, France & New Zealand. All other locations are in a remote working status and remain closed in the UK, Norway, Ecuador, Mexico, Brazil and Ecuador. We continue to evaluate the status of the COVID-19 pandemic in these countries and will re-open these offices when we determine it is safe to do so.

        Employee Headcount Actions and Restructuring:    Within six weeks of closing the US headquarters located in Miami, we took action to reduce shoreside headcount and favorably impact savings with approximately 23% of our U.S. shoreside employees being impacted and, except for the minimum safe manning shipboard crew required to operate the ships during the suspension of operations, our shipboard crew were notified that their contracts would end early and they would be notified about new assignments when operations resume in the future. Additionally, we suspended business travel and instituted a hiring freeze.

        Service Suspension — CDC Coordination, Government Relations:    Fluctuating lockdowns and travel restrictions around the world, combined with the prolonged CDC Conditional Sail Order and stipulations, continue to present challenges. We have regular, fruitful discussions with the CDC and other health regulators globally and have submitted to the CDC all requested and required documentation to date.

        As we await the resumption of sailing in the U.S., we continue to work collaboratively with top-tier destination authorities, in partnership with the Healthy Sail Panel, to ensure they understand our commitment to safety for their communities as well as our guests and crew.

        Safe operation of vessels — relocation of ships, layup scenarios, return to service:    We've taken several steps for reductions in vessels, port expenses, and marine operations capital expenditures, including reducing our vessel operating expenses and marine operation capital expenditures, as well as conducting several remote audits in lieu of in person audits.

        Health and Safety of the Crew Members:    The health and safety of our crew remain top priorities. We've enhanced our medical facilities on board and across our fleet with non-infectious and infectious disease zones to effectively manage cases onboard in the long-term. In addition to our new disembarkation plan, proactive protocols, and our crew wellbeing initiatives, we've launched an Innovative Leadership Program to equip leaders with tools to help manage the emotional and physical wellbeing of our crew and lead a positive crew experience.

2020 Annual Incentive Plan Determination

        The Talent and Compensation Committee objectively assessed the nine criteria set forth above. As part of their review, they considered, among other things, our management of cash and expenditures, our leadership in establishing the Healthy Sail Panel, with epidemiological and policy experts, health authorities and various governments around the globe to ensure a healthy and safe return to cruising for guests, crew and the communities visited, the safe operation of our ships related to the return of guests and repatriation of crew, the on-going safety for those manning our ships during layup and return to service, and our new safety and containment protocols related to the COVID-19 pandemic. Based on their evaluation of the actions taken by the Company, and other specific successes outlined previously in this discussion, the Talent and Compensation Committee approved the payout of the bonus component related to the nine criteria at 95%.

Individual Performance Measurement:

        The individual performance component of our Executive Bonus Plan awards is intended to reward managerial decision-making, behavioral interaction, and overall contribution. All NEOs have an individual performance component. In determining the funding level of this component, the Talent and Compensation Committee considered the recommendation of Mr. Fain, for each of the NEOs reporting to him, achievement of his or her individual goals and overall contribution to our successful growth, how each one directed their area of responsibility to meet the challenges created by the COVID-19 pandemic and our return to service, and the results of specific projects they were responsible for during the year.

        With respect to Mr. Fain, the Talent and Compensation Committee recognized the following key performance highlights:

  •
  Acted swiftly to achieve a positive liquidity position when the cruise industry was disproportionately impacted by shutdowns related to the COVID-19 pandemic;

  •
  Led the creation of the Healthy Sail Panel, a group of the best minds and leaders in public health, biosecurity, epidemiology, hospitality, and maritime operations;

  •
  Led the Company's overall response to the pandemic including taking a public leadership role within the industry and with the CDC and others;

  •
  Enhanced the Company's focus on Inclusion and Diversity by signing the CEO Action Pledge and committed to continued dialogue with employees though transparent discussions, mentorship and sponsorship programs, external diverse partnerships, development, and improved recruiting practices; and

  •
  Facilitated the Company's recognition as 2020 Forbes Best Employers for Diversity, Human Rights Campaign Foundation — 2020 Corporate Equality Index (CEI) LGBTQ Workplace Equality Honoree, 2021 Glassdoor Best Places to Work — US Companies.

        With respect to Mr. Bayley, the Talent and Compensation Committee recognized the following key performance highlights:

  •
  Upheld and strengthened the Royal Caribbean International brand through leadership and continued communication with guests despite unprecedented circumstances prompted by the COVID-19 pandemic;

  •
  Demonstrated leadership through the repatriation of approximately 50,000 crew members and provided a safe and secure environment for crew members unable to return to home due to various restrictions or who were uncomfortable returning;

  •
  Led the care for crew members, onboard and at home, through the introduction of the Hardship Fund and Employee Assistance Programs; increased and improved methods for communication to crew members;

  •
  Served as a board member of the Cruise Line Industry Association ("CLIA") Europe and Executive Committee member for CLIA US;

  •
  Developed and co-chaired America's Cruise Tourism Task Force, a committee comprised of six appointed leaders from FCCA destination partners in the Caribbean, Mexico, and South/Central America alongside leaders from the six major cruise lines in North America; and

  •
  Continued leadership of diversity and inclusion within the Royal Caribbean International organization.

        With respect to Mr. Liberty, the Talent and Compensation Committee recognized the following key performance highlights:

  •
  Improved management of capital and achieved capital expenditure deferrals and reductions to align priorities and reduce spend across the Company;

  •
  Reduced operational expenditures to achieve a lower monthly burn rate;

  •
  Accessed capital across multiple markets and reduced the cost of liquidity with the least dilution to shareholders compared to peers;

  •
  Established internal cash management measures to control cash spend and manage working capital, renegotiated vendor commitments and announced divestitures of non-core assets including Azamara, Pullmantur, and two Royal Caribbean branded ships;

  •
  In July 2020, led the acquisition of the Company's remaining interest Silversea Cruises, making Silversea a wholly-owned brand;

  •
  Led our information technology organization, which facilitated a successful transition to a virtual work environment for global shoreside employees; and

  •
  Continued to lead our diversity and inclusion efforts.

        With respect to Ms. Lutoff-Perlo, the Talent and Compensation Committee recognized the following key performance highlights:

  •
  Upheld and strengthened the Celebrity brand through leadership and continued communication with guests despite unprecedented circumstances prompted by the COVID-19 pandemic;

  •
  Demonstrated leadership through the repatriation of approximately 50,000 crew members and provided a safe and secure environment for crew members unable return home due to home country restrictions or who were uncomfortable returning;

  •
  Led the care for crew members, onboard and at home, through the introduction of the Hardship Fund and Employee Assistance Programs;

  •
  Continued to innovate despite being out of service with the launch of "Always Included", Celebrity's new model which includes unlimited drinks, Wi-Fi, and gratuities; and

  •
  Continued to lead our diversity and inclusion efforts within the Celebrity organization, including the history- making all female bridge on International Woman's Day in March 2020.

        With respect to Mr. Kulovaara, the Talent and Compensation Committee recognized the following key performance highlights:

  •
  Led the ship design efforts to make ships more resilient to biological outbreaks;

  •
  Facilitated the Medical Facility Enhancement Program in order to prepare our vessels for a healthy return to service;

  •
  Worked with shipyards, governments and financial institutions to boost liquidity by deferring installment payments;

  •
  Led the cross functional effort to optimize the spending, ship design, and specifications of our vessels;

  •
  Renegotiated terms and timelines for deployment with shipyards to ensure the Company maintained a competitive position;

  •
  Worked to drive the transformation towards a carbon neutral future of our vessels;

  •
  Continued to lead diversity and inclusion efforts within the New Build organization; and

  •
  Facilitated the delivery of three new builds: Silver Origin, Silver Moon and Celebrity Apex.

Actual 2020 Performance-Based Annual Incentive Payout

        Based on the nine criteria established by the Committee and Individual Performance, the following table shows the 2020 performance-based annual incentive payout as a percentage of target for each award component. In total, the NEOs received bonuses equal to:

	2020 Actual Funding Levels by Component (as a % of target)
			Total Funding Level (as a % of Target)
Name	Corporate	Individual
Richard D. Fain	N/A (1)	N/A (1)	N/A (1)
Jason T. Liberty	95%	110%	102.5%
Michael W. Bayley	95%	110%	102.5%
Lisa Lutoff-Perlo	95%	110%	102.5%
Harri U. Kulovaara	95%	110%	102.5%

(1)
Mr. Fain elected to forego his bonus.

        The following table shows each NEO's target and actual bonus awards for 2020. The 2020 actual awards for our NEOs reflect the Company's performance against the nine criteria and individual performance in support of our operations and key initiatives.

		Actual 2020 Annual Incentive Plan Payout by Component
	2020 Target Payout					Actual Total 2020 Payout		Actual Total 2019 Payout
Name		Corporate		Individual
Richard D. Fain	$2,925,000	N/A	(1)	N/A	(1)	0		$4,006,080
Jason T. Liberty	$1,377,500	$654,313		$757,625		$1,411,938		$1,731,001
Michael W. Bayley	$1,400,000	$665,000		$770,000		$1,435,000		$1,803,361
Lisa Lutoff-Perlo	$1,066,000	$506,350		$586,300		$1,092,650		$1,098,259
Harri U. Kulovaara	$810,000	$384,750		$445,500		$1,130,250	(2)	$1,320,446

(1)
Mr. Fain elected to forego his bonus.

(2)
During fiscal year 2020, the Company took delivery of three ships. Mr. Kulovaara is entitled to a discretionary bonus of $150,000 per ship, but this year it was reduced to $300,000 in the aggregate, which is included in the $1,130,250 amount listed above.

        Awards under our Executive Bonus Plan, including awards to our NEOs, may be subject to clawback if the Company is required to restate its financial results for the bonus plan year and it is determined that the applicable executive's fraud, negligence or intentional misconduct was a significant contributing factor to the restatement.

2020 Total Cash Compensation

        The cash compensation for our NEOs, made up of base salary, annual incentives, and in the case of Mr. Kulovaara, a discretionary bonus based on completed ship deliveries, were all lower in 2020 as compared to 2019, as detailed below. Mr. Fain received 88% less in cash compensation in 2020 than he received in 2019. The other NEOs collectively earned 11% less in cash compensation in 2020 than they did in 2019. In total, our NEOs collectively earned 39% less cash in 2020 than they did in 2019.

 Cash Compensation

Name and Principal Position	Year	Salary(1)	Bonus(2)	Non-Equity Incentive Plan Compensation(2)		Declined Non-Equity Incentive Plan Compensation	Total Cash Payments
Richard D. Fain	2020	$645,000		$3,042,000	(3)	($3,042,000)	$645,000
Chairman &	2019	$1,276,923		$4,006,080			$5,283,003
Chief Executive Officer	2018	$1,100,000		$3,500,200			$4,600,200
Jason T. Liberty	2020	$818,798		$1,411,938			$2,230,736
EVP, Chief Financial Officer	2019	$866,346		$1,731,001			$2,597,348
	2018	$788,462		$1,685,523			$2,473,985
Michael W. Bayley	2020	$866,346		$1,435,000			$2,301,346
President and CEO,	2019	$941,923		$1,803,361			$2,745,284
RCI	2018	$870,769		$1,577,143			$2,447,912
Lisa Lutoff-Perlo	2020	$710,558		$1,092,650			$1,803,208
President and CEO,	2019	$770,769		$1,098,259			$1,869,028
Celebrity Cruises	2018	$688,462		$1,228,458			$1,916,920
Harri U. Kulovaara	2020	$803,846	$300,000	$830,250			$1,934,096
EVP, Maritime	2019	$761,923	$450,000	$870,446			$2,082,369
	2018	$692,308	$450,000	$764,728			$1,907,036

(1)
Amounts reflect base salary paid during the applicable calendar year in accordance with our bi-weekly payroll cycle. Although there are generally 26 pay periods in each calendar year, depending on the start and end dates of each cycle, there could be a higher (27) number of pay periods (or portions thereof) in any given year.

(2)
We report annual Executive Short-Term Bonus Plan awards in the column titled "Non-Equity Incentive Plan Compensation". For Mr. Kulovaara, the amount reported in the "Bonus" column reflects his bonus awarded in recognition of his efforts in connection with our newbuild program. During fiscal year 2020, the Company took delivery of three ships. Mr. Kulovaara is entitled to a discretionary bonus of $150,000 per ship, but this year it was reduced to $300,000 in the aggregate.

(3)
Mr. Fain elected to voluntarily forego the entire amount of his fiscal year 2020 bonus under the Executive Bonus Plan.

Long-Term Incentive Awards

        Our long-term incentive award program is the most significant element of our overall compensation program and comprises on average approximately 66% of target total compensation for our NEOs (73% for our Chairman & CEO and an average of 61% for our other NEOs). We structure our long-term program to align with shareholder interests, reward the achievement of long-term goals and promote stability and corporate loyalty among the executives. We use a combination of performance shares and time-based restricted stock units ("RSUs") in our long-term incentive program to balance performance and retention objectives effectively and efficiently.

        At the first regularly scheduled meeting of each year (which generally occurs in February), the Talent and Compensation Committee determines the target equity award value to be delivered to each NEO. At the time of the February 2020 meeting, COVID-19 was not widespread and had little impact on our business at that point. Having just completed a very strong 2019, the decisions made by the Talent and Compensation Committee described below were in recognition of such year and were made without knowledge of the full extent to which our business would be negatively impacted in the days to come.

        In determining the appropriate long-term incentive award value, the Talent and Compensation Committee considered:

  •
  the compensation paid to comparable executives in the Market Comparison Group;

  •
  a review of each of the elements of total direct compensation; and

  •
  the NEO's contribution to the overall results of the Company.

        Ensuring that NEO compensation continues to motivate senior leadership to act consistently with long-term shareholder interests and fostering the retention of our senior leadership remain two key priorities of our executive compensation program; this is true for our ongoing programs and also true in the difficult years that will frame this pandemic. Coming off of another strong performance year, and recognizing each of Mr. Fain's, Mr. Liberty's, Mr. Bayley's, Ms. Lutoff-Perlo's and Mr. Kulovaara's total target compensation positioning as compared to market compensation, the Talent and Compensation Committee felt it appropriate to take steps in fiscal year 2020 to better position these leaders toward the market in terms of target pay opportunity. Accordingly, to achieve the desired level of market competitiveness and reflect performance, the Talent and Compensation Committee approved the following increases in the target award values for each of our NEOs in fiscal year 2020.

	Long-Term Incentive Awards
Name	2019 Grant Values	2020 Grant Values	% Change
Richard D. Fain	$8,750,000	$11,250,000	28.6%
Jason T. Liberty	$2,800,000	$3,500,000	25.0%
Michael W. Bayley	$4,100,000	$5,000,000	22.0%
Lisa Lutoff-Perlo	$2,300,000	$2,750,000	19.6%
Harri U. Kulovaara	$1,150,000	$1,500,000	30.4%

        As in prior years and consistent with competitive market practice, in fiscal year 2020, our long-term incentive awards for our NEOs consisted of a mix of performance share awards ("PSAs") and RSUs. Mr. Fain's award is allocated 75% in the form of PSAs and 25% in RSUs. For other NEOs, 60% of the awards are given in the form of PSAs and 40% in the form of RSUs.

RSU Vesting Schedule

        To promote retention (and except as provided in connection with our "Vesting Into Retirement Policy" to the extent applicable), the RSUs vest in equal annual installments over a four-year period commencing on the first anniversary date of the grant. As the RSU awards are inherently tied to the performance of our common stock, we consider a vesting schedule based on continued service appropriate to provide both retention and performance incentives. Our "Vesting Into Retirement Policy" is described further on page 53.

Performance Share Plan Mechanics

        As outlined above, at least 60% of each NEO's target equity award for fiscal year 2020 consisted of PSAs. For this portion of the award, the NEO receives an award on the grant date expressed as a target number of PSAs. The actual number of shares ultimately delivered to the executive in settlement of the award ranges from 0% to 200% of target based on our performance results with regards to the predetermined metric or metrics across the measurement period. To receive the shares in settlement of this award, the executive must, with certain exceptions (including as provided in connection with our "Vesting Into Retirement Policy" to the extent applicable), remain employed through the settlement date of the award, which is three years after the grant date.

        As awarded, payouts for performance share grants made in 2020 and vesting in 2023 were based on 2022 Adjusted EPS and 2022 ROIC. These metrics were equally weighted so that 50% of the total payout will be based on Adjusted EPS and 50% of the total payout will be based on ROIC. Subsequent to the granting of these awards, the metrics were modified, and now include leverage. The weighting of the metrics is now 40% for the EPS metric, 40% for the ROIC metric and 20% for the leverage metric.

Payout under 2018 Performance-Based Equity Awards

        In March 2021, the Talent and Compensation Committee determined the payout for the PSAs issued to the NEOs in early 2018. The original target payouts for such grants were based on 2020 Adjusted EPS and 2020 ROIC, which were established at the time of grant. Our long-term performance equity program depends on our ability to set achievable targets and allows for discretion when events occur outside the control of the Company's management. Consistent with prior years and our equity plan documents, the Talent and Compensation Committee generally excludes the impact of any event or occurrence which the Talent and Compensation Committee determines should appropriately be excluded, usually because such event or occurrence is outside of management's control. This includes without limitations (a) restructurings, discontinued operations, extraordinary items and other unusual or non-recurring changes (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management or (c) a change in applicable accounting standards. The Talent and Compensation Committee has historically utilized this discretion at the end of each year to determine appropriate adjustments to the payout level of the PSAs for events such as hurricanes which have impacted a large number of sailings, a broad area, and the ports we visit.

        The COVID-19 pandemic is, by definition, an event beyond the control of Company's management and has had an incomprehensible impact on our operations and the retentive value of the compensation packages for our officers. As such and in line with our equity plan documents, the Talent and Compensation Committee took into consideration the achievement of results prior to the COVID-19 pandemic and the shareholder value created prior to the cessation of cruise operations, the desire to align our pay programs with goals that can be impacted by the business leaders, the uncertainty on a return to service date, and the goals set forth for the performance-basis of the fiscal year 2020 performance period under the Executive Bonus Plan in utilizing their discretion regarding the payout of the 2018 grant. Based on the widespread impact of the COVID-19 pandemic on our business, the Talent and Compensation Committee decided to exclude the impact of fiscal year 2020 on the attainment of the 2018 PSA goals. The Talent and Compensation Committee considered, among other things, that had we utilized financials for the year before the COVID-19 pandemic, the payout would have been 148% of the original share value. Our 2018 PSAs were intended to incentivize performance over several years and were on track for awards substantially in excess of target value. Given the impact of the COVID-19 pandemic on our business, the Talent and Compensation Committee utilized downward discretion in its determination to payout the 2018 PSAs at 100% of the original targeted number of shares.

2021 Executive Compensation Program

        With the impact of the COVID-19 pandemic on our business, including the disruption of service and the subsequent reduction in headcount of more than 1,200 employees (representing approximately 15% of our shoreside workforce), we are not, as an organization, providing merit increases in 2021 for any employees, including our NEOs. Further, we have not changed the target bonus potential for our shoreside employees as part of our annual cycle in 2021 for any employees, including our NEOs.

        Our 2021 compensation program is generally consistent with our 2020 program in its design. Recognizing that:

  •
  recent compensation review from Willis Towers Watson shows that our position against the market has improved in terms of base salary, variable pay targets and actual payouts over the last several years;

  •
  competition for talent continues to increase;

  •
  each of the NEOs have played and continues to play a critical role in our success; and

  •
  we expect greater than market median performance.

        During the annual review of NEO compensation in February and March 2021, the Talent and Compensation Committee made no changes to the Target Cash Compensation, inclusive of Base Salary and the Annual Incentive Plan, for any of our NEOs for 2021.

	Base Salary
Name	2020	2021
Richard D. Fain	$1,300,000	$1,300,000
Jason T. Liberty	$950,000	$950,000
Michael W. Bayley	$1,000,000	$1,000,000
Lisa Lutoff-Perlo	$820,000	$820,000
Harri U. Kulovaara	$810,000	$810,000

Name	2020 Bonus Target (% of base salary)	2021 Bonus Target (% of base salary)
Richard D. Fain	225%	225%
Jason T. Liberty	145%	145%
Michael W. Bayley	140%	140%
Lisa Lutoff-Perlo	130%	130%
Harri U. Kulovaara	100%	100%

        We are currently working with governments and governmental agencies around the world to return to service and provide our guests with meaningful destinations and experiences. The 2021 Performance Based Annual Incentive metrics will be determined in May 2021, when we hope to have better insight into our ability to return to service in key markets, such as the United States and Europe. We anticipate that the 2021 Performance Based Annual Incentive goals will be related to our healthy return to service and/or financial goals as can be reasonably estimated at that time. In 2022, we anticipate returning to the use of financial results and KPI's as our annual incentive metrics. Historically, financial results were the predominant measure of both Corporate and Brand performance, comprising 70% of the annual bonus opportunity. KPI's measuring Net Revenue Yield, Net Cruise Costs excluding Fuel, Guest Satisfaction, Employee Engagement and Safety, Security, Health and Environmental Stewardship represented the remaining 30% of the bonus opportunity.

        Our Talent and Compensation Committee felt it appropriate to take steps to ensure that the long-term incentives within our program continue to provide motivation and retentive value to our NEOs. The Talent and Compensation Committee took several actions related to Long Term Incentive Plans. In making these decisions, the Talent and Compensation Committee considered the volatile and uncertain macroeconomic environment created by the ongoing COVID-19 pandemic, and the loss of retentive value of existing long-term incentive compensation.

        The Long-Term Incentive Awards were developed in consultation with the Talent and Compensation Committee's independent compensation consultant to address near term uncertainty while keeping the executives' long-term incentive compensation aligned with creating shareholder value. The awards were approved in recognition of an inability to earn any PSAs based on established goals for the PSAs previously issued in fiscal years 2019 and 2020, the executives' extraordinary efforts to protect employee and guest safety and to increase liquidity and align costs during the pandemic, as well as to incent executives continued focus on driving improvement in key financial metrics over the longer-term. The actions by the Talent and Compensation Committee related to the Long-Term Incentive Plans for our NEOs took place in two areas:

  1.
  Modification of our 2020 Performance Share Grants. The goals established for our PSAs granted in fiscal year 2020 were based upon 2022 ROIC and 2022 EPS targets. These goals were established in February 2020, before the cessation of cruising, and based upon a markedly different outlook than the reality that came about in March 2020 with the cessation of cruising. In March 2021, a year after the cessation of cruising, our passenger counts are a small fraction of those seen prior to the cessation of cruising. In order to maintain the focus of the organization on the long-term viability of the organization and shareholder value, the Talent and Compensation Committee modified the metrics to include our new EPS, ROIC, and Leverage targets for 2022. These shares will vest on February 20, 2023 and settle subject to performance certification by the Talent and Compensation Committee.

  2.
  Increase in Annual Long-Term Incentives – In March 2021, special equity awards were made to each of Mr. Liberty, Mr. Bayley and Ms. Lutoff-Perlo. Each of these awards is (A) comprised (i) 50% in the form of RSUs and (ii) 50% in the form of PSAs and (B) vest 50% two years from the grant date and 50% three years from the grant date. The PSA targets match those established for the 2022 and 2023 fiscal years based on EPS, ROIC and leverage metrics. We made these equity grants to ensure that the overall NEO compensation packages continue to be competitive against our peer group and ensure retentive levels of outstanding equity. These actions were made to motivate these executives and recognize them for their efforts and leadership throughout the pandemic, as well as provide greater stability to our recovery efforts through awards that align well with shareholder interests. Furthermore, the Talent and Compensation Committee wanted to provide ample motivation for these executives to ensure that their continued focus was on returning to service as quickly as practicable. Shares awarded in connection with these increased grants are not included in our "Vesting Into Retirement Policy" described on page 53.

Executive Compensation Philosophy

        As detailed below, our fundamental compensation philosophy and practices have not changed. As a result of the 98% support that the Company received for NEO compensation at the 2019 Annual Shareholder meeting, the Talent and Compensation Committee entered 2020 determining that no immediate changes in our compensation philosophy were required. The approach we take and the reasoning for the approach has not changed. We adhere to a pay-for-performance philosophy. In line with this philosophy, we have designed our compensation programs to support three main goals:

  •
  align the interests of our executives with the interests of our shareholders;

  •
  recruit, retain, and motivate an elite management team; and

  •
  reward positive contributions to both short-term and long-term corporate performance.

        We provide compensation to our executives consisting of three principal elements: base salary, performance-based annual incentive bonus and equity awards. The objectives and key features of each pay element are described below.

Compensation Type		Pay Element	Objectives and Key Features
FIXED	Cash Compensation	Base Salary	**Objectives** The Talent and Compensation Committee sets salaries to provide a level of steady income in line with expertise, experience, tenure, performance, potential and scope of responsibility. **Key Features** • Base salaries are set annually by the Talent and Compensation Committee and, for 2020, based on market competitiveness and in line with performance and contributions to the achievement of Company goals • Increases, when appropriate, are provided based on market movements and merit. For 2021, there will be no merit increases for the NEOs • More meaningful salary increases are provided based on promotion or to maintain market competitiveness
VARIABLE	Cash Compensation	Annual Incentive Bonus	**Objectives** The Talent and Compensation Committee structures the Executive Bonus Plan to focus executives on annual financial and operational performance enabling them to better manage the cyclical nature of our business and to reward executives for performance relative to our short-term goals and initiatives. **Key Features** • The target bonus for each NEO is set by the Talent and Compensation Committee early in the year and the actual value realized will adjust upward or downward based on Company and, where relevant, brand and, in the case of NEOs other than the Chairman & CEO, individual performance • For Chairman & CEO - payout on 80% of target is determined by Company performance against financial and 20% operational/strategic metrics established early in the year • For other NEOs - payout on two-thirds of target is determined by Company performance against financial and operational/strategic metrics established early in the year; payout on remaining one-third is determined based on individual performance. For 2020, this was set at 50% based upon the nine subjective criteria (described below) and 50% on individual performance.
VARIABLE	Equity Compensation	Equity Awards – In General	**Objectives** The Talent and Compensation Committee structures equity awards to align each executive's risk and investment decisions with shareholder interests, reinforcing and rewarding the achievement of long-term goals and focusing executives on total shareholder return. The Talent and Compensation Committee also believes that long-term equity awards promote stability and corporate loyalty among our executives. **Key Features** • The equity award for each NEO is, for 2020, based on long-term individual and Company performance; the actual long-term value realized will adjust upward or downward based on Company and stock price performance • For Chairman & CEO in 2020, performance share allocation was 75%, with the balance issued in time-based restricted stock units • For the other NEOs in 2020, performance share allocation was 60%, with the balance issued in time-based restricted stock units
VARIABLE	Equity Compensation	Performance Shares	**Key Features** • Performance shares reward executives only if specified financial performance measures are met • Subject to performance measures, shares generally vest three years after the grant date • Actual payout ranges from 0% to 200% of target award opportunity amount • For 2019 grants, the Committee expects to use its discretionary authority to establish a payout based on the payout trajectory at the end of 2019 based on the original pre-COVID-19 metrics with appropriate negative adjustments. • For 2020 grants, payout will be based on 2022 ROIC, 2022 Adjusted EPS and 2022 leverage metrics
VARIABLE	Equity Compensation	Time-Based Restricted Stock Units	**Key Features** • Generally vest in four equal annual installments, starting on the first anniversary of the grant date

        Our commitment to performance-based compensation is illustrated by the following pie charts, which show the mix of each compensation component at target levels for our Chairman & CEO and for our other NEOs for 2020.

Royal Caribbean Cruises LTD.
2020 Target Compensation – Chairman & CEO
92% Variable Compensation

Royal Caribbean Cruises LTD.
2020 Target Compensation – Other Named Executies
83% Variable Compensation

        The percentages in the foregoing chart for the other NEOs represent a weighted average of each element of compensation for such officers.

        We place significant focus on the design of our executive compensation programs as we believe their effectiveness is crucial to our success as a company. We assess our programs regularly and strive to continuously make improvements as well as incorporate shareholder feedback. Our 2020 executive compensation program was generally consistent with the prior year's program.

        In furtherance of our compensation program objectives, we maintain a high level of corporate governance standards within our executive compensation programs as follows:

What We Do	What We Do Not Do

•

Establish a mix of compensation components, including fixed and variable pay and short- and long-term incentives, that encourages focus on both the short- and long-term interests of the Company and its shareholders;

•

Set challenging short- and long-term performance objectives;

•

Hold our executives to meaningful stock ownership guidelines to further align executives' motivations with those of shareholders;

•

Provide severance benefits in the event of a change-of-control only if there is an accompanying termination;

•

Design our programs so as not to encourage unnecessary and excessive risk taking;

•

Include "clawback" provisions for our cash and equity incentive awards;

•

Hold an annual "say-on-pay" advisory vote; and

•

Utilize an independent compensation consultant to advise the Talent and Compensation Committee.

•

No repricing of underwater stock options;

•

No cash buyouts of underwater stock options;

•

No tax-gross up provisions on any change-of-control severance benefits;

•

No excessive perquisites or other executive-only benefits; and

•

No hedging of the Company's stock by corporate officers, employees, or directors.

Equity Grant Practices

        Timing of Equity Awards:    The Talent and Compensation Committee generally grants annual equity awards to NEOs and other members of management at the first regularly scheduled Talent and Compensation Committee meeting of the calendar year, usually held in February. Equity awards may be granted outside of the annual grant cycle in connection with events such as hiring, promotion or extraordinary performance or as part of a special retention effort.

        Calculation of Equity Awards:    To determine the number of RSUs or PSAs awarded, the total grant value is multiplied by the RSU or PSA target allocation, as applicable, and then divided by the fair market value of our common stock as of the grant date. Our equity plan defines fair market value of a share of our common stock as the average of the high and low sale prices of our common stock on the NYSE on the grant date.

        Share Limits:    The maximum number of shares underlying awards that may be granted to an employee in any calendar year is 500,000 shares.

        Clawback Policy:    For awards of PSAs, the Company has adopted a "clawback" policy applicable to the award recipients, including the NEOs. If, for the two year period following the end of the three-year performance period of each award, the Company is required to restate its financial results for the award performance period in a manner that would have adversely affected the number of PSAs subject to the award, the Talent and Compensation Committee may (regardless of any fault on the part of the participant) adjust the number of PSAs subject to the award to reflect the number of PSAs that would have been payable under the restated financial statements, as determined by the Talent and Compensation Committee. For example, for the grants made in February 2018, the compensation recoupment period would extend to December 31, 2022.

        Vesting Into Retirement Policy:    Starting with grants made in 2014, certain of our executives may be eligible for accelerated or continued vesting of applicable long-term equity awards under our "Vesting Into Retirement" policy. In recognition that different motivations and considerations prevail for officers approaching retirement, awards granted to senior executives who are at least 62 years of age and who have been employed by the Company for at least 15 years are generally not subject to forfeiture upon termination of employment after the later of the first anniversary of the grant date and the first anniversary of the date that the officer meets both the age and service criteria. In order to maintain an alignment of interest with our shareholders, these awards continue to be subject to restrictions on transfer that will lift over a four-year period for the RSUs and over a three-year period for PSAs (mirroring the typical vesting schedule for these awards).

Market Comparison Group

        In the normal course of events for our executives' compensation, the process of making compensation decisions begins with establishing a Market Comparison Group. Our Market Comparison Group is the foundation of our annual compensation review — which begins in September and runs through February — and is used to help guide the Talent and Compensation Committee's decisions regarding competitive pay levels and design architecture.

        Although we strive for consistency, the list of companies that comprise our Market Comparison Group are developed by our independent compensation consultant and reviewed and approved annually by the Talent and Compensation Committee using the following criteria:

  •
  Availability of public information — company is publicly-traded and compensation data is available in public filings

  •
  Relevant industry group — company included in at least one of ten leisure and tourism industry groups

  •
  Equivalent revenue — company is within approximately 0.5 to 2 times our revenue

  •
  Similar business strategy — company falls under hospitality, hotels and motels, leisure time, leisure products or resort industry categories

  •
  Global Footprint — company has significant operations outside of the United States

  •
  Historical precedent — company included in the prior year's Market Comparison Group

        The below Market Comparison Group, which was approved by our Talent and Compensation Committee in September 2019, was used to inform 2020 compensation decisions.

 Market Comparison Group Selection Criteria

Elements of the 2020 Executive Compensation Program

Stock Ownership Guidelines

        We recognize the importance of aligning our management's interests with those of our shareholders. As a result, the Board, at the recommendation of the Talent and Compensation Committee, has established stock ownership guidelines for all of our officers. Under these guidelines, the NEOs are expected to accumulate over an applicable compliance period Company stock having a fair market value equal to the multiples of their base salaries as shown in the table below.

Name	Stock Ownership Guideline (as a multiple of base salary)
Richard D. Fain	8 times
Jason T. Liberty	5 times
Michael W. Bayley	5 times
Lisa Lutoff-Perlo	5 times
Harri U. Kulovaara	5 times

        For purposes of determining compliance with the guidelines, officers are permitted to include derivative forms of Company equity, such as unvested and vested stock options, unvested restricted stock units and unvested performance shares following completion of the performance period. Officers who have not reached their target equity ownership during the applicable compliance period are required to retain at least 50% of the net after-tax shares received upon the vesting and exercise of equity incentive awards until their target equity ownership is reached. Once an officer's target equity ownership is achieved, if such officer's equity ownership thereafter falls below the target equity ownership, such officer will not be permitted to sell any Company stock until he or she again becomes fully compliant with his or her target equity ownership under these guidelines. In 2020, the Talent and Compensation Committee added an additional requirement that the Target Amount shall include at least 20% of the Target Amount being held in the form of common stock that is fully vested and otherwise owned without risk of forfeiture to the Company. As a result of this change, the NEOs have been given a transition period of two years to reach the target holdings specified in the Guidelines, although our Chairman and CEO already owns outright more than 100% of his required target amount.

        We have a policy that prohibits the members of our Board and our officers and employees from engaging in hedging transactions with respect to our securities, including through the use of instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, and from short selling our securities.

Other Elements of Compensation

        In an effort to offer our employees a competitive remuneration package, we provide them with certain retirement, medical and welfare benefits, including a qualified non-contributory profit-sharing retirement plan. The NEOs are eligible to participate and/or receive such benefits on a basis commensurate with that of other employees.

        Since January 1, 2009, as a result of Section 457A of the U.S. Internal Revenue Code, in lieu of contributions to the Royal Caribbean Cruises Ltd. Supplemental Executive Retirement Plan (the "SERP"), each NEO receives, on an annual basis, a lump-sum cash payment of the benefits that would have been accrued under the SERP for services in a given year but for a change in tax laws. Amounts earned in 2020 in lieu of the SERP benefit are disclosed in the Summary Compensation Table — All Other Compensation column, as further detailed in the "2020 All Other Compensation Table."

        We also offer the NEOs certain perquisites which include: Company paid automobile leases, discounts on Company cruises, annual executive physicals and travel expenses for guests accompanying executives on business travel. Our executives who have been on international assignment are also eligible to receive tax equalization and preparation assistance. Our NEOs also receive life insurance coverage equal to five times their annual base salary.

Severance

        We have entered into Employment Agreements with each of the NEOs. These agreements provide for severance benefits in connection with various termination of employment scenarios, which are discussed in this proxy statement under the heading "Employment Agreements."

        We currently do not specifically provide for enhanced severance benefits if termination should follow a change-of-control of the Company. However, the Talent and Compensation Committee may, in its discretion, accelerate the vesting of long-term incentive awards in connection with a change-of-control, and the vesting of long-term incentive awards will occur automatically in the event of a qualifying termination within 18 months following a change-of-control.

Governance and Process

        Our executive compensation program is overseen by the Talent and Compensation Committee. Talent and Compensation Committee members are appointed by our Board and meet the independence and other requirements of the NYSE and other applicable laws and regulations. Talent and Compensation Committee members are selected based on a variety of factors, including their knowledge and experience in compensation matters.

        As provided for in its charter, the Talent and Compensation Committee has sole discretion to retain a compensation consultant and is directly responsible for the appointment, compensation and oversight for such consultant's work. The Talent and Compensation Committee has retained Willis Towers Watson as its independent compensation consultant and has asked Willis Towers Watson to regularly provide independent advice on the following:

  •
  the composition of our Market Comparison Group;

  •
  our compensation plan risk;

  •
  current trends in executive and director compensation design; and

  •
  the overall levels of compensation and types and blend of various compensation elements.

        Willis Towers Watson has direct access to the Talent and Compensation Committee's members and advises them regarding matters for which the Talent and Compensation Committee is responsible. Within this framework, Willis Towers Watson has been instructed to work collaboratively with management, including our Chairman & CEO and our Chief Human Resources Officer to gain an understanding of our business and compensation programs to help Willis Towers Watson advise the Talent and Compensation Committee. In addition, Willis Towers Watson also regularly confers with our senior management and human resources department to collect, analyze and present data requested by the Talent and Compensation Committee. The total annual expense for the executive and director compensation advising services provided to us by Willis Towers Watson during 2020 was approximately $224,700. In 2020, we also purchased industry surveys from Willis Towers Watson for approximately $58,538.

        During 2020, our management separately engaged Willis Towers Watson to provide insurance brokerage services. Aggregate fees billed during 2020 for these services were approximately $115,000. The personnel who performed these services for us operated separately and independently of the Willis Towers Watson personnel who performed executive and director compensation-related services for the Talent and Compensation Committee. While the decision to engage Willis Towers Watson for such other services was made by management, the Talent and Compensation Committee assessed whether the services provided by Willis Towers Watson raised any conflicts of interest pursuant to applicable SEC and NYSE rules and concluded that no such conflicts of interest existed that would prevent Willis Towers Watson from independently advising the Talent and Compensation Committee. We do anticipate that, given the wide scope of services provided by Willis Towers Watson, we may continue to use them to provide insurance services outside of executive compensation from time to time. Willis Towers Watson has advised the Talent and Compensation Committee of a number of policies in place to ensure that their executive compensation advice is not influenced by this other work, including that:

  •
  individuals who are not part of the executive compensation consulting team (other than designated quality reviewers) are precluded from involvement in the development of recommendations regarding the compensation of our executives and directors;

  •
  executive compensation consultants who advise us on director and executive compensation may not serve in broader relationship-management roles for us; and

  •
  the compensation paid to Willis Towers Watson executive compensation consultants is not tied to the fees paid, or to the expansion of fees paid, by us.

        For each NEO other than the Chairman & CEO, the Talent and Compensation Committee consults with and receives the recommendation of the Chairman & CEO, but the Talent and Compensation Committee is ultimately responsible for determining whether to accept such recommendations. For the compensation related to the Chairman & CEO, the Talent and Compensation Committee meets in an executive session and considers the opinion of Willis Towers Watson as well as other criteria identified in this Compensation Discussion & Analysis.

Report of the Talent and Compensation Committee

        The Talent and Compensation Committee of the Board of Royal Caribbean Cruises Ltd. has reviewed and discussed with management the Compensation Discussion & Analysis and, based on such review and discussion, has recommended to the Board that the Compensation Discussion & Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for 2020.

        THE TALENT AND COMPENSATION COMMITTEE

Vagn O. Sørensen, Chairman
John F. Brock
Ann S. Moore
Amy McPherson
Donald Thompson

Executive Compensation Tables

Summary Compensation Table

        The following table sets forth information regarding the compensation to our NEOs for the year ended December 31, 2020.

2020 Summary Compensation Table

Name and Principal Position	Year	Salary(1)(2)	Bonus(6)	On-Cycle Stock Awards(3)	One-Time Stock Award(3)	Non-Equity Incentive Plan Compensation(4)	Declined Non-Equity Incentive Plan Compensation	Change in Pension Value and NQDC Earnings(5)	All Other Compensation(7)	Total

Richard D. Fain	2020	$645,000		$11,171,146		$3,042,000	($3,042,000)	$154,879	$112,478	$12,083,503
Chairman &	2019	$1,276,923		$8,699,024		$4,006,080		$189,347	$187,545	$14,358,919
Chief Executive	2018	$1,100,000	—	$7,664,567	—	$3,500,200		—	$157,948	$12,422,715
Officer
Jason T. Liberty	2020	$818,798		$3,228,563		$1,411,938		$89,503	$100,429	$5,649,231
EVP, Chief	2019	$866,346		$2,621,510		$1,731,002		$91,472	$113,674	$5,424,004
Financial	2018	$788,462	—	$2,136,947	—	$1,685,523		—	$140,932	$4,751,864
Officer
Michael W. Bayley	2020	$866,346		$4,943,887		$1,435,000		$74,355	$116,244	$7,435,832
President and	2019	$941,923		$4,061,696		$1,803,361		$110,190	$140,711	$7,057,881
CEO, RCI	2018	$870,769	—	$3,086,742	—	$1,577,143		—	$187,432	$5,722,086
Lisa Lutoff-Perlo	2020	$710,558		$2,719,084		$1,092,650		$130,177	$96,854	$4,749,323
President and	2019	$770,769		$2,278,490		$1,098,258		$140,211	$142,114	$4,429,482
CEO, Celebrity	2018	$688,462	—	$1,786,762	—	$1,228,458		—	$136,520	$3,840,202
Cruises
Harri U. Kulovaara	2020	$803,846	$300,000	$1,483,167		$830,250		$81,764	$107,746	$3,606,773
EVP, Maritime	2019	$761,923	$450,000	$1,139,243		$870,446		$98,382	$102,335	$3,422,329
	2018	$692,308	$450,000	$893,480	$934,236	$764,728		—	$109,262	$3,844,014

(1)
Amounts reflect base salary paid during the applicable calendar year in accordance with our bi-weekly payroll cycle. Although there are generally 26 pay periods in each calendar year, depending on the start and end dates of each cycle, there could be a higher (27) or lower (25) number of pay periods (or portions thereof) in any given year.

(2)
Amounts reflect salary actually paid during the applicable calendar year. For the period beginning on April 1, 2020 and ending on September 30, 2020, (1) Mr. Fain elected to forego $655,000 of his total annual base salary in respect of fiscal year 2020 ; (2) Mr. Liberty elected to forego $125,433 of his total annual base salary in respect of fiscal year 2020; (3) Mr. Bayley elected to forego $125,962 of his total annual base salary in respect of fiscal year 2020; and (4) Ms. Lutoff-Perlo elected to forego $103,288 of her total annual base salary in respect of fiscal year 2020.

(3)
These columns report the fair value of restricted stock unit awards at their grant date in 2020, 2019 and 2018, as applicable, calculated in accordance with the provisions of FASB ASC Topic 718. These columns also include the value of the performance shares. These amounts represent the fair value of the performance shares award at the service inception date (i.e. the date the Talent and Compensation Committee authorized the award) based upon the then-probable outcome of the performance conditions (i.e. the target value of the awards). The value of the 2020 performance shares on the service inception date assuming that the highest level of performance conditions will be achieved for Messrs. Fain, Liberty, Bayley, Kulovaara and Ms. Lutoff-Perlo is $16,875,030, $3,850,901, $6,000,001, $1,800,088 and $3,299,979, respectively. For the assumptions used in valuing these awards for purposes of computing this expense, please see Note 13 of the consolidated financial statements in the Company's Annual Report for the year ended December 31, 2020.

(4)
Amounts reflect cash bonus amounts earned pursuant to the Executive Bonus Plan. Mr. Fain elected to forego the entire amount of his fiscal year 2020 bonus under the Executive Bonus Plan.

(5)
Each of the NEOs participated in the Royal Caribbean Cruises Ltd. Retirement Savings Plan as of December 31, 2020. Prior to January 1, 2009, each of the NEOs participated in the Royal Caribbean Cruises Ltd. SERP. In 2020, 2019 and 2018, certain of the NEOs continued to maintain a balance in the SERP of amounts accrued prior to January 1, 2009. The aggregate above-market earnings on these NEO's holdings in the SERP are listed under the column titled "Change in Pension Value Earnings." The above-market portion of earnings is calculated as the total earnings in the plan, less the earnings that would have been achieved under an annual growth rate equal to 120% of the applicable federal long-term rate at the end of each year.

(6)
We report annual Executive Bonus Plan awards in the column titled "Non-Equity Incentive Plan Compensation". For Mr. Kulovaara, the amount reported in the "Bonus" column reflects a discretionary bonus awarded to Mr. Kulovaara in recognition of his efforts in connection with our newbuild program. During fiscal year 2020, the Company took delivery of three ships. Mr. Kulovaara normally is entitled to a discretionary bonus of $150,000 per ship, but this year it was reduced to $300,000 in the aggregate.

(7)
Please see the following table entitled "2020 All Other Compensation" for an itemized disclosure of this element of compensation.

 2020 All Other Compensation

	Perquisites		Benefits
Name	Auto Lease(1)	Other Perquisites(2)	Life Insurance Policies	Company Contributions to Qualified Deferred Compensation Plans(3)	Benefit Payouts(4)	Total
Richard D. Fain	$14,928	$0	$33,050	$28,500	$36,000	$112,478
Jason T. Liberty	$15,515	$0	$2,319	$28,500	$54,095	$100,429
Michael W. Bayley	$14,400	$6,950	$7,838	$28,500	$58,556	$116,244
Lisa Lutoff-Perlo	$17,101	$1,448	$6,942	$28,500	$42,863	$96,854
Harri U. Kulovaara	$14,400	$0	$12,654	$28,500	$52,192	$107,746

(1)
These amounts include payments or allowance for auto lease, maintenance and repairs, registration and insurance.

(2)
Other perquisites include airline expense for spouse travel, discounts on Company cruises, personal tax consulting services and executive physicals. There are no expenses relating to airline for spouses of the NEO's; the value of discounts on Company cruises for Mr. Bayley is $144; the value of personal tax consulting services for Mr. Bayley is $6,806; and the value of executive physicals for Ms. Lutoff-Perlo is $1,448.

(3)
Represents Company contributions to the Royal Caribbean Cruises Ltd. Retirement Savings Plan.

(4)
Since January 1, 2009, in lieu of contributions to the SERP, each NEO receives, on an annual basis, a lump-sum cash payment of the benefits that would have been accrued under the SERP for services in a given year but for the adoption of Section 457A of the Internal Revenue Code effective as of January 1, 2009. The amounts included in this column represent amounts payable to the NEOs for service in 2020, all of which are taxable as ordinary income.

Grants of Plan-Based Awards in 2020

        The following table provides information for each of the NEOs regarding the range of awards potentially available for service in 2020 under our Executive Bonus Plan and equity awards granted in 2020.

2020 Grants of Plan-Based Awards

								All Other Stock Awards: Number of Shares of Stocks or Units
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
									Grant Date Fair Value of Stock Awards
	Grant Date
Name		Threshold	Target	Maximum	Threshold	Target	Maximum

Richard D. Fain	2020	—	$2,925,000	$8,190,000	—	—	—	—	—
	2/20/20	—	—	—	—	76,562	153,124	—	$8,437,515	(3)
	2/20/20	—	—	—	—	—	—	25,521	$2,733,631	(4)
Jason T. Liberty	2020	—	$1,377,500	$3,443,750	—	—	—	—	—
	2/20/20	—	—	—	—	19,055	38,110	—	$1,925,451	(3)
	2/20/20	—	—	—	—	—	—	12,704	$1,303,113	(4)
Michael W. Bayley	2020	—	$1,400,000	$3,500,000	—	—	—	—	—
	2/20/20	—	—	—	—	27,222	54,444	—	$3,000,001	(3)
	2/20/20	—	—	—	—	—	—	18,148	$1,943,887	(4)
Lisa Lutoff-Perlo	2020	—	$1,066,000	$2,665,000	—	—	—	—	—
	2/20/20	—	—	—	—	14,972	29,944	—	$1,649,989	(3)
	2/20/20	—	—	—	—	—	—	9,981	$1,069,095	(4)
Harri U. Kulovaara	2020	—	$810,000	$2,025,000	—	—	—	—	—
	2/20/20	—	—	—	—	8,167	16,334	—	$900,044	(3)
	2/20/20	—	—	—	—	—	—	5,444	$583,123	(4)

(1)
These values represent the target and maximum payouts under the Executive Bonus Plan.

(2)
These amounts represent the target and maximum number of shares underlying the performance shares authorized by the Talent and Compensation Committee on the service inception date of February 20, 2020. The actual payout levels for the grants authorized on February 12, 2020 will be set by the Talent and Compensation Committee in early 2023 following the end of the three-year performance period. The performance shares vest in one installment on the later of the third anniversary of the service inception date and the date on which the actual payout levels are set by the Talent and Compensation Committee.

(3)
Under the applicable FASB ASC Topic 718 rules, the "grant date" for accounting purposes will not be determined until the performance period has been completed because of the discretion provided to the Talent and Compensation Committee to make adjustments to the payout levels. Therefore, the amount reported in the table represents the fair value of the award at the service inception date (i.e. the date the Talent and Compensation Committee authorized the award) based upon the then-probable outcome of the performance conditions (i.e. the target value of the awards). See Note 13 of the consolidated financial statements in the Company's Annual Report for the year ended December 31, 2020, regarding assumptions underlying the valuation of these awards.

(4)
The grant date fair values of the equity awards are calculated in accordance with FASB ASC Topic 718. See Note 13 of the consolidated financial statements in the Company's Annual Report for the year ended December 31, 2020, regarding assumptions underlying the valuation of these awards.

Employment Agreements

        We have employment agreements with each of our NEOs. These agreements are intended to enhance the retention and motivation of these key employees and include provisions protecting the Company such as non-competition and non-solicitation clauses. The terms of the employment agreements are summarized below and apply uniformly to all of our NEOs, except that Ms. Lutoff-Perlo's agreement is with Celebrity Cruises Inc.

        Pursuant to each employment agreement, each NEO is entitled to receive an annual base salary, which may be increased, but not decreased, at any time during the term at our sole discretion. Each NEO is also eligible to participate in and receive awards, in our discretion, pursuant to any cash incentive compensation programs and any equity or long-term incentive plans on terms available to similarly situated executives of the Company.

        Each NEO's employment can be terminated by us or by them at any time. If we terminate a NEO's employment without "cause" or if the NEO resigns for "good reason" (as both terms are defined in the applicable employment agreement), he or she is entitled to (i) two times his or her then-current base salary payable over the two-year period following termination, (ii) two times his or her "target" bonus under the annual Executive Bonus Plan for the year in which the termination of employment occurs, generally payable in accordance with our normal bonus payment practices, (iii) continued payment of health and medical benefits for a period of two years commencing on the date of termination, or until such time that he or she commences employment with a new employer, whichever occurs first, and (iv) payment of reasonable professional search fees relating to outplacement. At our sole discretion, each NEO is also eligible to receive a one-time lump-sum termination bonus to be paid two years after the date of termination in an amount not to exceed 50% of his or her base salary as of the date of termination. All of these payments are conditioned on the NEO executing a general release of claims for the benefit of the Company.

        If the NEO's employment is terminated as a result of the NEO's death or disability, the NEO, or his or her legal representative, is entitled to, within 60 days of the NEO's death or disability (i) payment in a lump sum of compensation equal to two times his or her base salary in effect at the time of termination of employment, (ii) payment of the "target" bonus he or she would have been entitled to receive in each year during the two year period commencing on the date of termination under the annual Executive Bonus Plan and (iii) any death or disability benefit, as applicable, provided in accordance with the terms of the Company's employee benefit plans then in effect. If the NEO's employment is terminated for cause, we have no obligation to provide severance payments, except for certain amounts that were earned and unpaid as of the date of termination or as required by law.

        Any outstanding equity grants held by the NEO at the time of termination will be treated in the manner provided for in each equity grant. Please see further information regarding treatment of equity grants under the heading "Payment Upon Termination of Employment."

        Each NEO has agreed not to compete with the Company or its affiliates during the term of employment and for two years following termination of employment and to refrain from (i) employing the Company's or its affiliates' employees during this period or (ii) soliciting employees, consultants, lenders, suppliers or customers from discontinuing, modifying or reducing the extent of their relationship with the Company during such period. During the term of the agreements and subsequent thereto, the NEOs have agreed not to disclose or use any confidential information.

        The following table provides information on the holdings of stock options, RSUs and performance shares by the NEOs at December 31, 2020.

Outstanding Equity Awards at 2020 Fiscal Year-End

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options — Exercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested		Market Value of Shares or Units of Stock Held that Have Not Yet Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested(1)

Richard D. Fain	37,513	$46.18	2/8/21
				70,306	(2)	$5,251,155	264,278	(7)	$19,738,924
Jason T. Liberty				52,330	(3)	$3,908,528	66,566	(8)	$4,971,815
Michael W. Bayley				68,544	(4)	$5,119,551	96,110	(9)	$7,178,456
Lisa Lutoff-Perlo				29,463	(5)	$2,200,591	53,318	(10)	$3,982,321
Harri U. Kulovaara				22,559	(6)	$1,684,932	28,020	(11)	$2,092,814

(1)
The market value of unvested and unearned stock awards is calculated as of December 31, 2020, as the aggregate number of shares underlying outstanding unvested RSUs and performance shares multiplied by the year end closing stock price of $74.69.

(2)
Includes (i) 25,521 RSUs which vested on February 20, 2021 and (ii) 44,785 performance shares which vested on March 24, 2021.

(3)
Includes (i) 1,894 RSUs which vested on February 7, 2021, (ii) 3,489 RSUs, half of which vested on February 13, 2021 and half of which are scheduled to vest on February 13, 2022, (iii) 7,113 RSUs, one-third of which vested on February 13, 2021 and the remainder of which will vest in equal installments on each of February 13, 2022 and February 13, 2023, (iv) 16,661 RSUs, 6,408 of which are scheduled to vest on September 27, 2021, and 10,253 of which are scheduled to vest on September 27, 2022, (v) 12,704 RSU's, one-fourth of which vested on February 20, 2021 and the remainder of which vest in equal installments on February 20, 2022, February 20, 2023 and February 20, 2024, (vi) 10,469 performance shares which vested on March 24, 2021.

(4)
Includes (i) 3,156 RSUs, which vested on February 7, 2021, (ii) 5,040 RSUs, one-half of which vested on February 13, 2021 and the remainder of which will vest on August 2, 2021, (iii) 10,417 RSUs, one-third of which vested on February 13, 2021 and the remainder of which is scheduled to vest in equal installments on August 2, 2021 and February 13, 2023, (iv) 16,661 RSUs, 6,408 of which are scheduled to vest on September 27, 2021 and 10,253 of which are scheduled to vest on September 27, 2022, (v) 18,148 RSU, one-fourth of which vested on February 20, 2021, and the remainder of which vests on August 2, 2021 and (vi) 15,122 performance shares, which vested on March 24, 2021.

(5)
Includes (i) 11,107 RSUs, 4,272 of which are scheduled to vest on September 27, 2021 and 6,835 of which are scheduled to vest on September 27, 2022 (iii) 9,981, which vested on February 20, 2021 and (iii) 8,375 performance shares which vested on March 24, 2021.

(6)
Includes (i) 5,553 RSUs, 2,136 of which are scheduled to vest on September 27, 2021, and 3,417 of which are scheduled to vest on September 27, 2022, (ii) 7,451 RSUs, 2,070 of which is scheduled to vest on each of September 5, 2021 and September 5, 2022 and 3,311 of which is scheduled to vest on September 5, 2023, (iii) 5,444, which vested on February 20, 2021 and (iv) 4,111 performance shares which vested on March 24, 2021.

(7)
Includes (i) 111,154 performance shares scheduled to vest on the date in 2022 when the Talent and Compensation Committee sets the actual payout level for purposes of such grant and (ii) 153,124 performance shares scheduled to vest on the date in 2023 when the Talent and Compensation Committee sets the actual payout level for purposes of such grant. The performance shares scheduled to vest in 2022 and 2023 included in the table represent the maximum number of performance shares authorized by the Talent and Compensation Committee in February 2019 and February 2020, respectively.

(8)
Includes (i) 14,228 performance shares scheduled to vest on the date in 2022 when the Talent and Compensation Committee sets the actual payout level for purposes of such grant and (ii) 19,055 performance shares scheduled to vest on the date in 2023 when the Talent and Compensation Committee sets the actual payout level for purposes of such grant. The performance shares scheduled to vest in 2022 and 2023 included in the table represent the maximum number of performance shares authorized by the Talent and Compensation Committee in February 2019 and February 2020, respectively.

(9)
Includes (i) 41,666 performance shares scheduled to vest on the date in 2022 when the Talent and Compensation Committee sets the actual payout level for purposes of such grant and (ii) 54,444 performance shares scheduled to vest on the date in 2023 when the Talent and Compensation Committee sets the actual payout level for purposes of such grant. The performance shares scheduled to vest in 2022 and 2023 included in the table represent the maximum number of performance shares authorized by the Talent and Compensation Committee in February 2019 and February 2020, respectively.

(10)
Includes (i) 23,374 performance shares scheduled to vest on the date in 2022 when the Talent and Compensation Committee sets the actual payout level for purposes of such grant and (ii) 29,944 performance shares scheduled to vest on the date in 2023 when the Talent and Compensation Committee sets the actual payout level for purposes of such grant. The performance shares scheduled to vest in 2022 and 2023 included in the table represent the maximum number of performance shares authorized by the Talent and Compensation Committee in February 2019 and February 2020, respectively.

(11)
Includes (i) 11,686 performance shares scheduled to vest on the date in 2022 when the Talent and Compensation Committee sets the actual payout level for purposes of such grant and (ii) 16,334 performance shares scheduled to vest on the date in 2023 when the Talent and Compensation Committee sets the actual payout level for purposes of such grant. The performance shares scheduled to vest in 2022 and 2023 included in the table represent the maximum number of performance shares authorized by the Talent and Compensation Committee in February 2019 and February 2020, respectively.

Option Exercises and Stock Vested in 2020

        The following table provides information for the NEOs on stock option exercises and RSU and performance shares that vested during 2020, including the number of shares acquired upon exercise or vesting and the value realized, before payment of any applicable withholding tax and broker commissions.

Option Exercises and Stock Vested in 2020

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Richard D. Fain	0	$0	140,060	$15,672,420
Jason T. Liberty	—	—	37,388	$3,876,489
Michael W. Bayley	—	—	57,639	$6,142,980
Lisa Lutoff-Perlo	—	—	42,612	$3,779,190
Harri U. Kulovaara	—	—	16,330	$1,696,483

Payments Upon Termination of Employment

        The following table represents payments and benefits to which the NEOs would be entitled upon termination of their employment in accordance with their employment agreements and our equity plans and agreements. Termination of employment is assumed to occur, for purposes of this table, on December 31, 2020. The table does not include amounts a NEO would be entitled to receive without regard to the circumstances of termination, such as vested equity awards or accrued retirement benefits (if retirement eligible) and deferred compensation. Please see the "Outstanding Equity Awards at 2019 Fiscal Year End" table for more information. In most cases, the NEOs' entitlements upon termination of employment are governed by their employment agreement with the Company. These arrangements are described under the heading "Employment Agreements." In addition, the treatment of outstanding equity awards, which are unvested as of the time of termination, are treated in accordance with the agreement and plan applicable to the particular award, as described below. We do not provide any cash payments in the event of a change of control absent an employment termination nor do we increase the amount of cash severance that would be due to a NEO in the event of his termination of employment in connection with a change of control.

2020 Payments Upon Termination of Employment

		Termination Type
Name	Benefit	Voluntary Quit	Death or Disability	Termination w/o Cause or for Good Reason	Involuntary Termination for Cause	"Change of Control Termination"	Retirement
Richard D. Fain	Severance Payment	—	$2,600,000	$2,600,000	—	$2,600,000	—
	Settlement of Outstanding Annual Bonus Award	—	$5,850,000	$5,850,000	—	$5,850,000	—
	Settlement of Outstanding Equity Awards (Restricted Stock Units and Performance Shares)	—	$15,120,617	—	—	$15,120,617	—
	Medical and Dental Benefits Continuation	—	—	$18,453	—	$18,453	—
	Outplacement Services	—	—	$25,000	—	$25,000	—

	Total	$0	$23,570,617	$8,493,453	$0	$23,614,070	$0

Jason T. Liberty	Severance Payment	—	$1,900,000	$1,900,000	—	$1,900,000	—
	Settlement of Outstanding Annual Bonus Award	—	$2,755,000	$2,755,000	—	$2,755,000	—
	Settlement of Outstanding Equity Awards (Restricted Stock Units and Performance Shares)	—	$6,394,435	—	—	$6,394,435	—
	Medical and Dental Benefits Continuation	—	—	$27,383	—	$27,383	—
	Outplacement Services	—	—	$25,000	—	$25,000	—

	Total	$0	$11,049,435	$4,707,383	$0	$11,101,818	$0

Michael W. Bayley	Severance Payment	—	$2,000,000	$2,000,000	—	$2,000,000	—
	Settlement of Outstanding Annual Bonus Award	—	$2,800,000	$2,800,000	—	$2,800,000	—
	Settlement of Outstanding Equity Awards (Restricted Stock Units and Performance Shares)	—	$8,708,779	—	—	$8,708,779	—
	Medical and Dental Benefits Continuation	—	—	$16,992	—	$16,992	—
	Outplacement Services	—	—	$25,000	—	$25,000	—

	Total	$0	$13,508,779	$4,841,992	$0	$13,550,171	$0

Lisa Lutoff-Perlo	Severance Payment	—	$1,640,000	$1,640,000	—	$1,640,000	—
	Settlement of Outstanding Annual Bonus Award	—	$2,132,000	$2,132,000	—	$2,132,000	—
	Settlement of Outstanding Equity Awards (Restricted Stock Units and Performance Shares)	—	$4,191,752	—	—	$4,191,752	—
	Medical and Dental Benefits Continuation	—	—	$19,578	—	$19,578	—
	Outplacement Services	—	—	$25,000	—	$25,000	—

	Total	$0	$7,963,752	$3,816,578	$0	$8,008,330	$0

Harri U. Kulovaara	Severance Payment	—	$1,620,000	$1,620,000	—	$1,620,000	—
	Settlement of Outstanding Annual Bonus Award	—	$1,620,000	$1,620,000	—	$1,620,000	—
	Settlement of Outstanding LTIP Equity Awards (Restricted Stock Units and Performance Shares)	—	$2,731,339	—	—	$2,731,339	—
	Medical and Dental Benefits Continuation	—	—	$19,191	—	$19,191	—
	Outplacement Services	—	—	$25,000	—	$25,000	—

	Total	$0	$5,971,339	$3,284,191	$0	$6,015,530	$0

        With respect to the treatment of outstanding equity awards, generally, for each NEO, unvested stock options, restricted stock units and performance shares will vest and be exercisable, or settled, as applicable, in the event of the executive's death or disability, as well as in the event of termination of the executive's employment by the Company without "cause" or by the executive for "good reason" within 18 months following a "change of control" (as such terms are defined in the applicable equity incentive plan). With respect to the performance shares, if death or disability occurs during the performance period, the performance shares will vest based on the target number of shares underlying the award. If the NEO's employment is terminated without "cause" or by the executive for "good reason" within 18 months following a "change of control," the performance shares will vest based upon the Talent and Compensation Committee's then best estimate of the shares that will be awardable at the end of the performance period.

Compensation Risk

        In order to assess the risk inherent in the design of our compensation plans, policies and programs, management regularly undertakes a comprehensive inventory of all plans and programs. In accordance with screening methodology approved by the Talent and Compensation Committee, in late 2020, management reviewed each plan and program for risk features and presented its findings to the Talent and Compensation Committee. Based on this review, management and the Talent and Compensation Committee believe that the nature of our business, and the material risks we face, are such that the compensation plans, policies and programs we have put in place are not reasonably likely to give rise to risks that would have a material adverse effect on our business. We believe our compensation programs and decisions include qualitative factors which restrain the influence that an overly formulaic approach may have on excessive risk-taking by management.

CEO Pay Ratio

        In August 2015 pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee's annual total compensation to the total annual compensation of the principal executive officer ("PEO"). The Company's PEO is our CEO. The Company is presenting the required disclosure as follows:

        We had approximately 85,000 employees as of December 31, 2020. For our pay ratio disclosure with respect to 2020 compensation, we calculated median gross wages for our employee population and identified our median employee, who we determined to be a crew member. The median employee's total compensation for 2020, calculated consistent with Item 402(c) of Regulation S-K, was $8,664. This figure includes gratuities directly billed to our guests but excludes any cash gratuities paid directly to the employee by guests. It also excludes room and board, which is provided to our crew members without charge. Based upon this methodology and the CEO's total compensation, as set forth in the Summary Compensation Table, we estimate the ratio of our CEO pay to the median employee's pay is 1,395 to 1.

PROPOSAL 2 — ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

        In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our shareholders have the opportunity to cast an annual advisory vote to approve the compensation of our named executive officers.

        As described in detail under the heading "Compensation Discussion and Analysis," we adhere to a pay-for-performance philosophy and, to this end, our executive compensation programs are designed to align the interests of our executives with the interests of our shareholders, recruit, retain and motivate a talented and high-performing management team and reward our NEOs for their positive contributions to both short-term and long-term corporate performance. Shareholders are urged to read the Compensation Discussion and Analysis, which discusses in detail how our compensation policies and procedures implement our compensation philosophy. Our 2020 compensation programs responded to 2020 outcomes as outlined below, but these decisions and the payments described herein were made after a strong performance in 2019 and before the full global extent of COVID-19 had become apparent. The Talent and Compensation Committee will consider the ongoing business and financial impact of the COVID-19 pandemic to the Company, our shareholders and our employees in evaluating 2021 performance in early 2022.

        The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our NEOs. The vote is advisory, which means that the vote is not binding on the Company, our Board or the Talent and Compensation Committee. To the extent there is any significant vote against our NEO compensation as disclosed in this proxy statement, the Talent and Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

        Accordingly, we ask our shareholders to vote on the following resolution:

    RESOLVED, that the shareholders of the Company approve, on an advisory basis, the overall compensation of the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosures set forth in the proxy statement for this Annual Meeting.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

 PROPOSAL 3 — APPROVAL OF AMENDMENT TO OUR 1994 EMPLOYEE STOCK
PURCHASE PLAN

        We are seeking shareholder approval to amend our 1994 Employee Stock Purchase Plan (the "ESPP") to increase the number of shares reserved for purchase thereunder by 1,500,000 shares. The ESPP was originally adopted by our Board of Directors in July 1993 and was approved by our shareholders at the 1994 Annual Shareholders Meeting with a total of 800,000 shares reserved for issuance thereunder. In 2014, the ESPP was increased by 500,000 additional shares. As of December 31, 2020, there were less than 62,000 shares of common stock available for future purchase under the ESPP.

        The ESPP provides our employees the means to acquire shares of our common stock at a discount through lump sum deposits or accumulated payroll deductions. This is a long-standing benefit program and we believe it is important in helping us retain employees and aligning their interests with those of our shareholders. The Board believes that it is in the best interest of the Company and its shareholders to approve the additional shares for issuance under the ESPP as proposed.

Summary of our 1994 Employee Stock Purchase Plan

        The following is a summary of the principal provisions of the ESPP, as amended to date, a copy of which is attached as Annex A to this Proxy Statement. This summary does not purport to be a complete description of all of the provisions of the ESPP and is qualified in its entirety by reference to the full text of the ESPP.

Eligibility

        All of our regular employees (including our executive officers) who have been employed by us or one of our participating subsidiaries are eligible to participate in the ESPP. A regular employee is an employee who customarily works more than five months per calendar year. Participation may be limited in certain circumstances by Section 423(b) of the Internal Revenue Code, as amended (the "Code"), applicable local law for locations outside of the United States and the plan itself. For example, no employee may be granted a purchase right option under the ESPP if immediately after the grant such employee would own stock possessing 5% or more of the total voting power or value of our stock.

        As of April 1, 2021, approximately 72,660 employees (including officers and employee directors) are eligible to participate in the ESPP. Each of our executive officers is eligible to participate in the ESPP and, accordingly, has an interest in this proposal.

Purchase Periods

        Under the ESPP, shares of our common stock are offered for purchase through a series of successive purchase periods, each of a duration of three (3) months. Purchase periods begin on January 1, April 1, July 1 and October 1 and end on March 31, June 30, September 30 and December 31 of each year, respectively.

        On the first business day of each purchase period, a separate purchase right is granted to each eligible employee who previously completed the required enrollment forms for that purchase period. The purchase right entitles the participating employee to purchase shares of common stock for the purchase period by paying specified amounts to the Company through lump sum deposits or accumulated payroll deductions, which amounts will be applied to the purchase of shares of common stock on the last trading day of the purchase period.

Purchase Price

        The purchase price per share will generally be 85% of the average per share market price of the common stock on the first trading day of the purchase period plus the last trading day of each calendar month in the purchase period. Notwithstanding this, pursuant to the terms of the ESPP, the purchase price per share may never be less than the lower of (i) 85% of the per share market price of common stock on the first day of the purchase period or

(ii) 85% of the per share market price on the last day of the purchase period. Under the ESPP, the market price on any given trading day is the average of the high and low sale price for such day.

Investment Limitations

        Each eligible employee is generally entitled to invest up to $5,000 per purchase period. However, the ESPP imposes certain limitations on the number of shares that a participant may purchase. For example, employees may not purchase more than $20,000 worth of common stock under the ESPP in any one calendar year (determined on the basis of the market price on the first day of each purchase period).

Termination of Purchase Rights

        A participating employee may voluntarily terminate his or her purchase right for any purchase period by notice on or prior to the 15th day of the last month of the purchase period. In such event, any amounts already collected for the purchase period will be refunded to the employee. Once the purchase right is terminated, the employee may not rejoin the ESPP until the start of a new purchase period.

        If a participating employee's employment terminates for any reason (including death or disability) on or prior to the 15th day of the last month of the purchase period, the purchase right will be terminated and amounts already collected for the purchase period will be refunded to the employee.

Transferability

        Purchase rights cannot be assigned or transferred, except by will or the laws of inheritance.

Administration

        The ESPP is administered by the Company through designated employees under the Senior Vice President, Chief Human Resources Officer, who has been designated as the "Plan Coordinator". As administrator, the Company is authorized to establish rules and regulations for administering the ESPP and to make determinations and interpretations with respect to the ESPP as the Company determines advisable.

Adjustment; Certain Transactions

        Subject to any required action by our shareholders, the number of our shares of common stock reserved for issuance and the number covered by each outstanding purchase right (and the price per share thereof in each such purchase right), shall be proportionately adjusted for any increase or decrease in the number of issued shares of our common stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of our shares affected, without receipt of consideration by the Company. In addition, subject to any required action by our shareholders, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding purchase right shall pertain and apply to the securities to which a holder of the number of shares of our common stock subject to the purchase right would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, shall cause each outstanding purchase right to terminate, provided that each employee granted a purchase right under the ESPP shall, in such event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise his or her purchase right.

Amendment and Termination of the ESPP

        The Board may alter or amend the provisions of ESPP at any time, effective as of the start of the next purchase period. Additionally, and to the extent consistent with the requirements of Section 423 of the Code, our Chief Executive Officer may amend the ESPP to restrict the ability of an employee to make payroll deductions or lump sum deposits in one or more purchase periods if the employee terminates his or her purchase right or fails to meet his or her investment commitment as reflected in his or her lump sum deposit agreement or payroll deduction authorization.

        However, with certain limited exceptions, no amendment may be made without approval of our shareholders if the amendment would change the number of shares which may be issued over the term of the ESPP.

U.S. Federal Income Tax Consequences

        The following discussion is a brief summary of the principal United States federal income tax consequences under current federal income tax laws relating to awards under the ESPP. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

        The ESPP and the purchase rights granted under the ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an "employee stock purchase plan" that qualifies under provisions of Section 423 of the Code.

        Amounts of a participant's compensation withheld for the purchase of shares of our common stock under the ESPP will be subject to regular income and employment tax withholding as if such amounts were actually received by the employee. Other than this, no income will be taxable to a participant until sale or other disposition of the acquired shares. Under current law, no other withholding obligation applies to the events under the ESPP.

        Tax treatment upon transfer of the purchased shares depends on how long the participant holds the shares. If the stock is disposed of more than two years after the first business day of the purchase period in which a participant purchased such shares, the participant would recognize ordinary income measured as the lesser of (i) 15% of the fair market value of the shares on the first day of the purchase period or (ii) the excess of the fair market value of the shares at the time of such disposition over the participant's purchase price. Any additional gain will be treated as long-term capital gain. The Company will not be entitled to any income tax deduction with respect to such sale or disposition. If the shares are held for the periods described above and later sold at a sale price that is less than the participant's purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the participant's purchase price. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the participant purchased the shares over the participant's purchase price and the Company will be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess. The benefit of any income tax deduction is not expected to be material as the Company is currently exempt from U.S. corporate income tax on U.S. source income from the international operation of ships pursuant to Section 883 of the Internal Revenue Code. Any additional gain or loss on such sale or disposition by the participant will be long-term or short-term capital gain or loss, depending on the capital gain holding period. The Company will not be entitled to any deduction with respect to the amount recognized by such participant as a capital gain.

New Plan Benefits

        Participation in the ESPP is voluntary, and each eligible employee will make his or her own decision whether and to what extent to participate in the ESPP. It is therefore not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the ESPP. No purchases have been made under the amended and restated ESPP since its adoption by our board in February 2021. As of April 8, 2021, the closing price of a share of our common stock was $89.79.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE AMENDMENT OF OUR 1994 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR PURCHASE THEREUNDER BY 1,500,000 SHARES.

 PROPOSAL 4 — RATIFICATION OF PRINCIPAL INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed PricewaterhouseCoopers LLP as our principal independent auditor for the fiscal year ending December 31, 2021. PricewaterhouseCoopers LLP has served in this capacity since at least 1989. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to respond to questions from the shareholders and to make a statement if the representative desires to do so.

        Although ratification by the shareholders of the appointment of our principal independent auditor is not legally required, the Board believes that such action is desirable. If the shareholders do not approve this proposal, the Audit Committee will consider selecting another independent registered public accounting firm for fiscal year 2021 and future fiscal years.

        Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2020 and 2019 were:

	2020	2019
Audit fees	$5,718,226	$4,347,016
Audit-related fees	$190,265	$199,397
Tax fees	$14,616	$51,340
All other fees	$10,000	$8,700

Total	$5,933,107	$4,606,453

        Pursuant to the terms of its charter, the Audit Committee approves all audit and audit-related engagement fees and terms and all non-audit engagements with the principal independent auditor. The Chairman of the Audit Committee also has the authority to approve any non-audit engagements with the independent registered public accounting firm but must report any such approvals to the Audit Committee at its next meeting. Our Audit Committee was not called upon in the fiscal year ended December 31, 2020, to approve, after the fact, any non-audit, review or attest services pursuant to the pre-approval waiver provisions of the auditor independence rules of the SEC and the Audit Committee charter.

        The audit fees for the fiscal years ended December 31, 2020 and 2019 were for professional services rendered for the integrated audits of the Company's consolidated financial statements and system of internal control over financial reporting, quarterly reviews, statutory audits required by foreign jurisdictions, consents and review of documents filed with the SEC.

        The audit-related fees for the fiscal years ended December 31, 2020 and 2019 were for the audits of the Company's retirement savings plan and other attest services.

        Tax fees for the fiscal years ended December 31, 2020 and 2019 were for services performed in connection with international tax compliance, transfer pricing and organizational tax structure feasibility services.

        All other fees for the fiscal years ended December 31, 2020 and 2019 were for subscription fees for accounting and auditing research software.

        The Audit Committee has considered and determined that the services provided by PricewaterhouseCoopers LLP are compatible with maintaining PricewaterhouseCoopers LLP's independence.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR PRINCIPAL INDEPENDENT AUDITOR FOR THE 2021 FISCAL YEAR.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is composed of four non-management directors, each of whom meets the independence and financial literacy requirements of the New York Stock Exchange. In addition, all four members qualify as "audit committee financial experts" as defined by the SEC.

        The Audit Committee operates under a written charter adopted by the Board of Directors, which may be accessed on our website at www.rclinvestor.com. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. In accordance with the charter, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of the Company's financial statements; the qualifications, independence and performance of the Company's principal independent auditor; the performance of the Company's internal audit function; and the Company's compliance with legal and regulatory requirements in connection with the foregoing.

        It is the responsibility of the Company's management to prepare the Company's financial statements and to develop and maintain adequate systems of internal control over financial reporting. The internal auditor's responsibility is to review and, when appropriate, audit the internal control over financial reporting. The Company's principal independent auditor has the responsibility to express an opinion on the financial statements and internal control over financial reporting based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (the "PCAOB").

        As part of its oversight of the Company's financial statements, the Audit Committee reviews and discusses with both management and the Company's principal independent auditor all annual and quarterly financial statements prior to their issuance. During 2020, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and management reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the principal independent auditor of matters required to be discussed by the applicable requirements of the PCAOB and the SEC, including the quality of the Company's accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the principal independent auditor matters relating to its independence, including the written disclosures and letter from the principal independent auditor to the Audit Committee pursuant to applicable PCAOB requirements regarding the independent accountants' communications with the Audit Committee concerning independence. The Audit Committee has also considered whether the provision of non-audit services is compatible with maintaining the independence of the principal independent auditor.

        The Audit Committee also has reviewed and discussed with management, the internal auditor and the principal independent auditor the Company's internal controls report and the auditor's attestation of the report.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

        THE AUDIT COMMITTEE

William L. Kimsey, Chairman
Stephen R. Howe, Jr.
Maritza G. Montiel
Vagn O. Sørensen

 PROPOSAL 5 — SHAREHOLDER PROPOSAL REGARDING POLITICAL
CONTRIBUTIONS DISCLOSURE

        The Comptroller of the State of New York, Thomas P. DiNapoli, 110 State Street, 14th Floor, Albany, New York 12236, is the trustee of the New York State Common Retirement Fund (the "Fund") and has advised the Company that he intends to present a proposal at this year's Annual Meeting on behalf of the Fund. The Fund represented that it held a total of 207,450 shares of the Company's common stock as of the date the proposal was submitted. In accordance with applicable proxy regulations, the proposal and the supporting statement, for which the Board and the Company accept no responsibility, are reproduced below.

********************************

Resolved, that the shareholders of Royal Caribbean Cruises Ltd. ("Royal Caribbean" or "Company") hereby request that the Company provide a report, updated semiannually, disclosing the Company's:

  1.
  Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

  2.
  Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

  a.
  The identity of the recipient as well as the amount paid to each; and

  b.
  The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company's website within 12 months from the date of the annual meeting. This proposal does not encompass lobbying spending.

Supporting Statement

        As long-term shareholders of Royal Caribbean, we support transparency and accountability in corporate electoral spending. This includes any activity considered intervention in a political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations, and independent expenditures on behalf of federal, state, or local candidates.

        Disclosure is in the best interest of the company and its shareholders. The Supreme Court recognized this in its 2010 Citizens United decision, which said, "[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages."

        While Royal Caribbean publicly discloses a policy on corporate political spending, we believe it is deficient because the company does not disclose any of its election-related spending from corporate funds. Publicly available data does not provide a complete picture of the Company's electoral spending. For example, the Company's payments to trade associations that may be used for election-related activities are undisclosed and unknown.

        This proposal asks the Company to disclose all of its electoral spending, both direct and indirect, including payments to trade associations and other tax-exempt organizations that is used for electoral purposes. This would bring our Company in line with a growing number of peer companies, including Darden Restaurants Inc., Starbucks Corp., and Walt Disney Co., which present this information on their websites. The Company's Board and shareholders need comprehensive disclosure to fully evaluate the use of corporate assets in elections. We urge your support for this critical governance reform.

Board of Directors' Response

        After careful consideration, and for the following reasons, the Board recommends voting "AGAINST" this proposal. The same shareholders made a similar proposal at our 2020 and 2019 Annual Meetings that were rejected, receiving less than 32% and 35% of the vote, respectively. We have carefully considered this question again and we continue to believe that the proposal is not in the best interests of the Company or its shareholders.

  •
  The Company has historically made a limited number of political contributions, where such contributions are permitted by law, and such political contributions are not financially significant to the Company. Therefore, we do not believe that additional disclosure of such amounts on a semiannual basis would be beneficial to our shareholders, and the cost of doing so would far exceed any perceived advantage.

  •
  2021 marks the Company's sixth straight year of being recognized by Ethisphere Institute, a global leader in defining and advancing the standards of ethical business practices, as one of the World's Most Ethical Companies. We have a long-standing tradition of being a responsible corporate citizen and are committed to maintaining the highest ethical standards. The Company may choose to use funds to advance matters of public policy that are consistent with sustaining the Company's business and core values. The Company maintains a robust compliance process to ensure that the Company's political contributions are aligned with its Code of Business Conduct and Ethics and are consistent with the applicable laws and regulations in the United States and internationally. Moreover, the Company already has a Political Contributions Policy (the "Policy"), which is available on our investor relations website at https://www.rclinvestor.com/leadership-governance/corp-gov/political-contributions-policy/. In addition to the Company's Code of Business Conduct and Ethics, the Policy governs the Company's consideration of and approval requirements with respect to political activities, including political contributions at the federal, state, and local levels. Under the Policy, the Company's political contributions are subject to extensive internal review and oversight to confirm their compliance with applicable laws and regulations and to ensure they are consistent with the Company's Code of Business Conduct and Ethics and its values.

  •
  The proposed resolution would require the Company to disclose "indirect" political contributions. While the term "indirect" is vague and unclear, the Company does not believe it has made any significant political contributions "indirectly." From time to time, the Company pays annual membership dues to industry trade associations which may lobby and advocate on behalf of their members. Any such decisions are governed by those associations' respective bylaws and the Company does not control how they use membership dues. While we do not always share or agree with all views espoused by such trade associations, we believe that they are often helpful for the purpose of building a consensus among organizations with similar interests and advocating in favor of those interests. Requiring disclosure of political contributions made indirectly through industry trade associations may risk misrepresenting our political activities. Further, the Company believes that these trade associations comply with applicable laws with respect to their political activities. Thus, the Board believes that additional disclosures regarding the specific payments made to these trade associations would not benefit shareholders.

        We agree that transparency and accountability with respect to political activity are important. The Company complies fully with all relevant political spending disclosure laws and believes that compliance with such laws in addition to our current disclosure standards and compliance policies appropriately address the concerns cited in the shareholder proposal. In sum, the Company already has an appropriate system of oversight in place, including the Policy, to confirm that the Company's political contributions comply with applicable laws and are in the best, long-term interests of the Company and our shareholders. Accordingly, the Board believes that preparing an additional report as requested by the proposal would be an unnecessary and imprudent use of the Company's time and resources, particularly in light of the effects of COVID-19 on our business and operations.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" THE SHAREHOLDER PROPOSAL REGARDING POLITICAL CONTRIBUTIONS DISCLOSURE.

 PROPOSALS OF SHAREHOLDERS FOR NEXT YEAR

        Proposals of shareholders intended to be considered for inclusion in our proxy statement for our 2021 Annual Meeting of Shareholders must be received by our Corporate Secretary no later than December 22, 2021 at our executive offices: 1050 Caribbean Way, Miami, Florida 33132. Such proposals will need to comply with SEC regulations regarding the inclusion of shareholder proposals in company sponsored proxy statements. Any proposals for consideration at our next annual meeting of shareholders, but not included in our proxy statement, must be received by the Corporate Secretary of the Company no later than February 2, 2022.

SOLICITATION OF PROXIES

        This proxy statement is furnished in connection with the solicitation of proxies by the Company on behalf of the Board. We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit shareholders for the same type of proxy, personally and by telephone or other electronic means. None of these employees will receive any additional or special compensation for assisting us in soliciting proxies. Okapi Partners has been retained to assist in soliciting proxies at a fee of approximately $12,500, plus distribution costs and other expenses. We will, on request, reimburse banks, brokerage firms and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners of our common stock and obtaining their voting instructions.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

        Under the SEC rules, delivery of one proxy statement and annual report to two or more investors sharing the same mailing address is permitted, under certain conditions. This procedure, called "householding," applies to you if all of the following criteria are met:

  (1)
  You have the same address as other security holders registered on our books;

  (2)
  You have the same last name as the other security holders; and

  (3)
  Your address is a residential address or post office box.

        If you meet these criteria, you are eligible for householding and the following terms apply. If you are not eligible, please disregard this notice.

For Registered Shareholders

        Only one proxy statement and annual report will be delivered to the shared mailing address. You will, however, still receive separate mailings of important and personal information, as well as a separate proxy card.

What do I need to do to receive just one set of annual disclosure materials?

        You do not have to do anything. Unless Broadridge is notified otherwise within 60 days of the mailing of this notice, your consent is implied and only one set of materials will be sent to your household. This consent is considered perpetual, which means you will continue to receive a single proxy statement/annual report in the future unless you notify us otherwise.

What if I want to receive multiple sets of materials?

        If you would like to receive multiple sets of materials, call or write Broadridge at 800-542-1061 or 51 Mercedes Way, Edgewood, NY 11717. A separate set of materials will be sent to you promptly.

What if I consent to have one set of materials mailed now, but change my mind later?

        Call or write Broadridge to turn off the householding instructions for yourself. You will then be sent a separate proxy statement and annual report within 30 days of receipt of your instruction.

The reason I receive multiple sets of materials is that some of the stock belongs to my children. What happens when they move out and no longer live in my household?

        When there is an address change for one of the members of the household, materials will be sent directly to the shareholder at his or her new address.

ANNUAL REPORT ON FORM 10-K

        WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SEC FOR OUR MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, ROYAL CARIBBEAN CRUISES LTD., 1050 CARIBBEAN WAY, MIAMI, FLORIDA 33132.

ANNEX A TO PROXY STATEMENT

Royal Caribbean Cruises Ltd.
2008 Equity Incentive Plan
Amended and Restated as of                 , 2021

Section 1. Purpose and Effectiveness

        (A)  The purpose of this 2008 Equity Incentive Plan, as amended and restated (the "Plan"), is to promote the success of Royal Caribbean Cruises Ltd., a Liberian corporation (the "Company"), by providing a method whereby employees and directors of the Company and its Affiliates may be encouraged to increase their proprietary interest in the Company's business. By offering incentive compensation opportunities that are based on the Company's common stock, the Plan will motivate Participants to achieve long-range goals, further identify their interests with those of the Company's other shareholders and promote the long-term financial interest of the Company. The Plan is further intended to aid in attracting and retaining persons of exceptional ability and leadership qualities to become officers, employees, and directors of the Company and its Affiliates.

        (B)   The Plan, as set forth herein, is effective as of the Effective Date (as defined in Section 11) and is an amendment and restatement of the Royal Caribbean Cruises Ltd. 2008 Equity Incentive Plan, as amended, which was adopted as of March 7, 2008 and approved by stockholders on May 13, 2008 (the "2008 Plan"). Awards granted to Participants under the 2008 Plan prior to the Effective Date shall be treated in accordance with the terms and conditions of the 2008 Plan as in effect prior to the Effective Date.

        (C)   No Awards may be granted under the Plan following the 2026 annual meeting of the Company's shareholders.

Section 2. Definitions and Rules of Construction

        (A)    Defined Terms.    Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):

            (i)  "Affiliate" means any business entity, regardless of whether organized as a corporation, limited liability company, partnership or any other legal form, in which the Company has (i) an ownership of 50% or greater, or (ii) an entity with respect to which the Company possesses the power, directly or indirectly, to direct or cause the direction of the management and policies of that entity, whether through the Company's ownership of voting securities, by contract or otherwise. .

           (ii)  "Agreement" means a written instrument (including an electronic instrument), which need not be executed by the Participant, that sets out the terms of the grant of an Award, as any such Agreement may be supplemented or amended from time to time.

          (iii)  "Award" means any award or benefit granted under the Plan, as further defined in Section 5(A) of the Plan.

          (iv)  "Beneficiary" means the individual(s) designated by the Participant to succeed to his/her rights in all Awards granted to him/her under the Plan in the eventuality of his/her death or Disability.

           (v)  "Board" means the Board of Directors of the Company.

          (vi)  "Cause" shall mean (1) if such term is defined in an employment agreement between the Participant and the Company or Affiliate, as such term is defined therein or (2) (a) an act of material dishonesty, including, without limitation, fraud, misappropriation, embezzlement, financial misrepresentation or other similar behavior, (b) conviction of, or the entry of a plea of guilty or nolo contendere to, the commission of a felony; (c) an action or failure to act that demonstrates a conflict of interest in which the person acts for his or her own benefit to the detriment of the Company; (d) an action or failure to act that constitutes a material breach of the person's duties to the Company; or (e) the failure to follow the lawful directives of the Company provided that those directives are consistent with the person's duties to the Company.

         (vii)  "Change of Control" shall mean:

            (1)   the acquisition by any individual, entity or group of beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the "Voting Securities");

            (2)   during any period of 24 consecutive months, a majority of the Board shall no longer be composed of individuals (a) who were members of the Board on the first day of such period, or (b) whose election or nomination to the Board were approved by a vote of at least a majority of the members of the Board who were members of the Board on the first day of such period, or (c) whose election or nomination to the Board was approved by a vote of at least a majority of the members of the Board referred to in the foregoing subclauses (a) and (b);

            (3)   consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination") unless, following such Business Combination (a) the beneficial owners of the Voting Securities of the Company immediately prior to the Business Combination beneficially own more than 50% of the combined voting power of the voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination, and (b) at least a majority of the board of directors of the corporation resulting from such Business Combination were members of the Company's Board at the time of the action of the Company's Board providing for such Business Combination;

            (4)   consummation of a reorganization, merger or consolidation with another corporation or business entity not already under common control with the Company, or the acquisition of stock or assets of such other corporation or business entity, if the market capitalization of the other corporation or entity, or the stock or assets acquired, is equal to or greater than the Company's market capitalization immediately prior to the closing of such transaction; or

            (5)   approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

        (viii)  "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

          (ix)  "Committee" means the Compensation Committee of the Board.

           (x)  "Company" means Royal Caribbean Cruises Ltd., a Liberian corporation and any successor entity.

          (xi)  "Date of Grant" means the date on which the Committee takes the corporate actions necessary to fix the major terms of an Award to a specified Eligible Individual, including, in the case of an Option, the number of Shares subject to the Option and the applicable Exercise Price.

         (xii)  "Director" means a duly elected or appointed member of the Board or the Board of Directors of an Affiliate.

        (xiii)  "Disability" means, unless otherwise provided in an Award Agreement, a disability that would entitle a Participant to payment of monthly disability payments under any Company disability plan or as otherwise determined by the Committee; provided, a disability shall not be considered a Disability with respect to any 409A Covered Award (as defined in Section 10(I)) that provides for a payment upon Disability unless such disability also constitutes a "disability" as defined in Treasury Regulation section 1.409A-3(i)(4) or a successor provision; further provided, that with respect to an Incentive Stock Option, disability shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

        (xiv)  "Eligible Individual" means an Employee or Director who is described in Section 3(A) of the Plan.

         (xv)  "Employee" means an individual who is employed by the Company or any Affiliate.

        (xvi)  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.

       (xvii)  "Executive Officer" means an executive officer of the Company as defined in Rule 3b-7 under the Exchange Act, provided that, if the Board has designated the executive officers of the Company for purposes of reporting under the Exchange Act, the designation by the Board shall be conclusive for purposes of the Plan.

      (xviii)  "Exercise Price" means the price that must be paid by an Optionee upon exercise of an Option to purchase a share of Stock.

        (xix)  "Fair Market Value" of a Share of Stock as of any date means the mean between the highest and lowest reported sale prices of the Stock (i) on the date on the principal exchange or market on which the Stock is then listed or admitted to trading, or (ii) if the day is not a date on which such exchange or market is open, the last preceding date on which there was a sale of such Stock on such exchange or market, or (iii) as otherwise determined by the Committee, in good faith and in a manner consistent with Section 409A of the Code, if the Stock is not listed on an exchange.

         (xx)  "Good Reason" shall mean (i) if such term is defined in an employment agreement between the Participant and the Company or Affiliate, as such term is defined therein or (ii) (a) the assignment to the person without the person's consent of any duties materially inconsistent with the person's position (including status, offices and titles), authority, duties or responsibilities as they existed prior to the Change of Control; (b) any action by the Company which results in a material diminution in the person's position, authority, duties, responsibilities, compensation or benefits as they existed prior to the Change of Control without the person's consent; or (c) the Company requiring that the person relocate his or her principal business office more than 100 miles from the location existing prior to the Change of Control without the person's consent.

        (xxi)  "Option" means a right to purchase from the Company a stated number of Shares at an Exercise Price and for a period of time established by the Committee.

       (xxii)  "Optionee" means an Eligible Individual who has received an Option under this Plan, for the period of time during which such Option is held in whole or in part.

      (xxiii)  "Option Shares" means, with respect to any Option granted under this Plan, the Stock that may be acquired upon the exercise of such Option.

      (xxiv)  "Non-Employee Director" means a Director who is not an Employee.

       (xxv)  "Participant" means an Eligible Individual who has received an Award under this Plan.

      (xxvi)  "Settlement Date" means the date on which Stock, cash, cash equivalents, or any combination thereof are transferred by the Company to a Participant with respect to, and in settlement of, a prior contractual commitment made by the Company to such Participant under the Plan in the form of Stock Units or Stock Appreciation Rights, or the net settlement of an Option.

     (xxvii)  "Shares" or "Stock" mean shares of the common stock of the Company, par value $.01, subject to any adjustments made under Section 7 of the Plan or by operation of law.

    (xxviii)  "Subsidiary" of the Company means any present or future subsidiary (as that term is defined in Section 424(f) of the Code) of the Company An entity shall be deemed a subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

      (xxix)  "Substitute Awards" shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

       (xxx)  "Termination of Service", "Terminate" or "Termination" occurs when a Participant ceases to be an Employee or a Director of the Company and its Affiliates, as the case may be, for any reason. With respect to any Section 409A Covered Award, a Participant's Termination of Service means a Participant's "separation from service" (as such term is defined and used in Section 409A of the Code).

      (xxxi)  "Vest", "Vested", and "Vesting" means, with respect to any portion of an Award, that the Award will not be forfeited by the Participant pursuant to the provisions of this Plan in the event the Participant Terminates Service with the Company or any Affiliate; provided, however, that in the event the Award is based on the achievement of individual, divisional, corporate or other goals, the "Vesting" of the Award shall occur upon the later of (x) the date such Award is no longer forfeitable in the event the Participant Terminates Service with the Company or any Affiliate and (y) the date that achievement of the applicable goals is determined by the Committee. .

     (xxxii)  "Vesting Date" with respect to any Award granted hereunder means the date on which such Award becomes Vested, as designated in or determined in accordance with the Plan and with the Agreement with respect to such Award. If more than one Vesting Date is designated for an Award, reference in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each part of such Award and the Vesting Date for such part.

        (B)    Rules of Construction.    Where the context permits, words in any gender shall include the other gender, words in the singular shall include the plural, and the plural shall include the singular.

Section 3. Eligibility and Participation

        (A)  The persons who shall be eligible to participate in the Plan and to receive Awards shall be such Employees (including Executive Officers) and Directors, as the Committee, in its sole discretion, shall select. Awards may be made to Eligible Individuals who hold or have held Awards under this Plan or any similar plan or other awards under any other plan of the Company. Holders of Options and other types of Awards granted by a company acquired by the Company or with which the Company combines are eligible for grant of Substitute Awards hereunder. Any member of the Committee shall be eligible to receive Awards while serving on the Committee.

        (B)   Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. All Awards made to members of the Board shall be recommended by the Committee and approved by the full Board. Except as required by this Plan, Awards granted at different times need not contain similar provisions. The Committee's determinations under the Plan (including without limitation, determinations of which individuals, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among individuals who receive, or are eligible to receive, under the Plan.

Section 4. Stock Subject to Plan

        (A)  Subject to the following provisions of this Section 4 and to the provisions of Section 7, the maximum number of Shares with respect to which any Awards may be granted, including Awards of Incentive Options as defined in Section 5(A)(i), during the term of the Plan (including Shares previously approved by the Company's shareholders) shall be 14,000,000. During any calendar year, no one individual (other than a Non-Employee Director) shall be granted, under this Plan, Awards with respect to more than 500,000 Shares. During any calendar year, no one Non-Employee Director shall be granted, under this Plan, Awards with a dollar value, measured as at Date of Grant, exceeding $500,000. Shares underlying Substitute Awards shall not reduce the number of Shares remaining available for issuance hereunder.

        (B)   During the term of this Plan, the Company will at all times reserve and keep available the number of Shares that shall be sufficient to satisfy the requirements of this Plan. Shares will be made available from the currently authorized but unissued shares of the Company or from shares currently held or subsequently reacquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

        (C)   The grant of any Award hereunder shall count, equal in number to the Shares represented by such Award, towards the share maximum indicated in Section 4(A). To the extent that (i) any outstanding Option for any reason expires, is terminated, forfeited or canceled without having been exercised, or if any other Award is forfeited or otherwise does not result in the delivery of Shares by the Company, and (ii) any Shares covered by an Award are not delivered because the Award is settled in cash, such Shares shall be deemed to have not been delivered and shall be restored to the share maximum.

Section 5. Forms and Terms of Awards under the Plan

        (A)    In General.    The Committee may grant any of the following types of Awards, either singly or in combination with other Awards:

          (i)    Incentive Stock Options.    An incentive stock option (an "Incentive Option") is any Option that complies with the requirements of Section 422 of the Code.

          (ii)    Nonqualified Stock Options.    A nonqualified stock option (a "Nonqualified Option") is any Option that is not an Incentive Option.

          (iii)    Stock Appreciation Rights.    A Stock Appreciation Right is an Award in the form of a right to receive, upon surrender of the right, but without other payment an amount based on appreciation in the value of Stock over a base price established in the Award, at times and upon conditions (which may include a Change of Control) as may be approved by the Committee.

          (iv)    Stock Awards.    Stock awards may be in the form of Shares not subject to any restrictions or limitations imposed by this Plan ("Bonus Stock"), or of Restricted Stock. "Restricted Stock" is an Award of Shares that is issued to a Participant such that the Participant is thereupon the legal owner of such Shares with all of the attendant rights and privileges of ownership (unless otherwise provided in the accompanying Award Agreement), but remains subject to a risk of forfeiture of such ownership back to the Company for a period of time specified on the Date of Grant. Such forfeiture may be conditioned on the continued performance of services or on the achievement of individual, divisional, corporate, or other goals. Restricted Stock will also be subject to restrictions on transfer and such other restrictions on incidents of ownership as may be set forth in the Award Agreement, and for such period of time, as the Committee may determine.

          (v)    Stock Unit Awards.    A Stock Unit is an Award payable in cash or Stock and represented by a bookkeeping credit, in which both the number of Shares and the Settlement Date are fixed on the Date of Grant. The value of each Stock Unit equals the Fair Market Value of a share of Stock, as such value may change up to the date the Stock Unit is settled. Stock Units may be in the form of Stock Units not subject to any restrictions or limitations imposed by this Plan ("Deferred Stock Units"), or of "Restricted Stock Units", in which case, the settlement of the Award may be made contingent, in the sole discretion of the Committee, upon (A) solely continued service, (B) the achievement of individual, divisional, corporate, or other goals, and/or (C) other limitations or restrictions. Stock Units are not outstanding shares of Stock and do not entitle a Participant to voting or other rights or dividends with respect to Stock, unless and until actually paid out in the form of Stock. The restrictions and limitations imposed on Restricted Stock Unit Awards may vary among Participants and from year to year, and the Committee may assign varying titles to different forms of Restricted Stock Units.

        (B)   Provisions Applicable to All Forms of Awards.

            (i)  Subsequent to the grant of any Award, the Committee may, at any time before the complete expiration of such Award, accelerate the time or times at which such Award may become nontransferable, exercisable and/or settled, in whole or in part.

           (ii)  To the extent that the Company is required to withhold any Federal, state or other taxes in respect of any compensation income realized by the Participant in respect of Shares acquired pursuant to an Award, or in respect of the exercise, settlement, or vesting of any such Awards, then, except as otherwise agreed between the Company and the Participant prior to the date of the required withholding, the Company shall deduct from either the Shares issuable or any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or other taxes required to be so withheld; provided however, that if the Company deducts from the Shares issuable, the dollar value of the Shares deducted may not be greater than the minimum amount required under the tax laws. If such payments are insufficient to satisfy such Federal, state or other taxes, then such Participant will be required to pay to the Company or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Company in its sole discretion.

        (C)   Provisions Applicable to Options and Stock Appreciation Rights.

            (i)  Subject to the limitations of the Plan, the Committee shall designate from time to time those Eligible Individuals to be granted Options, the date when each Option shall be granted, the number of Shares subject to such Option, whether such Option is an Incentive Option or a Nonqualified Option, and the Exercise Price of the Option Shares. Options shall be evidenced by Agreements in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Committee may from time to time approve. Each Optionee shall be notified of such grant and a written Agreement shall be delivered by the Company to the Optionee. Subject to the other provisions of the Plan, the same person may receive Incentive Options and Nonqualified Options at the same time and pursuant to the same Agreement, provided that Incentive Options and Nonqualified Options are clearly designated as such.

           (ii)  Option Agreements may provide that the grant of any Option under the Plan, or that Stock acquired pursuant to the exercise of any Option, shall be subject to such other conditions (whether or not applicable to an Option or Stock received by any other Optionee) as the Committee determines appropriate, including, without limitation, provisions conditioning exercise upon the occurrence of certain events or performance or the passage of time, provisions to assist the Optionee in financing the purchase of Stock through the exercise of Options, provisions for forfeiture, restrictions on resale or other disposition of shares acquired pursuant to the exercise of Options, provisions conditioning the grant of the Option or future Options upon the Optionee retaining ownership of Shares acquired upon exercise for a stated period of time, and provisions to comply with federal and state securities laws and federal and state income tax and other payroll tax withholding requirements.

          (iii)  The price at which Shares may be purchased upon exercise of an Option shall be fixed by the Committee on the Date of Grant and may not be less than 100% of the Fair Market Value of the Option Shares on the Date of Grant or, if specified by the Committee, on a date subsequent to the Date of Grant that is identified as the effective date of the Award. All Options shall specify the term during which the Option may be exercised, which shall be in all cases ten years or less.

          (iv)  No Option may be exercised in part or in full before the date(s) therefore set forth in its terms, other than in the event of acceleration as provided in Section 5(B)(i) or Section 7. No Option may be exercised after the Option expires by its terms as set forth in the applicable Agreement. In the case of an Option that is exercisable in installments, installments that are exercisable and not exercised shall remain exercisable during the term of the Option. The grant of an Option shall impose no obligation on the Optionee to exercise such Option.

           (v)  No Option shall be transferable other than by will or the laws of descent and distribution, other than pursuant to an order issued by a court of competent jurisdiction in connection with the divorce or bankruptcy of the Participant. During the lifetime of the Optionee, the Option shall be exercisable only by such Optionee or his/her court-appointed legal representative or transferee. Notwithstanding anything herein to the contrary, the Committee may, in its sole discretion, provide in the applicable Agreement evidencing a Nonqualified Option that the Optionee may transfer, assign or otherwise dispose of an option (i) to his/her spouse, parents, siblings and lineal descendants, (ii) to a trust for the benefit of the Optionee and any of the foregoing, or (iii) to any corporation or partnership controlled by the Optionee, subject to such conditions or limitations as the Committee may establish to ensure compliance with any rule promulgated pursuant to the Exchange Act, or for other purposes. The terms applicable to the assigned Option shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Company may deem appropriate.

          (vi)  If an Optionee has a Termination of Service by reason of his/her death or Disability prior to the expiration date of his/her Option, or if an Optionee dies subsequent to his/her Termination of Service on account of such Disability but prior to the expiration date of his/her Option, and in either case all or some portion of such Option is Vested and exercisable pursuant to the terms of this Plan and of the Option Agreement, such Option may be exercised by the Optionee or by the Optionee's estate, personal representative or beneficiary, as the case may be, at any time prior to the earlier of (i) one year following the date of the Optionee's death or disability, or (ii) the expiration date of such Option.

         (vii)  An Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any Share covered by his/her Option until he/she shall have become the holder of record of such Share, and he/she shall not be entitled to any dividends or distributions or other rights in respect of such Share for which the record date is prior to the date on which he/she shall have become the holder of record thereof.

        (viii)  Without the consent of the shareholders of the Company, except as provided in Section 7(A) or in connection with the grant of Substitute Awards, the Committee shall have no authority to effect (i) the repricing of any outstanding Options under the Plan, (ii) the cancellation of any outstanding Options under the Plan and the grant in substitution therefor new Options or other Awards, in any case covering the same or different numbers of Shares that has the effect of an indirect repricing, or (iii) cashing out Options that have an Exercise Price greater than the then-Fair Market Value of the Shares..

                (ix) The following additional provisions shall be applicable to Incentive Options, but only if, and to the extent, required by section 422 of the Code:

                            (a) Incentive Options shall be specifically designated as such in the applicable Agreement, and may be granted only to those Eligible Individuals who are both (i) Employees of the Company and/or a Subsidiary, and (ii) citizens or resident aliens of the United States.

                            (b) To the extent the aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which any Incentive Options granted hereunder may be exercisable for the first time by the Optionee in any calendar year (under this Plan or any other compensation plan of the Company or any Subsidiary thereof) exceeds $100,000, such Options shall not be considered Incentive Options.

                            (c) No Incentive Option may be granted to an individual who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary thereof, unless such Option (i) has an exercise price of at least 110% of the Fair Market Value of the Stock on the Date of Grant of such option; and (ii) cannot be exercised more than five years after the Date of Grant.

                            (d) The Exercise Price for Incentive Options shall not be less than the Fair Market Value of the Stock on the Date of Grant.

                (x) Options that provide for the automatic grant of another Option upon exercise of the original Option ("Reload Options") may not be granted under the Plan.

                (xi) Each of the above provisions with respect to the granting, vesting, transferability, exercise and repurchase of Options, except to the extent they are applicable solely to (i) the actual purchase of stock and payment of consideration or (ii) Incentive Options, shall also apply to the grant of Stock Appreciation Rights by the Committee under the Plan.

(D) Provisions Applicable to Certain Stock Awards and Stock Unit Awards.

                (i) Awards of Restricted Stock and Restricted Stock Units shall be subject to the right of the Company to require forfeiture of such Shares or rights by the Participant in the event that conditions specified by the Committee in the applicable Agreement are not satisfied prior to the end of the applicable vesting period established by the Committee for such Awards. Conditions for forfeiture (or repurchase) may be based on continuing employment or service or achievement of pre-established individual, divisional, corporate, or other goals.

                (ii) A Stock Unit may provide the Participant with the right to receive dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired) ("Dividend Equivalents"), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents. A Participant may not accrue Dividend Equivalents during any calendar year in excess of $500,000.

                (iii) Shares represented by Restricted Stock Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the applicable vesting period. Such Shares shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of such Shares shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). To the extent Shares of a Restricted Stock Award become nonforfeitable, the Company (or such designee) shall deliver such certificates to the Participant or, if the Participant has died, to the Participant's Beneficiary. Each certificate evidencing stock subject to Restricted Stock Awards shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. Any attempt to dispose of stock in contravention of such terms, conditions and restrictions shall be ineffective. During the restriction period and unless otherwise provided in the Agreement evidencing the Award, the Participant shall have all the rights of a shareholder for all such Shares, including the right to vote and the right to receive dividends thereon as paid.

                (E) Provisions Applicable to Stock Units.  The Committee may provide in the terms of a Stock Unit for the elective deferral by the Participant of the receipt of the actual payment of cash or Stock otherwise due and payable to the Participant pursuant to such Award. In providing for such deferral, the Committee shall limit eligibility, and shall specify such rules regarding the timing and other features of the deferral, so as to comply with all applicable sections of ERISA, sections 409A and 457A of the Code, and the constructive receipt and similar doctrines of the internal revenue laws.

                (F) Provisions Applicable to Qualified Performance-Based Compensation.

                (i) Designation as Qualified Performance-Based Compensation.  The Committee may (but is not required to) structure the terms and provisions of Stock Awards, Stock Units, and Dividend Equivalents granted to an Employee so that such Awards may constitute "qualified performance-based compensation" under section 162(m) of the Code, in which case the provisions of this paragraph (F) shall apply. The Committee may also grant Options or Stock Appreciation Rights under which the exercisability of the Options or Stock Appreciation Rights is subject to the achievement of performance goals as described in this paragraph (F) or otherwise.

                (ii) Performance Goals.  When Awards are made under this paragraph (F), the Committee shall establish in writing (a) the objective performance goals that must be met, (b) the period during which performance will be measured, (c) the maximum amounts that may be paid if the performance goals are met, and (d) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for the Awards to qualify as "qualified performance-based compensation." Under 162(m) of the Code the performance goals shall satisfy the requirements for "qualified performance-based compensation," including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Awards identified by the Committee as "qualified performance-based compensation."

                (iii) Criteria Used for Objective Performance Goals.  The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, price-earnings multiples, net earnings, operating earnings, revenue, number of days sales outstanding in accounts receivable, productivity, margin, cost management, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, shareholder return, return on equity, return on invested capital, growth in assets, unit volume, occupancy rates, sales, cash flow, market share, performance relative to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, customer satisfaction, geographic business expansion, acquisition or investment goals, cost targets or goals relating to investments, acquisitions or divestitures. The performance goals may relate to one or more business units or the performance of the Company as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants. Such goals may be determined on an absolute or relative basis or as compared to specific competitor(s), peers or indices. The Committee may exclude the impact of any event or occurrence which the Committee determines should appropriately be excluded, including without limitations (a) restructurings, discontinued operations, extraordinary items and other unusual or non-recurring changes (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management or (c) a change in applicable accounting standards.

                (iv) Timing of Establishment of Goals.  The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

                (v) Certification of Results.  Prior to any payment of an Award intended to qualify as performance-based compensation, the Committee shall certify the performance results for the performance period specified in the Award after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Award based on the achievement of the performance goals and the satisfaction of all other terms of the Award.

                (vi) Maximum Awards Payable.  Notwithstanding any provision contained in this Plan to the contrary, the maximum amount of "qualified performance-based compensation" payable to any one Participant under the Plan for a given performance period is 500,000 shares, or in the event such performance-based compensation is paid in cash, the equivalent cash value thereof on the last day of the performance period to which such Award relates.

Section 6. Exercises of Stock Options

                (A) A Vested Option may be exercised in whole or in part at any time during the term of such Option as provided in the Agreement; provided, however, that (i) unless otherwise provided by Section 5(C)(vi) or Section 7(E), an Option may be exercised only while the Optionee is an Eligible Individual, and (ii) each partial exercise shall be for whole Shares only. Unless otherwise provided by Section 5(B)(i), Section 7 or in the Agreement, that portion of an Option that has not become Vested as of the date the Optionee ceases to be an Eligible Individual shall lapse and be null and void.

                (B) An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written or electronic notice of such exercise to the Company or the brokerage firm or firms approved by the Company to facilitate exercises and sales under this Plan, in accordance with the terms of the Option by the person entitled to exercise the Option in accordance with the procedures established by the Committee, its delegate and/or the brokerage firm approved by the Company, as applicable, and delivering full payment for the Shares with respect to which the Option is being exercised to the Company or the brokerage firm or firms, as applicable, along with full payment of all amounts which, under federal, state or other law, the Company is required to withhold upon exercise of the Option or adequate provision therefor.

                (C) Except as noted in this paragraph, upon receiving notice of exercise and payment as set forth in Section 6(B) above, the Company will cause the Shares to be delivered to the Optionee (by delivery of a share certificate, electronic transfer or other lawful means), as soon as practicable, and shall evidence such transfer on the books and records of the Company. The Shares issued and delivered upon the exercise of an Option shall be fully paid and non-assessable. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                (D) The method or methods of payment of the purchase price for the Shares to be purchased upon exercise of an Option and of any amounts required for tax withholding purposes shall be determined by the Company and may consist of (i) cash, (ii) check, (iii) the tendering, by either actual delivery or by attestation, of whole shares of Stock, valued at Fair Market Value as of the day of exercise, (iv) through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a brokerage firm acceptable to the Company to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and other employment taxes required to be withheld by the Company by reason of such exercise, and (b) the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale. The permitted method or methods of payment of the amounts payable upon exercise of an Option may be transacted by the Optionee or by a broker designated by him/her (other than a payment described in clause (iv) above), and, if other than in cash, shall be set forth in the applicable agreement or (v) such other means as may be approved by the Committee from time to time, including without limitation, by the withholding from the number of Shares otherwise issuable upon exercise of the

Option that number of shares having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price.

                (E) Each Agreement shall require that an Optionee pay to the Company, at the time of exercise of a Nonqualified Option, such amount as the Company deems necessary to satisfy the Company's obligation to withhold federal or state income or other applicable taxes incurred by reason of the exercise or the transfer of Shares thereupon. To the extent permitted by the Agreement, an Optionee may satisfy such withholding requirements by having the Company withhold from the number of Shares otherwise issuable upon exercise of the Option that number of shares having an aggregate Fair Market Value on the date of exercise equal to the minimum amount required by law to be withheld.

Section 7. Events Affecting Plan Reserve or Plan Awards

                (A) If (a) the Company subdivides its outstanding shares of Stock into a greater number of shares of Stock (including, without limitation, by stock dividend or stock split) or combines its outstanding shares of Stock into a smaller number of shares (by reverse stock split, reclassification or otherwise), or (b) any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Stock, or other similar corporate event (including mergers or consolidations) affects the Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as it may deem equitable and appropriate, make such adjustments to any or all of (i) the number of shares of Stock reserved for the Plan, (ii) the number of shares subject to outstanding Options and other Awards, (iii) the Exercise Price with respect to outstanding Options, and any other adjustment that the Committee determines to be equitable; provided, however, that the number of shares subject to any Option shall always be a whole number. The Committee may provide for a cash payment to any Participant of an Award in connection with any adjustment made pursuant to this Section 7.

                (B) Any such adjustment to an Option shall comply with Section 409A and any other applicable provisions of the Code and shall be made without a change to the total Exercise Price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices), and shall be final and binding upon all Participants, the Company, their representatives, and all other interested persons.

                (C) In the event of a Change in Control:

                    (i) With respect to each outstanding Award that is assumed or substituted in connection with the Change in Control, in the event the Participant's employment or service is terminated by the Company, its successor or an Affiliate thereof without Cause or by the Participant for Good Reason on or after the effective date of the Change in Control but prior to eighteen (18) months following the Change in Control, then:

      1.        any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and

      2.        the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be achieved at the Committee's then best estimate of actual performance.

                    (ii) With respect to each outstanding Award that is not assumed or substituted in connection with a Change in Control, immediately upon the occurrence of the Change of Control:

      1.
      if such Award is an Option granted one year or more prior to the Change in Control, any unvested or unexercisable portion of such Award shall become fully vested and exercisable;

      2.
      if such Award is an Option granted less than one year prior to the Change in Control, such Award shall become fully vested and exercisable as to the number of Shares subject to such

        Option equal to (i) the number of Shares originally subject to such Option, multiplied by (ii) the number of whole months between the Grant Date and the Change in Control, divided by (iii) the number of months between the Grant Date and the date on which all Shares originally subject to such Option would have been fully vested and exercisable; and such Option shall terminate with respect to all remaining Shares subject to such Option..

      3.
      if such Award is not an Option, such Award shall become fully vested and all restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to such Award shall lapse immediately prior to the Change in Control and all Stock Unit Awards shall become immediately payable.

                    (iii) For purposes of this Section 7(C), an Award shall be considered assumed or substituted if, following the Change in Control, the Award is of substantially comparable value and remains subject to substantially the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if the Award related to shares of Stock, the Award instead confers the right to receive common stock of the acquiring or ultimate parent entity.

                    (iv) Notwithstanding anything in this Section 7(C) to the contrary, with respect to any Award of Restricted Stock Units granted under this Plan that constitutes deferred compensation within the meaning of Section 409A of the Code, if the Change in Control does not constitute a "change in effective ownership or control" of the Company within the meaning of Section 409A of the Code, Restricted Stock Units shall vest as provided in this Section 7(C), but shall be payable to the Participant in accordance with the payment provisions of the applicable Award Agreement.

                (D) If a Participant has a Termination of Service by reason of his/her death or Disability, then notwithstanding any contrary waiting period, installment period or vesting schedule in any Agreement or in the Plan, unless the applicable Agreement provides otherwise, each outstanding Award granted to such Participant shall immediately become Vested and, if an Option, exercisable in full in respect of the aggregate number of shares covered thereby and, if a Stock Unit, promptly settled.

                (E) If an Optionee has a Termination of Service for any reason other than his/her death or Disability prior to the expiration date of his/her Option, and all or some portion of such Option is Vested and exercisable pursuant to the terms of this Plan and of the Option Agreement, such Vested portion of the Option may be exercised by the Optionee at any time prior to the earlier of (i) twelve months following the date of the Optionee's Termination, or (ii) the expiration date of such Option.

                (F) The Company may determine whether any given leave of absence constitutes a Termination of Service and, if it does not, whether the time spent on the leave will or will not be counted as vesting credit; provided, however, that for purposes of the Plan (i) a leave of absence, duly authorized in writing by the Company, if the period of such leave does not exceed 90 days, and (ii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided (a) the Employee's right to reemployment is guaranteed either by statute or contract, or (b) for the purpose of military service, shall not be deemed a Termination of Service.

                (G) Each of the above provisions, to the extent applicable to Options, except to the extent they are applicable solely to (i) the actual purchase of stock and payment of consideration or (ii) Incentive Options, shall also apply to the grant of Stock Appreciation Rights by the Committee under the Plan.

Section 8. Administration

                (A) The Plan shall be administered by the Compensation Committee of the Board unless a different committee is appointed by the Board.

                (B) The Committee's administration of the Plan shall be subject to the following:

                      (i)  Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and, subject to the restrictions of Section 11, to cancel or suspend Awards.

                     (ii)  To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of those jurisdictions.

                (C) The Committee may delegate to one or more Directors or officers of the Company, or a committee of such Directors or officers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Awards held by, Employees who are not officers or Directors of the Company for purposes of Section 16 of the Exchange Act provided, however, that any such delegation shall conform with applicable law and the requirements of any exchange on which the Company's securities are listed.

                (D) The Company and its Affiliates shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and its Affiliates as to an Employee's or Participant's employment (or other provision of services), Termination of Service, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish to the Company such evidence, data, or information, as the Committee or the Company considers desirable to carry out the terms of the Plan.

                (E) The Committee is authorized, subject to the provisions of the Plan, to construe and interpret the terms of the Plan and any Award granted hereunder, establish, amend and rescind such rules and regulations, as it deems necessary or advisable for the proper administration of the Plan and to take any such other action in connection with or in relation to the Plan, as it deems necessary or advisable. Each action and determination made or taken pursuant to the Plan by the Committee, including any interpretation or construction of the Plan, shall be final and conclusive for all purposes and upon all persons.

                (F) No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made by him/her or the Committee or the Board in good faith with respect to the Plan or any Award granted pursuant thereto.

                (G) The Committee, the Company, and its officers and Directors, shall be entitled to rely upon the advice, opinions or valuations of any attorneys, consultants, accountants or other persons employed to assist them in connection with the administration of the Plan.

Section 9. Government Regulations and Registration of Shares

                (A) The Plan, and the grant and exercise of Awards hereunder, and the Company's obligation to sell and deliver stock under Options and Stock Appreciation Rights, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.

                (B) The obligation of the Company with respect to Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Stock may be listed or quoted.

                (C) With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Options comply with the applicable provisions of Section 422 of the Code, that grants of "qualified performance-based compensation" comply with the applicable provisions of Section 162 (m) of the Code and that, to the extent applicable, all Awards comply with the requirements of Section 409A of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Section 422, 162 (m) or 409A of the Code as set forth in the Plan ceases to be required under such section, the Committee, in its sole discretion, may decide that the applicable Plan provision shall cease to apply. The Committee may revoke any Award if it is contrary to law, or may modify an Award to bring it into compliance with any valid and mandatory government regulation.

Section 10. Miscellaneous Provisions

                (A) Rights of Company.  Nothing contained in the Plan or in any Agreement, and no action of the Company or the Committee with respect thereto, shall interfere in any way with the right of the Company or an Affiliate to terminate the employment of the Participant at any time, with or without cause. The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

                (B) Designation of Beneficiaries.  Each Participant who shall be granted a Plan Award may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Company on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of such person.

                (C) Payroll Tax Withholding.  To the extent that the Company is required to withhold any Federal, state or other taxes in respect of any compensation income realized by the Participant in respect of shares acquired pursuant to an Award, or in respect of the exercise, settlement, or vesting of any such Awards, then, except as otherwise agreed between the Company and the Participant prior to the date of the required withholding, the Company shall deduct from either Shares or any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or other taxes required to be so withheld. If such payments are insufficient to satisfy such Federal, state or other taxes, then such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Company in its sole discretion..

                    Federal, state, and other tax due upon the exercise of any Award may, in the discretion of the Company, be paid in shares of Stock already owned by the Participant or through the withholding of shares otherwise issuable to such Participant, upon such terms and conditions (including, without limitation, the conditions referenced in Section 6) as the Company shall determine which shares shall have an aggregate Fair Market Value equal to the required minimum withholding payment. If the Participant shall fail to pay, or make arrangements satisfactory to the Committee for the payment to the Company of all such federal, state and other taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Participant an amount equal to federal, state or other taxes of any kind required to be withheld by the Company.

                (D) Employees Subject to Taxation Outside the United States.  The Committee may amend or modify the terms of the Plan or Awards with respect to Participants who reside or work outside the United States in order to conform such terms with the requirements of local law or tax law for a Participant and the Company. An award may be modified under this Section 10(D) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Act for the Participant whose award is modified. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit individuals eligible to participate in the Plan who are non-U.S. nationals or who reside or work outside the United States to participate in the Plan.

                (E) Exclusion from Benefit Computation.  By accepting an Award, unless otherwise provided in the applicable Agreement, each Participant shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any health and welfare, pension, retirement or other employee benefit plan, program or policy of the Company or any Subsidiary. In addition, each Beneficiary of a deceased Participant shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Participant which is payable to such Beneficiary under any life insurance plan covering employees of the Company or any Subsidiary.

                (F) Use of Proceeds.  Proceeds from the sale of Shares pursuant to Options granted under this Plan shall constitute general funds of the Company.

                (G) Form and Time of Elections.  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Company shall require.

                (H) Unfunded Status.  Neither a Participant nor any other person shall, by reason or participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Affiliate whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Affiliate, in its sole discretion may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Affiliate shall be sufficient to pay any benefits to any person.

                (I) Section 409A Compliance.  Although the Company does not guarantee the particular tax treatment of an Award granted under this Plan, Awards made under this Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and this Plan and any Award agreement hereunder shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award granted under the Plan constitutes "non-qualified deferred compensation" pursuant to Section 409A of the Code (a "Section 409A Covered Award"), it shall be paid in a manner that is intended to comply with Section 409A of the Code. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code or this Section 15.6. Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to Section 409A Covered Awards:

                    (i) A termination of employment shall not be deemed to have occurred for purposes of any provision of a Section 409A Covered Award providing for payment upon or following a termination of the Participant's employment unless such termination is also a "Separation from Service" within the meaning of Code Section 409A and, for purposes of any such provision of Section 409A Covered Award, references to a "termination," "termination of employment" or like terms shall mean Separation from Service. Notwithstanding any provision to the contrary in the Plan or the Award, if the participant is deemed on the date of the Participant's termination to be a "specified employee" within the meaning of that term under Code Section 409A(a)(2)(B) and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Code Section 409A, then with regard to any such payment under a Section 409A Covered Award, to the extent required to be delayed in compliance with Code Section 409A(a)(2)(B), such payment shall not be made prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of the participant's Separation from Service, and (ii) the date of the participant's death. All payments delayed pursuant to this Section 15.6(a) shall be paid to the participant on the first day of the seventh month following the date of the participant's Separation from Service or, if earlier, on the date of the participant's death.

                    (ii) Whenever a payment under a Section 409A Covered Award specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

                    (iii) If under the Section 409A Covered Award an amount is to be paid in two or more installments, for purposes of Code Section 409A, each installment shall be treated as a separate payment.

                (J) Recoupment.  Dodd-Frank Clawback. The Committee shall full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder. Without limiting the foregoing, each Agreement evidencing Awards with performance conditions made to Employees who are at the Senior Vice President level or more senior shall include a provision which requires at a minumum that, in the event that:

  •
  required under regulations adopted under the Dodd Frank Wall Street Reform and Consumer Protection Act;

  •
  the Company's financial statements covering the applicable performance period (the "Performance Period") are restated due to material non-compliance with financial reporting requirements within two years of the end of the Performance Period; or

  •
  the Committee determines, in consultation with the Company's Audit Committee, that there is a high likelihood that an out-of-period adjustment to the Company's financial statements covering the Performance Period would be deemed to be material because there is alleged misconduct of one or more participants hereunder associated with the adjustment and, absent the adjustment, the benefits payable hereunder to such participant(s) would be materially greater, the Committee may require the Award holder to forfeit and/or repay an amount equal to the difference between the amount actually awarded pursuant to such Agreement based on the erroneous financial data and the amount of compensation that should have been awarded to the Award holder pursuant to such Agreement under the accounting restatement or the adjusted financial statements, as applicable, as determined by the Committee in its sole discretion taking into account those factors the Committee determines necessary or appropriate.

                (K) Data Privacy.  As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Plan and Awards and the Participant's participation in the Plan ("Plan Administration"). In furtherance of such implementation and administration, the Company and its Affiliates may hold certain personal information about a Participant, including but not limited to, the Participant's name, home address, telephone number, date of birth, social security or insurance number or other identification number, compensation, nationality, job title, information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the "Data"). In addition to transferring the Data among themselves as necessary for the purpose of Plan Administration, the Company and its Affiliates may each transfer the data to any third parties assisting the Company in Plan Administration. Recipients of the Data may be located in the Participant's country or elsewhere, and the Participant's country and any given recipient's country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of Plan Administration, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as is necessary for Plan Administration. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Participant's eligibility to participate in the Plan, and in the Company's discretion, the Participant may forfeit any outstanding Awards in the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources professional.

Section 11. Term; Amendment and Termination; Stockholder Approval of this Plan

                (A) Term.  The Plan in this form shall be effective as of the date of the annual shareholders meeting in 2016 (the "Effective Date") if the Company's shareholders approve of the Plan. Subject to Section 11(B) hereof, no

Awards may be granted under the Plan after May 19, 2026, but Awards granted prior to such date may, and the Committee's authority to administer the terms of such Awards shall, extend beyond that date.

                (B) Amendment and Termination.  The Committee may at any time terminate, suspend or discontinue this Plan. The Committee may amend this Plan at any time, provided that no such amendment shall be made without the approval of the Company's stockholders (a) to the extent that such approval is required by applicable law or by the listing standards of any applicable exchange(s) on or after the adoption of this Plan, (b) to the extent that such amendment would materially increase the number of securities which may be issued under the Plan, (c) to the extent that such amendment would materially modify the requirements for participation in the Plan, (d) to the extent that such amendment would accelerate the vesting of any Restricted Stock or Restricted Stock Units under the Plan except as otherwise provided in the Plan or (e) to the extent that such amendment would permit or would result in the purchase of any or all outstanding Options with an Exercise Price greater than the Fair Market Value of a Share of Stock or repricing of any Options under the Plan.

The Committee may at any time alter or amend any or all Award Agreements under this Plan to include provisions, or to effect a result, that would be authorized for a new Award under this Plan, so long as such an amendment would not require approval of the Company's shareholders if such amendment were made to the Plan. Notwithstanding the foregoing, except as may be provided in Section 7(C), no such action by the Board or the Committee shall, in any manner adverse to a Participant, affect any Award then outstanding without the consent in writing of the affected Participant.

Vote 24 Hours a Day, 7 Days a Week by Internet, Telephone or Mail. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ROYAL CARIBBEAN CRUISES LTD. 1050 CARIBBEAN WAY MIAMI, FL 33132-2096 ATTN: INVESTOR RELATIONS TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D43930-P54554 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ROYAL CARIBBEAN CRUISES LTD. The Board of Directors recommends you vote FOR the election of all the listed nominees and FOR Proposals 2, 3 and 4. 1. Election of Directors For ! ! ! ! ! ! ! ! ! ! ! ! Against ! ! ! ! ! ! ! ! ! ! ! ! Abstain ! ! ! ! ! ! ! ! ! ! ! ! 1a. John F. Brock 1b. Richard D. Fain For Against Abstain ! ! ! ! ! ! ! ! ! 1c. Stephen R. Howe, Jr. 2. Advisory approval of the Company's compensation of its named executive officers. Approval of the amendment to the Company's 1994 Employee Stock Purchase Plan. 3. 1d. William L. Kimsey 1e. Amy McPherson 4. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2021. 1f. Maritza G. Montiel For Against Abstain The Board of Directors recommends you vote AGAINST Proposal 5. 1g. Ann S. Moore ! ! ! 1h. Eyal M. Ofer 5. The shareholder proposal regarding political contributions disclosure. 1i. William K. Reilly NOTE: THE SHARES COVERED BY A PROPERLY EXECUTED PROXY WILL BE VOTED AS SPECIFIED THEREIN. IF NO SPECIFIC DIRECTIONS ARE MADE, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF ALL LISTED NOMINEES, "FOR" PROPOSALS 2, 3 AND 4 AND "AGAINST" PROPOSAL 5. 1j. Vagn O. Sørensen 1k. Donald Thompson 1l. Arne Alexander Wilhelmsen Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting and Proxy Statement and Annual Report are available at www.proxyvote.com. D43931-P54554 ROYAL CARIBBEAN CRUISES LTD. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 2, 2021 The undersigned hereby appoints Richard D. Fain and Jason T. Liberty, and each of them, as the undersigned's attorneys and agents to vote as Proxy for the undersigned, as herein stated, at the Annual Meeting of Shareholders of Royal Caribbean Cruises Ltd. to be held at the JW Marriott Marquis Miami, 255 Biscayne Boulevard Way, Miami, Florida 33131 on Wednesday, June 2, 2021 at 9:00 A.M., Eastern Time, and at any adjournment or postponement thereof, according to the number of votes the undersigned would be entitled to vote if personally present, on the Proposals set forth on the reverse side and in accordance with their discretion on any other matters that may properly come before the meeting or any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated April 22, 2021 and Annual Report for 2020. Continued and to be signed on reverse side